                                                                Exhibit 99(c)(5)
[UBS WARBURG LOGO]                             STRICTLY PRIVATE AND CONFIDENTIAL



Project Mill

Presentation to the Special Committee of the Board of Directors
March 19, 2001




MARCH 2001                     Preliminary Draft -- For Discussion Purposes Only


[Please note that references to "base" case correspond to the Scenario 2 projections and references to "downside" case correspond to the Scenario 1 projections.]

The accompanying material was compiled on a confidential basis for use solely by The Special Committee of the Board of Directors of Springs Industries, Inc. (the "Company") in evaluating the proposal described herein. This material was prepared for a specific use by specific persons and was not prepared to conform with any disclosure standards under applicable federal securities laws or otherwise. Neither the Company nor UBS Warburg ("UBS Warburg") nor any of their respective officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the material set forth herein. Nothing contained in the accompanying material is, or shall be relied upon as, a promise or representation as to the past or the future.

It should be understood that any estimates, valuations and/or projections contained in the accompanying material were prepared or derived from information supplied by the Company without any independent verification thereof by UBSW. Accordingly, no representation or warranty can be or is made by UBS Warburg as to the accuracy or achievability of any such valuations, estimates and/or projections.

CONTENTS

Section 1         TRANSACTION OVERVIEW .................................     1
Section 2         INDUSTRY AND COMPANY OVERVIEW ........................    10
Section 3         FINANCIAL OVERVIEW ...................................    39
Section 4         PRELIMINARY VALUATION ANALYSES .......................    52



APPENDICES        A     Comparable Company Descriptions
                  B     Comparable Transaction Descriptions
                  C     Heartland Transaction Summaries

[UBS WARBURG LOGO]

TRANSACTION OVERVIEW
Section 1

[UBS WARBURG LOGO]

TRANSACTION OVERVIEW


- Heartland Industrial Partners, L.P. ("Heartland") and members of the Close Family and certain management shareholders (collectively, the "Continuing Shareholders") have proposed to acquire all of the outstanding shares of the common stock of Springs Industries, Inc. ("Springs" or the "Company") not owned by the Continuing Shareholders for $44.00 per share in cash

- Pursuant to the draft Recapitalization Agreement (the "Agreement") dated March 12, 2001 to be entered into by Springs and Heartland Springs Investment Company ("Merger Subsidiary"), an entity controlled by Heartland, Springs will undertake a recapitalization whereby:

     -    Merger Subsidiary will merge with and into the Company (the "Merger");

     - shares of the Company (other than the shares held by the Continuing Shareholders) will be converted into the right to receive $44.00 per share in cash (the "Cash Merger Consideration"), subject to the terms and conditions as set forth in the Agreement;

- For the purposes of our analyses, UBS Warburg has assumed the Merger will close on June 30, 2001


[UBS WARBURG LOGO]                         Section 1: Transaction Overview     2

HEARTLAND OVERVIEW


- Heartland is a private equity investment fund formed in 1999 with equity commitments in excess of $1.1 billion ($2 billion targeted by the final close of the fund) with offices in Greenwich, CT, New York, NY and Detroit, MI

- Primary investment focus is on mid- to large-cap, industrial companies with a "buy, build and grow" platform scale-up investment strategy to be concentrated among five industrial sectors

- Targeted industries include those that are poised for consolidation and have long-term growth potential: automotive, aerospace material/components, metal forming/fabrication, specialty chemicals, home textiles/furnishings, machine tools, and heavy equipment

- Heartland was founded by David Stockman, a former partner at The Blackstone Group and a former Reagan Administration cabinet officer; Timothy Leuliette, the former president and COO of Penske Corporation; and Daniel Tredwell, a former managing director of Chase Securities. Heartland currently has 7 partners and 20 professionals

- Transactions completed to date have focused on the automotive supply sector. Three of these transactions resulted in the creation of Metaldyne Corporation in January 2001. Summaries of these transactions can be found in Appendix D

     -    MascoTech, Inc. -- November 2000 (Metaldyne)

     -    Simpson Industries, Inc. -- December 2000 (Metaldyne)

     -    Global Metal Technologies, Inc. -- January 2001 (Metaldyne)

     -    Collins & Aikman Corporation -- March 2001 (60% ownership)


[UBS WARBURG LOGO]                         Section 1: Transaction Overview     3

PRINCIPAL TERMS & CONDITIONS

Form of Transaction:          -       Leveraged recapitalization via reverse merger

Merger Consideration:         -       $44.00 per share in cash

Tax Structure:                -       Fully taxable to selling shareholders

Accounting Treatment:         -       Recapitalization accounting under GAAP (no push-down of goodwill)

Significant Conditions and    -       Special Committee approval of the proposed amendment to the Company's
    Other Terms:                      Articles of Incorporation (the "Amendment") and the Agreement and
                                      recommendation of same to the Board of Directors

                              -       Approval by Springs' Board of Directors and recommendation to the
                                      Company's shareholders (other than the Continuing Shareholders)

                              -       Affirmative vote by 2/3 of the votes by the Company's shareholders in favor of the Amendment, with the Class A and Class B shareholders voting together as a single class (with the holders of Class B shares entitled to four votes per share) (Close Family shares represent 73% of the vote)

                              -       Affirmative vote by 2/3 of the votes by the Company's shareholders in favor of the Merger, with the Class A and Class B shareholders voting together as a single class (with the holders of Class B shares entitled to one vote per share) (Close Family shares represent 41% of the vote)

                              -       Customary conditions relating to regulatory approvals and no material adverse effect

                              -       Financing out is subject to (i) the terms and conditions of the bank commitment letter; (ii) bank financing shall have been completed on substantially the terms and conditions in the bank commitment letter
                                      (or on terms and conditions which are not materially more onerous);
                                      (iii) compliance with respect to the Shareholders Agreement; and (iv)
                                      the terms and conditions of the equity commitment letter

                              -       No shop provision subject to fiduciary out


[UBS WARBURG LOGO]                         Section 1: Transaction Overview     4

Termination Conditions:       -       Customary termination conditions and provisions including:

                              -       termination by mutual consent

                              -       termination by either Springs or Heartland, if (i) the Merger is not consummated on or before 180 days from the signing of the Agreement;
                                      (ii) failure to receive the requisite vote in favor of the Amendment;
                                      and (iii) failure to receive the requisite vote in favor of the Merger;

                              -       termination by Heartland, if the Special Committee or Board of Directors
                                      shall have failed to make or withdrawn its approval or recommendation of the Merger

                              -       termination by the Company, if the Company receives from any third party an Acquisition Proposal providing for consideration greater than the
                                      Cash Merger Consideration and which the Special Committee and the Board of Directors accept or recommend in respect of their fiduciary duties;

                              -       no termination fee (except for expense reimbursement in the case of a termination under certain circumstances);

[UBS WARBURG LOGO]                         Section 1: Transaction Overview     5

PURCHASER FINANCING

- Heartland intends to finance the Merger through the use of: (i) $700 million senior secured credit facilities provided by JP Morgan Chase ("Morgan Chase"); (ii) a $200 million receivables purchase facility; and
     (iii) $225 million of equity capital provided by Heartland in addition to the equity rolled over by Continuing Shareholders

- The Morgan Chase credit facilities are comprised of a term loan facility, a revolving credit facility and a receivables purchase facility

     - term loan facility is comprised of two tranches: (i) a 5.5-year, amortizing, term loan facility (the "Tranche A Term Loan Facility") in the amount of $200 million and (ii) a 7-year, amortizing, term loan facility (the "Tranche B Term Loan Facility") in the amount of $300 million

     - secured revolving credit facility is available in the amount of up to $200 million (undrawn and available at closing) for a period of 5.5 years

     - receivables purchase facility in the amount of up to $200 million ($165 million provided at closing) through which the Company will securitize its trade receivables through the issuance of commercial paper (backed by the cash flows from the eligible trade receivables sold to a special purpose subsidiary or trust). This facility has a term of one year which may be extended for additional one-year terms

     - pricing, subject to a leverage performance grid, will initially be set at a spread to adjusted LIBOR ("LIBOR") or to the commercial paper rate, as follows:

          -    Tranche A Term Loan Facility: LIBOR + 1.75%

          -    Tranche B Term Loan Facility: LIBOR + 2.25%

          -    Secured Revolving Credit Facility: LIBOR + 1.75%

          -    Receivable Purchase Facility: CP Rate (at market)


[UBS WARBURG LOGO]                         Section 1: Transaction Overview     6

-    Significant financing conditions include:

          - Morgan Chase (Bank Financing) - (i) customary conditions relating to fees, documentation, compliance with law, etc.; (ii) no material adverse change in the Company or in the financial, banking or capital markets as they relate to hindering Morgan Chase's ability to syndicate the facilities; (iii) knowledge that no other competing financing for a Heartland affiliate occurs during the syndication without the consent of Morgan Chase; (iv) Morgan Chase's completion of ongoing legal, environmental, tax and accounting due diligence; and (v) satisfied as to the nature of the environmental and employee health/safety exposures and receipt of environmental assessments (including Phase I and II reports, as applicable) satisfactory to Morgan Chase

          - Heartland (Equity Financing) -- (i) satisfaction of the conditions to Merger Subsidiary's obligations under the Agreement; and (ii) termination of commitment congruent with the termination provisions in the Agreement

- An estimated sources and uses of funds for the transaction (as provided by Morgan Chase) is illustrated below:


[UBS WARBURG LOGO]                         Section 1: Transaction Overview     7

ESTIMATED SOURCES

                                                               AMOUNT
                                                                ($MM)
                                                                -----
Sr. Bank Term Revolver                                            0.0
Receivables Purchasing Facility                                 165.0
Sr. Bank Term Loan                                              200.0
Sr. Bank Term Loan                                              300.0
Assumed Debt                                                     28.6
                                                              -------
TOTAL DEBT                                                      693.6
                                                              -------
Heartland Equity                                                225.0
Shareholder Rollover                                            276.3
                                                              -------
TOTAL EQUITY                                                    501.3
                                                              =======
TOTAL SOURCES                                                 1,194.9
                                                              =======



ESTIMATED USES

                                                                 AMOUNT
                                                                 ($MM)
                                                                 -----
Purchase of Springs Equity                                        803.4
Repay Indebtedness                                                308.9
Assumed Debt                                                       28.6
Excess Cash (working capital)                                      14.3
Fees & Expenses                                                    40.0
                                                                =======
TOTAL USES                                                      1,194.9
                                                                =======


[UBS WARBURG LOGO]                         Section 1: Transaction Overview     8

VALUATION ANALYSIS AT VARIOUS SHARE PRICES


SPRINGS TRANSACTION VALUE AT PROPOSED OFFER PRICE(1)

($MM, EXCEPT PER SHARE)
-----------------------
Proposed Transaction Price Per Share                             44.00
Total Diluted Shares Outstanding                                 19.96
                                                               -------
                                                                 878.2
                                                               -------

Less: Option Proceeds                                           (72.7)
                                                               =======
TRANSACTION EQUITY MARKET VALUE                                  805.5
                                                               =======

Plus: Springs Debt (incl. make whole pmts.)                      340.2
Plus: Unfunded Pension Liability                                  22.8
Plus: Unfunded Deferred Comp. Liability                           40.5
Less: Cash and Equivalents                                       (2.9)
                                                               =======
TRANSACTION ENTERPRISE VALUE                                   1,206.2
                                                               =======

SPRING SHARES SOLD VS ROLLED


                                              SHARES            AMOUNT (1)
SHARES SOLD                                    (MM)               ($MM)
-----------                                    ----               -----
Public                                         11.0               485.2
Close Family                                    1.0                44.0
                                              -----              ------
TOTAL SHARES SOLD                              12.0               529.2
                                              -----              ------

Close Family Shares Rolled                      6.3               276.3
                                              =====              ======
TOTAL SHARES OUTSTANDING                       18.3               805.5
                                              =====              ======

NOTE:
(1) At $44.00 per share

IMPLIED VALUATION MULTIPLES AT VARIOUS SHARE PRICES(2)

PER SHARE VALUE ($)                40.00       42.00       44.00      46.00       48.00       50.00      52.00
                                   -----       -----       -----      -----       -----       -----      -----
TEV/LTM Revenue (x)                 0.50        0.51        0.53       0.55        0.57        0.58       0.60
TEV/LTM EBITDA (x)                   4.4         4.5         4.7        4.9         5.0         5.2        5.3
TEV/LTM Free Cash Flow(3)(x)         6.9         7.1         7.4        7.6         7.9         8.1        8.4
TEV/LTM EBIT (x)                     7.6         7.9         8.2        8.4         8.7         9.0        9.3
EMV/LTM Net Income (x)              10.1        10.6        11.1       11.7        12.2        12.8       13.4

NOTES:

(1)  Based on fiscal year-end 2000 balance sheet

(2)  Implied multiples based on adjusted fiscal year 2000 results

(3)  Free cash flow is defined as EBITDA less capital expenditures


[UBS WARBURG LOGO]                         Section 1: Transaction Overview     9

INDUSTRY AND COMPANY OVERVIEW

Section 2


[UBS WARBURG LOGO]

COMPANY OVERVIEW

*    SPRINGS IS A LEADER IN THE HOME TEXTILE FURNISHINGS MARKET

BEDDING PRODUCTS

- Leader in double digit growth Bed-In-A-Bag category -- in both mid-market and high end

- Strength in core color programs, account management and replenishment capabilities

- Heavy focus and strong competitive advantage in printed ensembles and "fashion products" (coordinated sheets, comforters, bedding accessories and curtains) which face limited competition from imports

- Have made investments in distribution and system applications to improve customer service and achieve one of the best service records in the industry. Direct importers lack the infrastructure to effectively compete in this area

BATH PRODUCTS

- Springs has a balanced portfolio of towels, bath rugs, showers curtains and accessories

- Springs has been traditionally #3 in towels but now has the opportunity to make significant gains:

     -    Market leader Pillowtex is in bankruptcy

     -    Springs terry modernization should improve product costs and quality

     -    Springs is developing major off-shore sourcing partnership

- Through acquisition and internal growth, Springs has developed a #1 market share position in shower curtains and accessories

WINDOWS AND OTHER HOME FURNISHINGS

-    Major window blinds product innovation (cut-to-size) has stimulated


SPRINGS MAJOR PRODUCT SEGMENTS

[SPRINGS MAJOR PRODUCT SEGMENTS PLOTPOINTS]

Bedding                           43%
Other(Windows, Baby, Other)       36%
Bath                              21%

2000 Sales: $2.3 billion



2000 EBITDA BY SEGMENT

[2000 EBITDA BY SEGMENT PLOTPOINTS]

Bedding                           55%
Other(Windows, Baby, Other)       29%
Bath                              16%

2000 EBITDA: $254 million


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     11

INDUSTRY TRENDS AND OBSERVATIONS

- The home furnishings/textiles industry continues to be subjected to numerous pressures resulting from:

     -    industry structure/characteristics

     -    channel and customer issues

     -    imports

-    Industry structure/characteristics

     -    mature, highly fragmented and competitive

     -    stable, albeit slow, growth

     - excess capacity resulting in plant shut downs and restructuring charges

     -    over leveraged and capital intensive

-    Channel and customer issues

     - continued channel shift from department stores to mass merchants and specialty retailers

     -    pricing pressure resulting from channel consolidation and imports

     - retailer issues: product differentiation, inability to pass on price increases, possible direct sourcing initiatives

     - shift of inventory risk from retailers to the mills; supply chain issues

     -    continued favorable consumer demographics

-    Imports

     - continued and increasing pressure from imports in bedding and towels (low and high price points); changing quota restrictions

     -    increased emphasis on global sourcing

-    Recent industry trends/events include:

     - softening retail environment and retailer inventory adjustments resulting in a slow down in sales and higher inventories for the Company and its competitors

     - increasing raw material prices - particularly cotton, energy and grey cloth

     - over capacity and cost pressure resulting in plant shut downs and restructuring costs (e.g., WestPoint)


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     12

     -    margin pressure from plant standings

     -    Pillowtex bankruptcy filing


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     13

HOME TEXTILE INDUSTRY

TOTAL HOME TEXTILE MARKET GROWTH (1)

[TOTAL HOME TEXTILE MARKET GROWTH PLOTPOINTS]

1998    1999    2000    2001    2002    2003    2004    2005
                            ($bn)
16.3    17.0    17.7    18.5    19.2    20.1    20.9    21.8

2000-2005 CAGR = 4.2%

SOURCE:    Company Reports

NOTES:
(1)  KSA estimated growth rates
(2)  Wholesale value including imports. Data estimates by KSA


US MARKET BY PRODUCT LINE

                                                                       TREND
                                                1999 SHIPMENTS(2)     GROWTH
                                                AMOUNT                 RATE
      PRODUCT LINE                              ($MM)     % TOTAL       (%)
      ------------                              -----     -------       ---
      Bath Towels                                2,482      14.6        4.3
      Sheets/Pillowcases                         2,463      14.5        3.5
      Comforters/Bedspreads                      1,717      10.1        5.0
      Sleep Pillows                              1,133       6.7        3.0
      Ready-Made Window Coverings                1,025       6.0        4.0
      Bath Rugs                                    961       5.7        4.0
      Shower Curtains                              589       3.5        3.0
      Down Comforters                              432       2.5        5.0
      Mattress Pads                                341       2.0        4.0
                                                ------     -----        ---
      SPRINGS' SERVED MARKETS                   11,143      65.6        4.0
                                                ------     -----        ---
      TOTAL SERVED MARKET                       17,000     100.0        4.2
                                                ======     =====        ===


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     14

IMPORT TRENDS


DIRECT IMPORT MARKET SHARE

                                 1995     1996     1997     1998     1999     2000
                                 ----     ----     ----     ----     ----     ----
TOTAL BEDDING
  CAGR(1995-2000) 11.7%          12.1%    11.3%    13.3%    16.6%    19.1%    21.0%
TOTAL BATH
  CAGR(1995-2000) 11.4%           9.4%    10.1%    11.8%    12.6%    14.4%    16.1%

-    Home textile imports have grown steadily and tend to be concentrated in:

     -    Specialty products

     - high labor content "up-market" goods such as high thread count and heavily embroidered sheets and bedding

     -    high volume and low-end functional products

-    Imports beginning to enter into high price point segment

     -    encouraged by relative labor cost advantage

     -    encouraged by "big box" retailers in search of low cost supply


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     15

COMPETITIVE ANALYSIS


- Springs' is one of the largest home furnishings company in the United States with FY 2000 revenues of $2,275 million

- There are few large competitors in the market and many smaller specialist players

- In the three core business segments that Springs' operates in (Bedding, Bath, Window Fashions), they are number one, two or three in market share

- Springs' focus on core customers in the specialty retail and mass merchandiser categories (i.e., Bed Bath & Beyond, Walmart, etc.) has resulted in stable growth and market share positions


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     16

HOME FURNISHINGS MARKET -- 2000 NET SALES (%)

[HOME FURNISHINGS MARKET -- 2000 NET SALES (%) PIECHART]

Springs                 25%
West Point              20%
Pillowtex               16%
Dan River                7%
Mohawk                   6%
Other                   25%


SPRINGS PRODUCT MARKET RANKINGS

PRODUCT CATEGORY                                        MARKET RANK
----------------                                        -----------
Top-of-Bed                                                   1
Canadian Bedding                                             1
Bath Accessories                                             1
Shower Curtains                                              1
Retail Fabrics                                               1

Bath Rugs                                                    2
Retail Sheets/Pillowcases                                    2
Bed-In-A-Bag                                                 2

Retail Towels                                                3
Institutional Towels                                         3
Hard Window Treatment/Hardware                               3
Baby Bedding/Bath                                            3
                                                        -----------


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     17

CUSTOMERS

- 70% of sales are to Springs' top ten customers which are heavily weighted to the strongest, most dynamically growing retailers in the US

- These retailers are steadily raising supplier performance and capability standards -- thereby permitting Springs to develop increasing competitive advantage versus smaller, undercapitalized, narrow-product-line competitors

- Large mass merchants and specialty chain customers are actively reducing their supplier bases and seeking "one-stop shopping" with home furnishings suppliers with Springs' breadth of product range

-    Retailers demand high standards from full service vendors.

     -    supply chain execution systems

     -    low prices

     -    specification creep

     -    on time delivery


DISTRIBUTION OF SPRINGS' SALES BY CUSTOMER

[DISTRIBUTION OF SPRINGS' SALES BY CUSTOMER PIECHART]

Wal-Mart                28.1%
Kmart                    7.6%
Home Depot               6.0%
LNT                      5.0%
BBB                      4.5%
Target                   4.0%
JC Penneys               3.6%
Sears                    3.6%
Lowes                    2.8%
Federated                1.9%
All Others              32.9%

Retail Total Gross Sales: $2.5 billion

SOURCE: Company Reports


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     18

Pricing Trends

- Industry prices have increased steadily but at relatively low growth rates (4.1% or less) over the past 10 years

- Price increases have, to a certain extent, been counter balanced by "specification creep" (i.e., larger and heavier weight bath towels for the same price)

- EDLP's (Every Day Low Prices - i.e. Wal-Mart) are in constant search of the lowest prices and at times source from international suppliers in order to keep prices low

- Imports have historically focused on low quality products but have increasingly focused on high-end content with greater variety. This has the potential to result in price pressure throughout the entire spectrum of the industry



WHOLESALE TOWEL PRICES (PRICE PER DOZEN)

[WHOLESALE TOWEL PRICES GRAPH]

1990-1999 CAGR
                            1990       1991       1992       1993       1994       1995       1996       1997       1998       1999
Domestic Mills 4.1%       $16.26      $16.61      $16.7     $16.75     $17.51     $17.62     $19.11     $20.95     $21.63     $23.35
Imports 4.0%               $5.28       $5.42      $4.66      $5.22      $5.22      $5.43      $6.01      $6.24      $6.96      $7.52


SOURCE:    Company Reports



WHOLESALE SHEET (PRICE PER DOZEN)
[WHOLESALE SHEET GRAPH]

1990-1999 CAGR
                            1990       1991       1992       1993       1994       1995       1996       1997       1998       1999
Total Consumption 1.5%     $47.31     $49.09      $48.64    $49.22     $49.76     $52.68     $54.30     $53.56     $53.39     $55.04
US Mill Shipments 1.4%     $49.49     $51.60      $51.16    $50.40     $51.68     $55.01     $56.83     $56.00     $55.20     $56.73


SOURCE:    Company Reports


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     19

COST STRUCTURE & PROFITABILITY


COGS AS A % OF SALES

cogs                  1997        1998         1999        2000
Springs               81.8        82.4         81.1        81.3
Pillowtex(1)          83.7        81.9         87.6          na
WestPoint             74.7        73.3         73.2        73.9
Dan River             78.1        78.6         81.6        81.6


SG&A AS A % OF SALES

sg&a                  1997        1998         1999        2000
Springs               12.0        12.1         12.5        12.1
Pillowtex(1)           9.0         8.5          8.5          na
WestPoint             12.4        12.7         12.6        13.5
Dan River             11.4        11.3         10.3        10.1


EBIT MARGIN (%)

                      1997        1998         1999        2000
Springs                  6           5            6           7
Pillowtex(1)             7          10            4          na
WestPoint               13          14           14          13
Dan River                9           9            8           8


EBITDA MARGIN (%)

ebitda                1997        1998         1999        2000
Springs                9.8         8.7         10.8        11.3
Pillowtex(1)          10.1        13.1          7.9          na
WestPoint             17.6        18.5         18.7        17.1
Dan River             14.8        14.8         14.3        13.9


NOTE:
(1)  Filed for bankruptcy 11/14/00

- Springs has traditionally had lower EBIT and EBITDA margins, along with higher costs as a percentage of sales, when compared to its peers

- Evidence of the Company's cost reduction initiatives can be seen in the improving trend in EBIT and EBITDA margins from 1997 to 2000

- Springs has smaller, less efficient plants than its peers WestPoint and Dan River


[UBS WARBURG LOGO]               Section 2: Industry and Company Overview     20

CAPITAL INTENSITY

EBITDA AS A % OF TANGIBLE ASSETS

                      1997        1998         1999        2000
Springs                 15        14.6         15.5        16.9
Pillowtex(1)           5.1        14.5          8.7          na
WestPoint             23.3        24.9         23.9          22
Dan River               18        12.7         16.1        14.6


CAPITAL EXPENDITURES AS A % OF SALES

                      1997        1998         1999        2000
Springs                4.5         5.3          4.1         4.7
Pillowtex(1)           3.5         8.8          5.8          na
WestPoint              9.2         8.3          7.9         4.2
Dan River              5.1         7.6          5.8         5.1


NOTE:

(1)    Filed for bankruptcy 11/14/00

Inflation

-    Purchasing and Cost Savings

     -    Springs is taking a number of measures to cut costs:
          -     a move from a 5-shift schedule to a 4-shift schedule
          -     benefits due to investments in PP&E and technology
          -     source more raw materials internationally

- Price increases in raw materials are generally not transferable to retail customers, hence, resulting in margin erosion

COMMODITY PRICES:     COTTON (US$)        POLYESTER (US$)       FIBERFILL (US$)

        2000             0.56/lb              0.52/lb                0.40/lb
        2001             0.64/lb              0.50/lb                0.42/lb
        2002             0.70/lb              0.55/lb                0.46/lb
        2003             0.72/lb              0.60/lb                0.50/lb


     - Wage rates, energy and chemical prices have also increased, a trend expected to continue

[UBS WARBURG LOGO]                 Section 2: Industry and Company Overview 22

INFORMATION TECHNOLOGY

     - Springs' IT system currently consists of 15 platforms running over 120 applications with over 300 FTE employees

     -    Annual cost is approximately $66 million driven by:
          -    quantity and redundancy of systems
          -    age of hardware and applications (9.5 years)
          -    large support group and related workload

     -    Annual IT cost is approximately 2.8% of revenues versus:
          - < 2.0% for American manufacturing companies (Gartner Group sample)
          -    < 1.5% for textile manufacturing companies (Gartner Group sample)

     - Key IT objective for Springs is to develop an IT plan and strategy congruent with the strategic needs of the Company:
          -    improved information, better integration and decision support
          -    supply chain management and connectivity
          -    customer and brand management
          -    cost competitive and efficient

     -    Alternative IT plan scenarios:
          -    Baseline - $158 million cash outlay over next 3 years
          -    Required Incremental - $197 million cash outlay over next 3 years
          - Integration Program (ERP) - equal to the Required Incremental cash outlay

[UBS WARBURG LOGO]                   Section 2: Industry and Company Overview 23

HISTORICAL 5-YEAR FINANCIAL SUMMARY

                                                                                                                         CAGR
                                                                                                                      1995 - 2000
($MM)                              1995            1996        1997            1998            1999         2000          (%)
---------------------------------------------------------------------------------------------------------------------------------
OPERATING DATA:
Net Sales                         2,223.2         2,221.0     2,226.1         2,180.5         2,220.4      2,275.1        0.5
% Growth                             7.5%          (0.1)%        0.2%          (2.0)%            1.8%         2.5%
EBITDA(1)                           232.0           203.2       213.6           191.5           235.3        254.0        1.8
% Margin                            10.4%            9.1%        9.1%            8.8%           10.6%        11.2%
EBIT(1)                             133.5           113.8       129.0           104.5           134.0        144.1        1.5
% Margin                             6.0%            5.1%        5.8%            4.8%            6.0%         6.3%
Net Income(1)                        71.6           106.9        78.3            59.6            68.0         72.4        0.2
% Margin                             3.2%            4.8%        3.5%            2.7%            3.1%         3.2%
Diluted EPS(1)                       3.69            5.18        3.79            3.15            3.74         3.99        1.5
% Growth                             0.0%           40.4%     (26.8)%         (16.9)%           18.7%         6.7%
Diluted Shares Outstanding           19.4            20.6        20.7            18.9            18.2         18.2

Balance Sheet Data:
Cash and Equivalents                  2.6            30.7         0.4            48.1             4.2          2.9
Net PP&E                            614.0           534.6       540.5           549.7           625.6        617.9        0.1
Total Assets                      1,527.5         1,398.5     1,408.7         1,425.5         1,575.0      1,584.0        0.7
Total Debt(2)                       361.9           184.6       186.2           289.3           340.2        333.2      (1.6)
Shareholders Equity                 734.5           780.8       804.6           724.1           774.9        819.8        2.2

Cash Flow Data:
Depreciation and Amortization        98.5            89.4        84.6            87.0           101.3        109.4        2.1
Capital Expenditures                 75.2            75.1        98.5           115.0           166.8         93.3        4.4
---------------------------------------------------------------------------------------------------------------------------------

SOURCE:    Company Reports

NOTES:

(1)    Excludes non-recurring items
(2)    Includes short-term and long-term debt

[UBS WARBURG LOGO]                  Section 2: Industry and Company Overview 24

QUALITY OF EARNINGS ANALYSIS

ANALYTICAL ADJUSTMENTS TO EARNINGS

(US$mm, except per share data)                    FY 1998      FY 1999       FY 2000
------------------------------------------------------------------------------------
EBITDA Adjustments:
EBITDA-Reported                                     191.5        235.3         253.9
"Above the Line" Non-Recurring Items-
Expense (Income)                                     12.9          0.0           3.1
------------------------------------------------------------------------------------
   EBITDA-Adjusted                                  204.4        235.3         257.0
------------------------------------------------------------------------------------
   EBITDA-Reported-Margin %                           8.8         10.6          11.2
   EBITDA-Adjusted-Margin %                           9.4         10.6          11.3

EBIT Adjustments:
EBIT-Reported                                       104.5        134.0         144.5
"Above the Line" Non-Recurring Items-
Expense (Income)                                     12.9          0.0           3.1
------------------------------------------------------------------------------------
   EBIT-Adjusted                                    117.4        134.0         147.6
------------------------------------------------------------------------------------
   EBIT-Reported-Margin %                             4.8          6.0           6.4
   EBIT-Adjusted-Margin %                             5.4          6.0           6.5

Net Income Adjustments:
Net Income to Common-Reported                        37.3         69.0          67.1
After-Tax Total Non-Recurring Items-
Expense (Income)                                     22.0         (1.1)          5.2
------------------------------------------------------------------------------------
   Net Income to Common-Adjusted                     59.3         67.9          72.3
------------------------------------------------------------------------------------
   Net Income-Reported-Margin %                       1.7          3.1           3.0
   Net Income-Adjusted-Margin %                       2.7          3.1           3.2
   Wtd. Avg. Diluted Shares (Class A & Class B)    18.938       18.168        18.160
   EPS-Reported                                      1.97         3.80          3.70
------------------------------------------------------------------------------------
   EPS-Adjusted                                      3.13         3.73          3.98
------------------------------------------------------------------------------------

SOURCE: Company 10K and internal reports

DETAIL OF ADJUSTMENTS/NON-RECURRING ITEMS

(US$mm, except per share data)                                FY 1998    FY 1999    FY 2000
-------------------------------------------------------------------------------------------
Reported Restructuring & Realignment Expenses (Income):
Katherine/Elliott Plants Shutdown                                 --         --        2.4
Griffin/Jackson Plants Shutdown                                   --         --        2.9
Rockhill Plant Shutdown and Other                               19.9         --         --
-------------------------------------------------------------------------------------------
   Total Restructuring & Realignment Expense (Income) ($)       19.9        0.0        5.3
-------------------------------------------------------------------------------------------
   Effective Tax Rate (%)                                       36.5       38.0       37.0
-------------------------------------------------------------------------------------------
   After-Tax Restructuring & Realignment Expense (Income) ($)   12.6        0.0        3.3
-------------------------------------------------------------------------------------------
Other Non-Recurring/One-Time Expenses (Income):
"Above the EBIT Line" Items
Acctg. Change - Supplies Inventory (Gain)                          --         --       (1.5)
Wisconsin Sales Tax Assessment                                     --         --        2.5
Blindmaker Receivable Charge-Off                                   --         --        2.1
Employee Severance Expenses                                       5.4         --         --
Receivables Charge-Off - Window Fashions                          7.5         --         --
-------------------------------------------------------------------------------------------
   Total "Above the EBIT Line" Non-Recurring Items ($)           12.9        0.0        3.1
-------------------------------------------------------------------------------------------
"Below the EBIT Line" Items
Gain on Sale/Leaseback of NYC Building                             --       (1.5)      (1.8)
Gain on Sale of Closed Mfg. Facilities                             --       (4.3)        --
Impairment Charge-Property for Sale/Disposal                      1.2        3.0        1.6
Gain on Sale of UltraSuede & Rockhill Facility                  (13.9)        --         --
Impairment Charge-Terry Mfg. Facility Consolidation               4.8         --         --
Loss on Sale of Industrial Products & Springfield
   Facility                                                       2.7         --         --
Year 2000 Expenses                                                7.1        1.0         --
-------------------------------------------------------------------------------------------
   Total "Below the EBIT Line" Non-Recurring Items                1.9       (1.8)      (0.2)
-------------------------------------------------------------------------------------------
   Total Other Non-Recurring Items ($)                           14.8       (1.8)       2.9
   Grand Total Non-Recurring Items ($)                           34.7       (1.8)       8.2
   Effective Tax Rate (%)                                        36.5       38.0       37.0
-------------------------------------------------------------------------------------------
   After-Tax Grand Total Non-Recurring Items ($)                 22.0       (1.1)       5.2
-------------------------------------------------------------------------------------------


[UBS WARBURG LOGO]                Section 2: Industry and Company Overview    25

FYE 2000 Balance Sheet

Assets                                           FYE 2000
---------------------------------------------------------
Current Assets:
   Cash and Cash Equivalents                          2.9
   Accounts Receivable, net                         291.1
   Inventories, net                                 508.1
   Other                                             34.4
---------------------------------------------------------
     Total Current Assets                           836.4
---------------------------------------------------------
   Property, Plant & Equipment, net                 617.9
   Goodwill and Other Assets                        129.9
=========================================================
TOTAL ASSETS                                      1,584.1
=========================================================

Liabilities & Shareholders' Equity               FYE 2000
---------------------------------------------------------
Current Liabilities:
   Short-Term Borrowings                             24.7
   Current Maturities of Long-Term Debt              25.2
   Accounts Payable                                 106.7
   Other Accrued Liabilities                        114.4
---------------------------------------------------------
     Total Current Liabilities                      271.0
---------------------------------------------------------
Noncurrent Liabilities:
   Long-Term Debt                                   283.3
   Accrued Benefits and Deferred Compensation       176.1
   Other                                             34.0
---------------------------------------------------------
     Total Noncurrent Liabilities                   493.4
---------------------------------------------------------
     Total Shareholders' Equity                     819.8
=========================================================
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY          1,584.1
=========================================================


[UBS WARBURG LOGO]                Section 2: Industry and Company Overview    26

SPRINGS STOCK PRICE HISTORY -- ANNOTATED -- LAST TWELVE MONTHS

SMI
                     PRICE       VOLUME
       3/16/00       37.56        93.30
       3/17/00       37.94        85.00
       3/20/00       37.25        62.20
       3/21/00       38.06        85.10
       3/22/00       38.13        75.40
       3/23/00       38.13        45.00
       3/24/00       38.13        40.90
       3/27/00       37.63       176.30
       3/28/00       37.88        54.00
       3/29/00       38.00        27.70
       3/30/00       38.38        39.70
       3/31/00       38.00        64.70
        4/3/00       38.50        33.60
        4/4/00       38.31        61.80
        4/5/00       38.44        53.20
        4/6/00       39.19        37.70
        4/7/00       39.19        62.80
       4/10/00       38.75        33.50
       4/11/00       40.06        66.90
       4/12/00       40.06        70.10
       4/13/00       38.94        39.60
       4/14/00       38.19        72.10
       4/17/00       38.69        68.20
       4/18/00       39.00        60.00
       4/19/00       40.38        88.10
       4/20/00       41.75        96.20
       4/24/00       42.06       101.90
       4/25/00       43.19        98.40
       4/26/00       43.19        40.70
       4/27/00       42.06        59.50
       4/28/00       41.06       141.20
        5/1/00       43.50       154.80
        5/2/00       45.63       174.90
        5/3/00       47.06       214.60
        5/4/00       48.56       161.50
        5/5/00       47.38       166.20
        5/8/00       47.38       142.00
        5/9/00       46.94       273.40
       5/10/00       47.44       232.40
       5/11/00       48.81       119.50
       5/12/00       48.19       113.20
       5/15/00       47.06       108.20
       5/16/00       47.25       161.40
       5/17/00       47.00        50.90
       5/18/00       46.81        93.60
       5/19/00       46.50       101.30
       5/22/00       46.31       105.00
       5/23/00       45.19        84.90
       5/24/00       46.56       191.80
       5/25/00       46.31       179.90
       5/26/00       47.25       105.80
       5/30/00       47.44        61.00
       5/31/00       47.50       167.70
        6/1/00       43.88       390.70
        6/2/00       42.38       208.80
        6/5/00       42.94       158.20
        6/6/00       41.88       299.50
        6/7/00       41.63       110.40
        6/8/00       39.94       147.00
        6/9/00       39.88        57.60
       6/12/00       39.94        76.10
       6/13/00       38.75       138.10
       6/14/00       39.25       127.60
       6/15/00       39.50        74.90
       6/16/00       39.56       150.60
       6/19/00       35.88       243.00
       6/20/00       35.81       231.30
       6/21/00       34.69       224.50
       6/22/00       34.31       121.20
       6/23/00       34.00        94.00
       6/26/00       34.25       161.50
       6/27/00       33.44       214.30
       6/28/00       34.06       397.70
       6/29/00       34.38        76.90
       6/30/00       32.00       213.80
        7/3/00       32.63        48.70
        7/5/00       32.75        87.50
        7/6/00       31.56       221.50
        7/7/00       31.75        72.20
       7/10/00       31.75       143.60
       7/11/00       32.31       102.60
       7/12/00       32.13        91.60
       7/13/00       31.88        78.80
       7/14/00       32.06        62.30
       7/17/00       32.31        60.80
       7/18/00       31.50        74.60
       7/19/00       31.38        36.70
       7/20/00       32.88       153.40
       7/21/00       34.06       194.20
       7/24/00       33.63        80.60
       7/25/00       33.31        80.60
       7/26/00       33.06        88.80
       7/27/00       32.88        75.60
       7/28/00       32.44        48.60
       7/31/00       32.25        44.70
        8/1/00       31.75        66.50
        8/2/00       32.13        29.40
        8/3/00       31.88        61.90
        8/4/00       31.56        83.40
        8/7/00       32.19        51.40
        8/8/00       31.94       122.40
        8/9/00       31.69        95.20
       8/10/00       31.75        37.00
       8/11/00       31.81        29.10
       8/14/00       32.13        20.10
       8/15/00       31.31        48.60
       8/16/00       31.13        27.90
       8/17/00       31.56        24.70
       8/18/00       31.44        27.60
       8/21/00       31.00        30.80
       8/22/00       31.75        69.50
       8/23/00       31.38        40.30
       8/24/00       31.56        31.20
       8/25/00       31.31        34.80
       8/28/00       30.75        43.70
       8/29/00       30.00        46.70
       8/30/00       30.06        41.10
       8/31/00       29.88        33.60
        9/1/00       29.81        33.50
        9/5/00       29.69        77.80
        9/6/00       31.25        66.90
        9/7/00       31.25        31.40
        9/8/00       31.13        34.70
       9/11/00       30.06        30.20
       9/12/00       29.63        42.50
       9/13/00       29.19        39.00
       9/14/00       29.44        30.40
       9/15/00       28.88        53.90
       9/18/00       28.63        40.70
       9/19/00       28.94        36.20
       9/20/00       28.19       109.70
       9/21/00       27.88        72.60
       9/22/00       27.50        97.30
       9/25/00       27.38        48.30
       9/26/00       27.13        48.10
       9/27/00       27.19        33.50
       9/28/00       27.50        76.10
       9/29/00       28.19        52.60
       10/2/00       27.88        33.20
       10/3/00       28.38        70.50
       10/4/00       28.81        75.00
       10/5/00       28.94        48.50
       10/6/00       27.13        89.30
       10/9/00       27.06        31.30
      10/10/00       26.94        21.90
      10/11/00       26.06        49.70
      10/12/00       25.63        64.10
      10/13/00       25.44        47.10
      10/16/00       25.38        47.80
      10/17/00       24.56        35.00
      10/18/00       24.06        86.00
      10/19/00       23.94       118.10
      10/20/00       23.00       138.20
      10/23/00       22.63       145.80
      10/24/00       22.75        47.80
      10/25/00       22.88        93.30
      10/26/00       22.75        84.60
      10/27/00       23.00       103.30
      10/30/00       23.44        71.40
      10/31/00       23.56        79.10
       11/1/00       23.50       112.10
       11/2/00       23.75       113.90
       11/3/00       23.75        70.30
       11/6/00       24.81       102.80
       11/7/00       25.38       107.10
       11/8/00       26.63       138.60
       11/9/00       25.88        84.40
      11/10/00       25.56        57.00
      11/13/00       26.31       100.10
      11/14/00       26.44        62.50
      11/15/00       26.19        65.20
      11/16/00       25.75        99.90
      11/17/00       26.81        83.40
      11/20/00       26.94       140.70
      11/21/00       27.44       110.00
      11/22/00       27.13        96.30
      11/24/00       27.88        55.80
      11/27/00       28.06        78.10
      11/28/00       27.81        70.60
      11/29/00       27.81        53.40
      11/30/00       27.25        73.50
       12/1/00       27.81        68.70
       12/4/00       27.88        80.90
       12/5/00       28.25        37.00
       12/6/00       26.00       313.20
       12/7/00       23.94       319.70
       12/8/00       24.31       226.90
      12/11/00       27.00      1838.20
      12/12/00       28.75       593.80
      12/13/00       29.19       201.70
      12/14/00       28.00       114.40
      12/15/00       27.56        71.80
      12/18/00       28.13       121.20
      12/19/00       28.75        92.30
      12/20/00       28.38        87.20
      12/21/00       28.13        87.10
      12/22/00       30.19        99.60
      12/26/00       30.06        76.30
      12/27/00       31.13        42.10
      12/28/00       31.63        87.30
      12/29/00       32.44        83.50
        1/2/01       30.94       130.50
        1/3/01       31.81       168.90
        1/4/01       31.94       103.10
        1/5/01       30.63        83.90
        1/8/01       31.94        87.80
        1/9/01       31.56       131.60
       1/10/01       31.88        99.90
       1/11/01       32.06       140.80
       1/12/01       31.94        67.30
       1/16/01       32.31        76.30
       1/17/01       33.13        96.00
       1/18/01       33.31        58.90
       1/19/01       33.19        69.00
       1/22/01       32.19        76.60
       1/23/01       34.50        78.80
       1/24/01       33.56        61.80
       1/25/01       34.19        44.20
       1/26/01       33.88        50.80
       1/29/01       34.14        33.60
       1/30/01       34.15        37.50
       1/31/01       35.38        47.80
        2/1/01       35.18       140.60
        2/2/01       36.00        99.70
        2/5/01       36.35        56.60
        2/6/01       36.69        65.50
        2/7/01       37.23        37.10
        2/8/01       36.11       100.50
        2/9/01       36.28        48.50
       2/12/01       36.60       100.10
       2/13/01       37.50        55.70
       2/14/01       36.72        73.40
       2/15/01       36.44        36.20
       2/16/01       36.10        25.90
       2/20/01       43.82      1000.10
       2/21/01       43.73       413.80
       2/22/01       44.45       418.00
       2/23/01       45.15       371.90
       2/26/01       45.20       101.30
       2/27/01       44.95       111.90
       2/28/01       44.61        95.30
        3/1/01       44.87       106.00
        3/2/01       44.69       101.40
        3/5/01       44.65       107.30
        3/6/01       44.64       125.60
        3/7/01       44.55       178.80
        3/8/01       44.50       103.20
        3/9/01       44.51        65.00
       3/12/01       44.55         86.4
       3/13/01       44.65        107.3
       3/14/01       43.75        228.6
       3/15/01       43.87         50.1

SOURCE:    Factset

ANNOTATIONS

 A        Springs announces record first quarter sales & net income

 B        WestPoint announces proposed recapitalization plan

 C        WestPoint announces termination of recapitalization plan

 D        Springs cut to "Hold" from "Buy" at First Union and CSFB

 E        Springs reports record second quarter sales & net income

 F        CSFB raises estimates after Springs beats second quarter estimates

 G Springs announces third quarter results of $1.00 vs. the Company's $1.02 estimate

 H Springs Industries eliminates some production in two plants affecting 320 people

 I        Springs acquires Maybank's yarn mill in Georgia

 J Springs announces fourth quarter earnings of $0.61 vs. the Company's $0.65 estimate


 K        Springs announces proposal from Heartland

 L        Springs cut to "Neutral" from "Buy" at Wachovia Securities


SELECTED STATISTICS (1)(2)                     ($)
--------------------------------------------------
 Pre-announcement Price (2/16/01)            36.10
 30 Day Average                              35.05
 90 Day Average                              31.21
 52 Week Average                             33.70
 52 Week High                                48.81
 52 Week Low                                 22.63

 NOTE:

(1)    Statistics at or prior to 2/16/01
(2)    Closing Prices


[UBS WARBURG LOGO]                Section 2: Industry and Company Overview    27

Springs Stock Price History -- Last Three Years

3/16/98 - 3/16/01

     DATE           SMI          S&P 500
     ----           ---          -------
  03/16/1998      100.00         100.00
  03/17/1998      100.89         100.11
  03/18/1998      100.00         100.58
  03/19/1998      101.56         100.97
  03/20/1998      101.78         101.84
  03/23/1998      100.45         101.51
  03/24/1998      101.00         102.44
  03/25/1998       98.11         102.10
  03/26/1998       99.44         101.99
  03/27/1998       99.55         101.50
  03/30/1998       98.89         101.32
  03/31/1998       98.22         102.08
  04/01/1998       98.33         102.68
  04/02/1998       99.44         103.77
  04/03/1998       97.88         104.02
  04/06/1998       97.44         103.90
  04/07/1998       96.33         102.81
  04/08/1998       96.77         102.07
  04/09/1998       98.33         102.91
  04/13/1998       98.55         102.82
  04/14/1998       99.33         103.38
  04/15/1998      100.11         103.71
  04/16/1998       99.78         102.68
  04/17/1998       99.67         104.03
  04/20/1998       99.44         104.11
  04/21/1998       96.99         104.39
  04/22/1998       96.88         104.75
  04/23/1998       96.33         103.73
  04/24/1998       95.32         102.65
  04/27/1998       96.44         100.67
  04/28/1998       97.66         100.54
  04/29/1998       97.33         101.42
  04/30/1998       98.11         103.01
  05/01/1998       98.22         103.87
  05/04/1998       98.00         103.97
  05/05/1998       97.77         103.36
  05/06/1998       97.66         102.38
  05/07/1998       98.44         101.47
  05/08/1998       99.55         102.67
  05/11/1998       99.67         102.54
  05/12/1998      100.78         103.38
  05/13/1998      100.67         103.67
  05/14/1998       99.44         103.53
  05/15/1998       99.33         102.73
  05/18/1998       99.33         102.46
  05/19/1998      100.22         102.80
  05/20/1998      100.45         103.69
  05/21/1998      100.67         103.28
  05/22/1998       99.78         102.89
  05/26/1998       99.00         101.37
  05/27/1998       98.55         101.20
  05/28/1998      100.22         101.70
  05/29/1998      100.00         101.07
  06/01/1998       99.33         101.09
  06/02/1998       99.00         101.29
  06/03/1998       99.89         100.32
  06/04/1998      101.34         101.44
  06/05/1998      102.56         103.20
  06/08/1998      102.23         103.38
  06/09/1998      108.24         103.63
  06/10/1998      104.90         103.06
  06/11/1998      103.45         101.42
  06/12/1998      102.34         101.81
  06/15/1998      100.22          99.79
  06/16/1998       86.86         100.77
  06/17/1998       87.31         102.58
  06/18/1998       85.75         102.51
  06/19/1998       85.63         101.98
  06/22/1998       85.08         102.22
  06/23/1998       84.74         103.73
  06/24/1998       82.52         104.97
  06/25/1998       82.85         104.63
  06/26/1998       83.30         105.00
  06/29/1998       80.73         105.49
  06/30/1998       82.18         105.06
  07/01/1998       83.85         106.42
  07/02/1998       82.74         106.22
  07/06/1998       81.85         107.23
  07/07/1998       79.51         106.99
  07/08/1998       77.51         108.07
  07/09/1998       76.50         107.35
  07/10/1998       76.39         107.88
  07/13/1998       76.28         107.96
  07/14/1998       76.39         109.11
  07/15/1998       74.83         108.85
  07/16/1998       74.72         109.70
  07/17/1998       75.17         109.96
  07/20/1998       75.28         109.71
  07/21/1998       74.72         107.95
  07/22/1998       73.83         107.86
  07/23/1998       72.49         105.60
  07/24/1998       71.49         105.70
  07/27/1998       70.71         106.30
  07/28/1998       70.27         104.72
  07/29/1998       71.71         104.26
  07/30/1998       71.27         105.90
  07/31/1998       68.26         103.84
  08/03/1998       68.37         103.07
  08/04/1998       66.37          99.34
  08/05/1998       65.48         100.20
  08/06/1998       64.59         100.96
  08/07/1998       66.82         100.94
  08/10/1998       66.15         100.36
  08/11/1998       64.25          99.05
  08/12/1998       65.14         100.46
  08/13/1998       63.36          99.60
  08/14/1998       65.59          98.47
  08/17/1998       64.81         100.41
  08/18/1998       65.37         102.03
  08/19/1998       65.26         101.74
  08/20/1998       65.48         101.14
  08/21/1998       64.81         100.18
  08/24/1998       65.37         100.82
  08/25/1998       64.03         101.26
  08/26/1998       61.92         100.46
  08/27/1998       60.36          96.60
  08/28/1998       60.13          95.17
  08/31/1998       58.91          88.70
  09/01/1998       61.92          92.12
  09/02/1998       61.69          91.77
  09/03/1998       60.02          91.01
  09/04/1998       58.02          90.24
  09/08/1998       65.70          94.83
  09/09/1998       59.69          93.23
  09/10/1998       58.69          90.82
  09/11/1998       59.02          93.49
  09/14/1998       59.80          95.41
  09/15/1998       58.91          96.15
  09/16/1998       61.47          96.87
  09/17/1998       59.58          94.40
  09/18/1998       62.14          94.52
  09/21/1998       62.69          94.87
  09/22/1998       60.36          95.40
  09/23/1998       63.25          98.78
  09/24/1998       63.47          96.61
  09/25/1998       63.70          96.80
  09/28/1998       66.48          97.17
  09/29/1998       64.37          97.20
  09/30/1998       61.92          94.23
  10/01/1998       58.24          91.39
  10/02/1998       59.69          92.90
  10/05/1998       60.47          91.60
  10/06/1998       58.35          91.23
  10/07/1998       59.58          89.94
  10/08/1998       58.24          88.90
  10/09/1998       57.02          91.21
  10/12/1998       58.02          92.44
  10/13/1998       59.24          92.17
  10/14/1998       58.24          93.17
  10/15/1998       59.35          97.06
  10/16/1998       58.80          97.88
  10/19/1998       61.25          98.44
  10/20/1998       61.47          98.58
  10/21/1998       63.14          99.13
  10/22/1998       61.92          99.93
  10/23/1998       61.69          99.20
  10/26/1998       62.92          99.36
  10/27/1998       64.03          98.71
  10/28/1998       63.25          98.96
  10/29/1998       62.58         100.62
  10/30/1998       63.03         101.80
  11/02/1998       66.93         103.00
  11/03/1998       67.26         102.93
  11/04/1998       68.04         103.65
  11/05/1998       68.26         105.06
  11/06/1998       70.27         105.72
  11/09/1998       70.82         104.72
  11/10/1998       70.27         104.54
  11/11/1998       71.16         103.86
  11/12/1998       71.49         103.56
  11/13/1998       74.05         104.30
  11/16/1998       72.16         105.24
  11/17/1998       71.94         105.56
  11/18/1998       68.71         106.04
  11/19/1998       69.04         106.80
  11/20/1998       69.04         107.81
  11/23/1998       68.60         110.09
  11/24/1998       66.48         109.61
  11/25/1998       70.71         109.97
  11/27/1998       68.82         110.48
  11/30/1998       69.38         107.82
  12/01/1998       70.49         108.90
  12/02/1998       74.83         108.52
  12/03/1998       72.94         106.57
  12/04/1998       69.27         109.03
  12/07/1998       69.49         110.05
  12/08/1998       67.71         109.46
  12/09/1998       69.93         109.66
  12/10/1998       67.48         107.95
  12/11/1998       67.48         108.08
  12/14/1998       65.59         105.74
  12/15/1998       68.82         107.74
  12/16/1998       70.16         107.66
  12/17/1998       72.83         109.33
  12/18/1998       70.60         110.08
  12/21/1998       70.94         111.45
  12/22/1998       69.71         111.52
  12/23/1998       69.49         113.83
  12/24/1998       70.82         113.62
  12/28/1998       71.38         113.55
  12/29/1998       74.61         115.06
  12/30/1998       73.05         114.14
  12/31/1998       73.83         113.89
  01/04/1999       75.17         113.79
  01/05/1999       73.61         115.34
  01/06/1999       72.27         117.89
  01/07/1999       72.16         117.65
  01/08/1999       71.38         118.14
  01/11/1999       73.05         117.11
  01/12/1999       71.49         114.85
  01/13/1999       71.16         114.37
  01/14/1999       71.27         112.32
  01/15/1999       73.39         115.19
  01/19/1999       73.72         116.00
  01/20/1999       75.72         116.43
  01/21/1999       72.38         114.44
  01/22/1999       71.27         113.52
  01/25/1999       71.60         114.33
  01/26/1999       71.05         116.03
  01/27/1999       69.60         115.19
  01/28/1999       73.94         117.24
  01/29/1999       74.39         118.57
  02/01/1999       70.60         117.95
  02/02/1999       70.27         116.93
  02/03/1999       74.39         117.86
  02/04/1999       69.49         115.68
  02/05/1999       68.37         114.84
  02/08/1999       67.26         115.24
  02/09/1999       66.70         112.68
  02/10/1999       65.03         113.37
  02/11/1999       65.48         116.19
  02/12/1999       65.37         113.98
  02/16/1999       64.37         115.07
  02/17/1999       63.25         113.41
  02/18/1999       63.70         114.64
  02/19/1999       62.58         114.82
  02/22/1999       60.69         117.87
  02/23/1999       59.02         117.78
  02/24/1999       56.68         116.14
  02/25/1999       59.13         115.36
  02/26/1999       59.24         114.74
  03/01/1999       56.90         114.54
  03/02/1999       57.02         113.55
  03/03/1999       57.46         113.75
  03/04/1999       58.13         115.51
  03/05/1999       57.80         118.18
  03/08/1999       57.91         118.85
  03/09/1999       57.13         118.58
  03/10/1999       57.02         119.23
  03/11/1999       56.68         120.24
  03/12/1999       56.57         119.95
  03/15/1999       54.79         121.12
  03/16/1999       56.46         121.04
  03/17/1999       57.13         120.25
  03/18/1999       59.58         121.99
  03/19/1999       56.68         120.39
  03/22/1999       56.01         120.17
  03/23/1999       53.34         116.94
  03/24/1999       53.23         117.54
  03/25/1999       53.79         119.52
  03/26/1999       51.78         118.86
  03/29/1999       52.12         121.39
  03/30/1999       52.00         120.52
  03/31/1999       48.22         119.19
  04/01/1999       49.00         119.87
  04/05/1999       49.55         122.41
  04/06/1999       50.22         122.11
  04/07/1999       50.78         122.94
  04/08/1999       49.55         124.53
  04/09/1999       52.12         124.93
  04/12/1999       52.12         125.89
  04/13/1999       51.67         125.07
  04/14/1999       52.12         123.09
  04/15/1999       52.78         122.57
  04/16/1999       54.23         122.21
  04/19/1999       57.13         119.48
  04/20/1999       61.58         121.02
  04/21/1999       65.92         123.80
  04/22/1999       64.03         125.90
  04/23/1999       64.92         125.72
  04/26/1999       64.48         126.01
  04/27/1999       63.81         126.27
  04/28/1999       65.14         125.17
  04/29/1999       67.71         124.42
  04/30/1999       66.59         123.71
  05/03/1999       71.60         125.51
  05/04/1999       71.38         123.42
  05/05/1999       72.38         124.84
  05/06/1999       72.16         123.42
  05/07/1999       73.27         124.62
  05/10/1999       75.61         124.19
  05/11/1999       74.72         125.60
  05/12/1999       74.39         126.38
  05/13/1999       76.50         126.71
  05/14/1999       73.94         123.95
  05/17/1999       73.27         124.11
  05/18/1999       71.60         123.54
  05/19/1999       70.94         124.55
  05/20/1999       73.61         124.05
  05/21/1999       77.51         123.26
  05/24/1999       73.83         121.07
  05/25/1999       72.16         119.01
  05/26/1999       72.05         120.89
  05/27/1999       70.27         118.73
  05/28/1999       70.60         120.62
  06/01/1999       69.38         119.92
  06/02/1999       74.05         119.97
  06/03/1999       74.83         120.41
  06/04/1999       74.83         123.02
  06/07/1999       74.83         123.65
  06/08/1999       73.05         122.06
  06/09/1999       71.16         122.18
  06/10/1999       70.60         120.71
  06/11/1999       68.49         119.86
  06/14/1999       69.04         119.90
  06/15/1999       68.71         120.56
  06/16/1999       67.37         123.27
  06/17/1999       68.93         124.15
  06/18/1999       68.04         124.42
  06/21/1999       68.82         124.99
  06/22/1999       69.71         123.78
  06/23/1999       70.38         123.52
  06/24/1999       70.71         121.91
  06/25/1999       71.71         121.87
  06/28/1999       72.61         123.36
  06/29/1999       75.61         125.22
  06/30/1999       77.73         127.19
  07/01/1999       76.39         127.95
  07/02/1999       76.28         128.90
  07/06/1999       77.17         128.62
  07/07/1999       77.06         129.33
  07/08/1999       75.50         129.20
  07/09/1999       75.06         130.02
  07/12/1999       73.72         129.63
  07/13/1999       74.50         129.12
  07/14/1999       72.61         129.55
  07/15/1999       74.39         130.61
  07/16/1999       73.72         131.46
  07/19/1999       72.38         130.43
  07/20/1999       73.94         127.60
  07/21/1999       73.94         127.80
  07/22/1999       73.83         126.10
  07/23/1999       73.27         125.73
  07/26/1999       73.39         124.88
  07/27/1999       72.94         126.27
  07/28/1999       72.38         126.51
  07/29/1999       71.49         124.25
  07/30/1999       70.82         123.11
  08/02/1999       70.49         123.05
  08/03/1999       69.49         122.51
  08/04/1999       69.71         120.95
  08/05/1999       70.82         121.72
  08/06/1999       71.49         120.48
  08/09/1999       71.27         120.25
  08/10/1999       71.16         118.73
  08/11/1999       70.82         120.63
  08/12/1999       70.16         120.28
  08/13/1999       71.71         123.02
  08/16/1999       71.49         123.30
  08/17/1999       70.38         124.54
  08/18/1999       70.16         123.49
  08/19/1999       70.38         122.64
  08/20/1999       70.27         123.84
  08/23/1999       70.27         126.03
  08/24/1999       70.04         126.34
  08/25/1999       70.49         128.03
  08/26/1999       69.60         126.20
  08/27/1999       68.49         124.92
  08/30/1999       67.15         122.68
  08/31/1999       66.93         122.34
  09/01/1999       68.37         123.33
  09/02/1999       67.26         122.22
  09/03/1999       69.27         125.76
  09/07/1999       69.27         125.13
  09/08/1999       68.82         124.54
  09/09/1999       68.82         124.87
  09/10/1999       68.60         125.24
  09/13/1999       66.59         124.54
  09/14/1999       66.04         123.81
  09/15/1999       66.26         122.12
  09/16/1999       64.03         122.16
  09/17/1999       63.70         123.73
  09/20/1999       64.25         123.74
  09/21/1999       63.14         121.15
  09/22/1999       62.81         121.43
  09/23/1999       60.36         118.64
  09/24/1999       60.02         118.35
  09/27/1999       60.36         118.91
  09/28/1999       60.47         118.80
  09/29/1999       60.02         117.52
  09/30/1999       60.47         118.85
  10/01/1999       60.36         118.86
  10/04/1999       60.13         120.88
  10/05/1999       60.13         120.58
  10/06/1999       60.47         122.81
  10/07/1999       60.58         122.09
  10/08/1999       60.36         123.79
  10/11/1999       60.36         123.71
  10/12/1999       59.80         121.66
  10/13/1999       60.36         119.11
  10/14/1999       60.25         118.92
  10/15/1999       59.58         115.58
  10/18/1999       59.13         116.20
  10/19/1999       58.80         116.87
  10/20/1999       58.69         119.47
  10/21/1999       63.59         118.93
  10/22/1999       68.71         120.60
  10/25/1999       70.60         119.86
  10/26/1999       70.16         118.78
  10/27/1999       70.27         120.15
  10/28/1999       70.04         124.38
  10/29/1999       70.94         126.28
  11/01/1999       70.94         125.47
  11/02/1999       71.38         124.88
  11/03/1999       72.61         125.54
  11/04/1999       74.94         126.26
  11/05/1999       75.61         126.96
  11/08/1999       77.39         127.59
  11/09/1999       75.84         126.50
  11/10/1999       74.16         127.26
  11/11/1999       73.39         128.00
  11/12/1999       74.39         129.35
  11/15/1999       70.16         129.20
  11/16/1999       72.72         131.58
  11/17/1999       71.49         130.71
  11/18/1999       73.50         132.03
  11/19/1999       72.49         131.76
  11/22/1999       70.94         131.66
  11/23/1999       70.49         130.15
  11/24/1999       68.82         131.30
  11/26/1999       71.05         131.26
  11/29/1999       70.82         130.44
  11/30/1999       71.27         128.69
  12/01/1999       69.71         129.51
  12/02/1999       70.16         130.55
  12/03/1999       70.60         132.80
  12/06/1999       68.15         131.88
  12/07/1999       68.15         130.57
  12/08/1999       67.37         130.08
  12/09/1999       67.59         130.47
  12/10/1999       68.60         131.30
  12/13/1999       68.60         131.13
  12/14/1999       68.26         130.01
  12/15/1999       68.37         130.95
  12/16/1999       66.48         131.46
  12/17/1999       67.48         131.67
  12/20/1999       69.04         131.39
  12/21/1999       67.59         132.81
  12/22/1999       70.27         133.06
  12/23/1999       69.82         135.12
  12/27/1999       72.49         135.01
  12/28/1999       69.93         135.06
  12/29/1999       70.38         135.60
  12/30/1999       70.94         135.69
  12/31/1999       71.16         136.13
  01/03/2000       71.05         134.83
  01/04/2000       67.93         129.66
  01/05/2000       70.04         129.91
  01/06/2000       69.04         130.04
  01/07/2000       68.93         133.56
  01/10/2000       68.93         135.05
  01/11/2000       69.82         133.29
  01/12/2000       71.16         132.71
  01/13/2000       70.38         134.32
  01/14/2000       70.71         135.75
  01/18/2000       70.60         134.83
  01/19/2000       69.93         134.90
  01/20/2000       68.15         133.94
  01/21/2000       67.15         133.55
  01/24/2000       66.70         129.86
  01/25/2000       67.59         130.65
  01/26/2000       65.70         130.10
  01/27/2000       66.04         129.58
  01/28/2000       65.81         126.03
  01/31/2000       64.81         129.20
  02/01/2000       65.59         130.58
  02/02/2000       66.26         130.56
  02/03/2000       69.15         132.03
  02/04/2000       67.48         131.98
  02/07/2000       68.37         131.96
  02/08/2000       67.93         133.59
  02/09/2000       70.71         130.80
  02/10/2000       70.38         131.28
  02/11/2000       70.04         128.52
  02/14/2000       70.16         128.79
  02/15/2000       70.16         129.91
  02/16/2000       70.94         128.57
  02/17/2000       70.04         128.63
  02/18/2000       69.04         124.72
  02/22/2000       68.71         125.29
  02/23/2000       68.60         126.08
  02/24/2000       63.14         125.40
  02/25/2000       61.14         123.54
  02/28/2000       60.58         124.90
  02/29/2000       63.14         126.61
  03/01/2000       62.81         127.79
  03/02/2000       66.26         128.03
  03/03/2000       66.59         130.57
  03/06/2000       64.81         128.91
  03/07/2000       63.81         125.61
  03/08/2000       64.48         126.63
  03/09/2000       66.82         129.87
  03/10/2000       65.59         129.26
  03/13/2000       63.47         128.20
  03/14/2000       61.80         125.93
  03/15/2000       63.03         128.99
  03/16/2000       66.93         135.13
  03/17/2000       67.59         135.69
  03/20/2000       66.37         134.96
  03/21/2000       67.82         138.41
  03/22/2000       67.93         139.04
  03/23/2000       67.93         141.52
  03/24/2000       67.93         141.53
  03/27/2000       67.04         141.19
  03/28/2000       67.48         139.70
  03/29/2000       67.71         139.77
  03/30/2000       68.37         137.86
  03/31/2000       67.71         138.85
  04/03/2000       68.60         139.54
  04/04/2000       68.26         138.49
  04/05/2000       68.49         137.81
  04/06/2000       69.82         139.11
  04/07/2000       69.82         140.50
  04/10/2000       69.04         139.40
  04/11/2000       71.38         139.04
  04/12/2000       71.38         135.94
  04/13/2000       69.38         133.47
  04/14/2000       68.04         125.69
  04/17/2000       68.93         129.85
  04/18/2000       69.49         133.57
  04/19/2000       71.94         132.26
  04/20/2000       74.39         132.92
  04/24/2000       74.94         132.48
  04/25/2000       76.95         136.89
  04/26/2000       76.95         135.37
  04/27/2000       74.94         135.73
  04/28/2000       73.16         134.58
  05/01/2000       77.51         136.04
  05/02/2000       81.29         134.01
  05/03/2000       83.85         131.12
  05/04/2000       86.53         130.60
  05/05/2000       84.41         132.74
  05/08/2000       84.41         131.96
  05/09/2000       83.63         130.84
  05/10/2000       84.52         128.15
  05/11/2000       86.97         130.44
  05/12/2000       85.86         131.66
  05/15/2000       83.85         134.57
  05/16/2000       84.19         135.84
  05/17/2000       83.74         134.15
  05/18/2000       83.41         133.17
  05/19/2000       82.85         130.36
  05/22/2000       82.52         129.78
  05/23/2000       80.51         127.30
  05/24/2000       82.96         129.63
  05/25/2000       82.52         128.01
  05/26/2000       84.19         127.68
  05/30/2000       84.52         131.80
  05/31/2000       84.63         131.63
  06/01/2000       78.17         134.24
  06/02/2000       75.50         136.88
  06/05/2000       76.50         135.98
  06/06/2000       74.61         135.08
  06/07/2000       74.16         136.33
  06/08/2000       71.16         135.43
  06/09/2000       71.05         134.99
  06/12/2000       71.16         133.98
  06/13/2000       69.04         136.15
  06/14/2000       69.93         136.25
  06/15/2000       70.38         137.01
  06/16/2000       70.49         135.69
  06/19/2000       63.92         137.69
  06/20/2000       63.81         136.75
  06/21/2000       61.80         137.05
  06/22/2000       61.14         134.55
  06/23/2000       60.58         133.56
  06/26/2000       61.02         134.84
  06/27/2000       59.58         134.40
  06/28/2000       60.69         134.80
  06/29/2000       61.25         133.65
  06/30/2000       57.02         134.78
  07/03/2000       58.13         136.16
  07/05/2000       58.35         134.00
  07/06/2000       56.24         134.97
  07/07/2000       56.57         137.03
  07/10/2000       56.57         136.72
  07/11/2000       57.57         137.21
  07/12/2000       57.24         138.33
  07/13/2000       56.79         138.60
  07/14/2000       57.13         139.91
  07/17/2000       57.57         139.95
  07/18/2000       56.12         138.40
  07/19/2000       55.90         137.31
  07/20/2000       58.57         138.57
  07/21/2000       60.69         137.15
  07/24/2000       59.91         135.67
  07/25/2000       59.35         136.62
  07/26/2000       58.91         134.57
  07/27/2000       58.57         134.31
  07/28/2000       57.80         131.56
  07/31/2000       57.46         132.57
  08/01/2000       56.57         133.25
  08/02/2000       57.24         133.30
  08/03/2000       56.79         134.59
  08/04/2000       56.24         135.55
  08/07/2000       57.35         137.07
  08/08/2000       56.90         137.39
  08/09/2000       56.46         136.47
  08/10/2000       56.57         135.30
  08/11/2000       56.68         136.37
  08/14/2000       57.24         138.20
  08/15/2000       55.79         137.54
  08/16/2000       55.46         137.12
  08/17/2000       56.24         138.62
  08/18/2000       56.01         138.22
  08/21/2000       55.23         138.93
  08/22/2000       56.57         138.81
  08/23/2000       55.90         139.54
  08/24/2000       56.24         139.75
  08/25/2000       55.79         139.58
  08/28/2000       54.79         140.29
  08/29/2000       53.45         139.89
  08/30/2000       53.56         139.22
  08/31/2000       53.23         140.62
  09/01/2000       53.12         140.91
  09/05/2000       52.90         139.64
  09/06/2000       55.68         138.26
  09/07/2000       55.68         139.22
  09/08/2000       55.46         138.47
  09/11/2000       53.56         137.99
  09/12/2000       52.78         137.31
  09/13/2000       52.00         137.58
  09/14/2000       52.45         137.21
  09/15/2000       51.45         135.82
  09/18/2000       51.00         133.84
  09/19/2000       51.56         135.27
  09/20/2000       50.22         134.47
  09/21/2000       49.67         134.26
  09/22/2000       49.00         134.23
  09/25/2000       48.78         133.33
  09/26/2000       48.33         132.24
  09/27/2000       48.44         132.18
  09/28/2000       49.00         135.12
  09/29/2000       50.22         133.10
  10/02/2000       49.67         133.07
  10/03/2000       50.56         132.17
  10/04/2000       51.34         132.90
  10/05/2000       51.56         133.08
  10/06/2000       48.33         130.55
  10/09/2000       48.22         129.91
  10/10/2000       48.00         128.51
  10/11/2000       46.44         126.44
  10/12/2000       45.66         123.21
  10/13/2000       45.32         127.32
  10/16/2000       45.21         127.37
  10/17/2000       43.76         125.08
  10/18/2000       42.87         124.36
  10/19/2000       42.65         128.68
  10/20/2000       40.98         129.43
  10/23/2000       40.31         129.33
  10/24/2000       40.53         129.54
  10/25/2000       40.76         126.47
  10/26/2000       40.53         126.42
  10/27/2000       40.98         127.83
  10/30/2000       41.76         129.59
  10/31/2000       41.98         132.44
  11/01/2000       41.87         131.68
  11/02/2000       42.32         132.34
  11/03/2000       42.32         132.19
  11/06/2000       44.21         132.70
  11/07/2000       45.21         132.67
  11/08/2000       47.44         130.58
  11/09/2000       46.10         129.73
  11/10/2000       45.55         126.57
  11/13/2000       46.88         125.20
  11/14/2000       47.10         128.14
  11/15/2000       46.66         128.77
  11/16/2000       45.88         127.15
  11/17/2000       47.77         126.73
  11/20/2000       48.00         124.40
  11/21/2000       48.89         124.84
  11/22/2000       48.33         122.52
  11/24/2000       49.67         124.32
  11/27/2000       50.00         124.99
  11/28/2000       49.55         123.80
  11/29/2000       49.55         124.33
  11/30/2000       48.55         121.84
  12/01/2000       49.55         121.86
  12/04/2000       49.67         122.77
  12/05/2000       50.33         127.54
  12/06/2000       46.33         125.22
  12/07/2000       42.65         124.49
  12/08/2000       43.32         126.93
  12/11/2000       48.11         127.88
  12/12/2000       51.22         127.05
  12/13/2000       52.00         126.01
  12/14/2000       49.89         124.24
  12/15/2000       49.11         121.58
  12/18/2000       50.11         122.56
  12/19/2000       51.22         120.97
  12/20/2000       50.56         117.18
  12/21/2000       50.11         118.12
  12/22/2000       53.79         121.00
  12/26/2000       53.56         121.86
  12/27/2000       55.46         123.13
  12/28/2000       56.35         123.62
  12/29/2000       57.80         122.33
  01/02/2001       55.12         118.90
  01/03/2001       56.68         124.86
  01/04/2001       56.90         123.54
  01/05/2001       54.57         120.30
  01/08/2001       56.90         120.07
  01/09/2001       56.24         120.53
  01/10/2001       56.79         121.68
  01/11/2001       57.13         122.94
  01/12/2001       56.90         122.15
  01/16/2001       57.57         122.92
  01/17/2001       59.02         123.18
  01/18/2001       59.35         124.90
  01/19/2001       59.13         124.39
  01/22/2001       57.35         124.43
  01/23/2001       61.47         126.05
  01/24/2001       59.80         126.41
  01/25/2001       60.91         125.78
  01/26/2001       60.36         125.54
  01/29/2001       60.83         126.40
  01/30/2001       60.85         127.28
  01/31/2001       63.04         126.57
  02/01/2001       62.68         127.26
  02/02/2001       64.14         125.04
  02/05/2001       64.77         125.48
  02/06/2001       65.37         125.29
  02/07/2001       66.33         124.24
  02/08/2001       64.34         123.47
  02/09/2001       64.64         121.82
  02/12/2001       65.21         123.26
  02/13/2001       66.82         122.19
  02/14/2001       65.43         121.93
  02/15/2001       64.93         122.92
  02/16/2001       64.32         120.59
  02/20/2001       78.08         118.50
  02/21/2001       77.92         116.31
  02/22/2001       79.20         116.08
  02/23/2001       80.45         115.44
  02/26/2001       80.53         117.45
  02/27/2001       80.09         116.55
  02/28/2001       79.48         114.89
  03/01/2001       79.95         115.01
  03/02/2001       79.63         114.35
  03/05/2001       79.55         115.02
  03/06/2001       79.54         116.17
  03/07/2001       79.38         116.92
  03/08/2001       79.29         117.18
  03/09/2001       79.31         114.28
  03/12/2001       79.38         109.35
  03/13/2001       79.55         110.97
  03/14/2001       77.95         108.10
  03/15/2001       78.16         108.74

SOURCE:    Factset








SELECTED STATISTICS(1)(2)  ($)          SELECTED STATISTICS(1)        ($)
Pre-announcement:                       Pre-announcement:
Current Price (2/16/01)    36.10        3 Year Average                 38.53
30 Day Average             35.05        3 Year High                    60.75
90 Day Average             31.21        3 Year Low                     22.63




         NOTES:

(1)    Statistics at or prior to 2/16/01
(2)    Closing Prices


[UBS WARBURG LOGO]              Section 2: Industry and Company Overview      28

SPRINGS INDUSTRIES -- THREE YEAR HISTORICAL PRICE PERFORMANCE


RELATIVE SHARE PRICE PERFORMANCE


   DATE         SPRINGS      BURLINGTON CROWN CRAFTS          DAN RIVER GALEY & LORD         MOHAWK IND. WESTPOINT        PEER GROUP
03/16/1998      100.00       100.00           100.00          100.00          100.00         100.00         100.00          100.00
03/17/1998      100.89       100.00           100.29          100.00           99.69         100.68          98.08           99.65
03/18/1998      100.00       100.38            98.53          100.73           99.69          99.77          98.56           99.55
03/19/1998      101.56       102.68            93.82          100.00           99.69         104.56          98.80          101.41
03/20/1998      101.78       101.92            90.29          101.82          101.25         108.66          98.32          102.55
03/23/1998      100.45       102.68            93.24          101.09          102.81         111.16          98.32          103.68
03/24/1998      101.00       102.68            95.00          100.73          103.44         120.05          96.15          106.05
03/25/1998       98.11       103.07            94.41          102.19          106.25         117.54          95.67          105.40
03/26/1998       99.44       103.45            97.06          103.65          106.88         113.44         100.00          105.66
03/27/1998       99.55       102.68            97.65          102.92          111.25         115.95         106.73          108.53
03/30/1998       98.89       104.21            97.65          105.11          110.63         113.90         109.13          109.00
03/31/1998       98.22       107.66            98.53          110.95          115.00         114.81         110.10          111.01
04/01/1998       98.33       106.90            97.65          111.68          119.38         115.95         112.02          112.06
04/02/1998       99.44       108.43            98.82          108.76          119.38         115.49         110.58          111.61
04/03/1998       97.88       106.51           102.35          110.95          125.31         114.35         110.10          111.36
04/06/1998       97.44       108.81           101.47          112.04          127.50         114.81         113.46          113.13
04/07/1998       96.33       105.75            98.53          112.77          129.69         112.07         113.46          111.66
04/08/1998       96.77       103.07            97.06          113.50          130.63         107.52         115.87          110.38
04/09/1998       98.33       104.98            96.76          114.23          136.88         110.25         115.38          111.91
04/13/1998       98.55       103.45            97.06          116.06          136.25         110.93         115.38          111.95
04/14/1998       99.33       104.60            93.24          123.36          141.25         112.98         118.75          114.52
04/15/1998      100.11       106.51            91.76          120.80          136.25         115.49         122.36          116.27
04/16/1998       99.78       102.68            92.65          112.77          132.50         118.45         118.51          114.55
04/17/1998       99.67       103.45            91.76          112.41          133.13         122.32         118.27          115.88
04/20/1998       99.44       102.68            94.12          117.52          131.88         121.41         124.04          117.55
04/21/1998       96.99       103.45            96.47          119.71          130.63         119.82         122.12          116.81
04/22/1998       96.88       105.75            98.53          117.52          131.56         117.08         124.04          116.91
04/23/1998       96.33       104.21           101.18          116.79          131.88         116.63         126.20          117.16
04/24/1998       95.32       103.83           103.53          116.42          129.38         116.40         127.88          117.44
04/27/1998       96.44        99.62           100.00          114.60          127.50         112.07         118.51          112.00
04/28/1998       97.66       103.45           100.29          113.14          127.81         108.43         121.15          112.27
04/29/1998       97.33       104.21           102.65          112.41          130.94         109.34         128.85          115.21
04/30/1998       98.11       107.28           104.12          112.77          130.63         112.53         128.85          116.95
05/01/1998       98.22       108.81           105.29          112.77          132.50         116.63         133.17          120.04
05/04/1998       98.00       113.03           102.06          116.06          135.94         116.86         132.21          120.98
05/05/1998       97.77       110.34           101.76          118.98          135.00         122.32         125.00          120.28
05/06/1998       97.66       109.20           100.59          117.52          134.38         122.32         126.44          120.28
05/07/1998       98.44       108.81           104.12          118.25          129.06         124.15         123.80          119.93
05/08/1998       99.55       110.73           104.71          120.80          129.06         126.88         125.00          121.80
05/11/1998       99.67       113.03           104.71          118.61          127.50         125.06         127.40          122.11
05/12/1998      100.78       110.34           102.06          117.88          125.00         121.64         123.56          119.01
05/13/1998      100.67       110.73           100.29          114.60          124.06         120.27         122.84          118.04
05/14/1998       99.44       110.73           100.29          108.76          123.44         121.18         123.08          117.93
05/15/1998       99.33       109.20           102.06          107.30          121.88         119.59         120.67          116.26
05/18/1998       99.33       108.81           102.65          108.76          124.06         116.40         119.95          115.18
05/19/1998      100.22       109.20           100.59          110.95          125.00         120.27         123.56          117.73
05/20/1998      100.45       105.75            97.65          110.22          126.25         118.22         123.80          116.32
05/21/1998      100.67       107.28            89.71          109.85          127.19         116.40         123.32          115.57
05/22/1998       99.78       108.81            63.24          110.22          125.31         114.81         122.84          114.03
05/26/1998       99.00       105.36            67.06          105.11          124.38         109.11         123.08          111.24
05/27/1998       98.55       101.53            68.53          105.11          122.50         104.56         120.19          108.08
05/28/1998      100.22       109.58            68.53          108.76          122.81         107.06         122.60          111.53
05/29/1998      100.00       108.05            66.47          111.68          123.75         110.71         125.96          113.61
06/01/1998       99.33       106.51            64.12          114.60          123.13         110.71         124.52          112.97
06/02/1998       99.00       108.05            65.59          114.23          123.44         110.93         124.04          113.26
06/03/1998       99.89       110.34            66.47          113.14          123.44         111.16         122.60          113.32
06/04/1998      101.34       109.96            66.47          113.14          122.19         117.54         122.12          115.14
06/05/1998      102.56       108.81            66.76          114.23          123.75         118.45         120.67          114.96
06/08/1998      102.23       106.90            68.24          112.41           90.94         119.59         121.15          113.22
06/09/1998      108.24       103.07            68.24          112.41           91.25         117.08         119.23          111.07
06/10/1998      104.90       103.07            67.35          109.85           85.00         119.82         120.67          111.82
06/11/1998      103.45       101.92            66.76          110.22           79.69         116.63         118.75          109.68
06/12/1998      102.34       100.00            66.76          109.49           77.50         114.81         118.75          108.52
06/15/1998      100.22        98.47            67.94          108.39           76.25         112.53         117.79          107.07
06/16/1998       86.86        99.62            67.94          106.20           76.25         110.93         118.27          106.75
06/17/1998       87.31        99.62            66.76          106.57           76.25         109.80         118.03          106.28
06/18/1998       85.75        96.93            67.06          106.57           76.88         108.43         117.31          105.13
06/19/1998       85.63        91.19            66.47          108.03           76.25         108.88         115.14          103.54
06/22/1998       85.08        93.49            66.76          101.82           76.88         109.11         112.26          102.79
06/23/1998       84.74        92.72            67.65           99.64           74.69         112.30         115.63          104.43
06/24/1998       82.52        91.19            68.24           97.81           74.69         113.67         117.07          104.88
06/25/1998       82.85        91.57            69.12          100.00           75.31         112.07         119.23          105.31
06/26/1998       83.30        85.82            70.88          103.65           75.31         110.02         122.60          104.83
06/29/1998       80.73        85.06            71.18          104.38           74.06         113.90         122.60          105.95
06/30/1998       82.18        86.21            72.35           99.27           74.38         115.49         126.92          107.66
07/01/1998       83.85        85.44            72.94          101.09           74.69         117.08         125.48          107.78
07/02/1998       82.74        82.76            73.24          102.92           73.75         117.31         123.56          106.86
07/06/1998       81.85        82.76            74.12          100.73           74.06         121.41         124.52          108.38
07/07/1998       79.51        81.23            77.35          100.00           72.19         115.72         125.96          106.59
07/08/1998       77.51        81.99            77.65          102.19           72.81         117.08         125.48          107.27
07/09/1998       76.50        78.16            77.65          102.19           73.75         120.05         125.24          107.46
07/10/1998       76.39        77.78            77.65          102.92           74.38         120.27         128.85          108.61
07/13/1998       76.28        74.33            74.71          104.38           74.38         124.60         128.37          109.19
07/14/1998       76.39        77.39            73.24          104.38           74.69         123.69         136.54          111.87
07/15/1998       74.83        75.48            73.24          103.28           73.75         120.27         135.58          109.94
07/16/1998       74.72        79.31            72.65          103.65           73.13         119.36         133.89          109.89
07/17/1998       75.17        79.69            73.53          105.84           74.69         120.73         144.47          113.83
07/20/1998       75.28        78.16            73.82          105.84           72.81         120.50         137.98          111.44
07/21/1998       74.72        75.86            74.71          102.55           72.19         123.46         132.21          110.00
07/22/1998       73.83        76.25            74.71           98.54           72.19         120.96         135.34          109.86
07/23/1998       72.49        75.48            73.82           97.08           72.19         117.77         136.54          108.86
07/24/1998       71.49        73.18            73.53           98.54           72.81         118.00         136.30          108.54
07/27/1998       70.71        68.20            74.12           95.62           69.38         116.63         134.62          106.20
07/28/1998       70.27        67.05            73.53           92.70           65.00         117.08         133.41          105.27
07/29/1998       71.71        69.73            70.59           92.70           61.88         116.86         134.38          105.72
07/30/1998       71.27        67.82            68.24           92.70           63.75         116.63         138.94          106.62
07/31/1998       68.26        65.13            48.24           88.32           61.88         113.44         137.98          103.46
08/03/1998       68.37        66.28            41.47           87.59           62.50         110.48         123.56           98.15
08/04/1998       66.37        62.07            37.35           83.94           56.25         108.88         120.55           95.10
08/05/1998       65.48        61.30            38.53           83.94           52.50         109.11         119.71           94.61
08/06/1998       64.59        63.60            39.41           83.94           53.44         109.80         120.43           95.60
08/07/1998       66.82        62.07            42.06           83.58           52.50         111.39         123.56           96.77
08/10/1998       66.15        59.77            41.76           83.94           52.50         113.67         121.63           96.51
08/11/1998       64.25        59.39            42.06           86.13           52.50         112.53         122.60           96.52
08/12/1998       65.14        60.15            42.06           88.32           52.81         117.54         129.33          100.50
08/13/1998       63.36        59.00            40.88           88.69           52.50         116.86         135.58          101.85
08/14/1998       65.59        59.39            40.88           87.59           52.81         117.54         134.86          101.87
08/17/1998       64.81        59.39            39.41           87.23           51.25         123.92         135.10          103.87
08/18/1998       65.37        63.60            40.88           87.23           52.50         126.20         135.58          105.74
08/19/1998       65.26        65.90            40.59           86.50           52.19         127.11         131.73          105.28
08/20/1998       65.48        65.13            38.82           86.50           52.50         122.55         129.57          102.93
08/21/1998       64.81        66.67            38.82           85.40           48.75         120.05         131.73          102.76
08/24/1998       65.37        66.67            38.24           85.40           47.50         120.27         129.81          102.18
08/25/1998       64.03        65.90            37.65           85.04           48.13         118.91         126.68          100.63
08/26/1998       61.92        64.75            35.88           81.75           46.25         115.72         123.32           97.92
08/27/1998       60.36        61.69            35.29           78.83           47.19         112.07         121.39           95.34
08/28/1998       60.13        60.15            34.71           77.01           46.88         104.33         117.79           91.23
08/31/1998       58.91        60.54            35.88           76.28           46.56          96.81         113.94           87.67
09/01/1998       61.92        60.54            37.94           73.72           45.63          97.72         114.42           87.95
09/02/1998       61.69        62.84            41.18           71.17           45.94          95.90         111.54           86.92
09/03/1998       60.02        62.84            40.88           70.80           45.00          93.85         103.85           83.88
09/04/1998       58.02        62.84            42.06           69.71           45.00          92.03         106.73           84.09
09/08/1998       65.70        65.13            42.65           70.07           46.25          94.08         109.13           86.06
09/09/1998       59.69        60.54            40.59           69.71           47.19          90.66         106.73           83.24
09/10/1998       58.69        59.00            40.00           69.71           47.50          86.79         104.33           80.94
09/11/1998       59.02        58.24            40.88           68.61           51.88          89.29         102.16           81.16
09/14/1998       59.80        59.39            41.18           67.88           50.00          89.07         104.81           81.95
09/15/1998       58.91        61.30            40.59           62.04           50.31          88.84         104.33           81.66
09/16/1998       61.47        59.77            40.00           64.23           50.63          87.70         108.17           82.27
09/17/1998       59.58        55.17            39.12           64.23           51.88          83.83         104.33           78.97
09/18/1998       62.14        54.79            39.12           66.42           53.75          87.47         112.02           82.64
09/21/1998       62.69        54.41            37.65           66.06           55.00          92.48         109.38           83.41
09/22/1998       60.36        55.17            37.35           64.96           55.00         102.28         111.06           87.19
09/23/1998       63.25        57.09            37.35           63.87           54.38         105.69         115.14           89.79
09/24/1998       63.47        56.32            36.47           62.77           54.69         105.01         114.42           89.09
09/25/1998       63.70        55.17            36.47           62.04           55.31         102.96         113.22           87.81
09/28/1998       66.48        53.64            36.47           63.14           57.19         100.23         113.22           86.79
09/29/1998       64.37        52.49            37.35           64.60           58.13          98.86         114.18           86.59
09/30/1998       61.92        59.00            37.35           64.23           59.69          99.77         117.31           89.18
10/01/1998       58.24        54.41            37.35           61.31           58.75          98.63         109.62           85.34
10/02/1998       59.69        55.56            37.65           60.95           59.69          97.49         115.38           86.93
10/05/1998       60.47        52.87            34.41           58.39           59.38          92.94         110.10           82.98
10/06/1998       58.35        54.79            33.53           58.39           59.38          94.08         111.78           84.20
10/07/1998       59.58        51.34            31.76           58.39           58.75          91.57         106.01           80.87
10/08/1998       58.24        47.89            32.35           58.03           56.25          83.83          98.08           75.14
10/09/1998       57.02        47.51            30.59           56.93           55.63          87.02         101.44           76.91
10/12/1998       58.02        50.19            30.59           52.92           55.63          88.38          99.76           77.10
10/13/1998       59.24        49.81            30.29           53.28           55.31          87.93         100.48           77.08
10/14/1998       58.24        49.04            29.41           52.55           52.50          88.38         112.50           80.37
10/15/1998       59.35        49.43            29.41           52.55           53.44          94.53         105.29           80.40
10/16/1998       58.80        49.43            29.12           52.55           55.00         106.38         107.45           85.02
10/19/1998       61.25        51.72            27.94           54.01           56.88         112.07         106.25           87.17
10/20/1998       61.47        55.17            27.65           59.49           60.00         112.30         109.13           89.37
10/21/1998       63.14        53.64            27.06           59.49           64.69         111.39         107.45           88.50
10/22/1998       61.92        53.64            26.18           58.03           65.94         111.16         108.17           88.56
10/23/1998       61.69        54.79            25.88           60.58           66.25         109.34         106.73           87.97
10/26/1998       62.92        57.47            27.65           57.66           66.88         111.39         107.93           89.42
10/27/1998       64.03        56.71            26.47           55.84           67.19         109.11         103.37           86.99
10/28/1998       63.25        55.94            27.35           57.30           68.13         109.34         104.33           87.40
10/29/1998       62.58        55.94            26.76           52.55           68.44         113.67         106.25           89.02
10/30/1998       63.03        57.09            26.47           50.73           68.13         110.02         109.38           88.80
11/02/1998       66.93        56.32            27.65           53.28           68.13         112.98         117.79           92.35
11/03/1998       67.26        57.09            27.94           54.38           68.44         117.54         117.79           94.12
11/04/1998       68.04        57.09            28.24           52.92           68.13         117.77         117.07           93.86
11/05/1998       68.26        56.32            28.82           52.19           68.13         117.08         115.87           93.10
11/06/1998       70.27        60.54            27.65           51.82           65.00         116.17         118.51           94.18
11/09/1998       70.82        63.98            27.65           49.27           63.13         114.12         120.67           94.53
11/10/1998       70.27        62.45            27.06           49.64           62.81         110.93         116.59           91.95
11/11/1998       71.16        62.84            26.18           51.46           61.88         109.57         116.35           91.56
11/12/1998       71.49        62.84            26.76           50.73           61.25         110.71         117.31           92.15
11/13/1998       74.05        63.60            27.06           48.54           57.50         111.62         115.63           91.75
11/16/1998       72.16        63.22            26.47           47.81           54.69         111.16         113.46           90.65
11/17/1998       71.94        63.98            25.88           47.81           55.00         113.90         114.42           91.98
11/18/1998       68.71        64.37            26.18           49.64           56.25         117.54         118.03           94.54
11/19/1998       69.04        64.37            30.59           49.64           55.94         121.41         116.83           95.63
11/20/1998       69.04        64.75            29.71           48.91           54.06         127.56         117.07           97.61
11/23/1998       68.60        66.28            29.71           49.27           53.75         138.27         118.51          101.89
11/24/1998       66.48        65.90            28.24           49.27           53.13         135.54         116.35          100.18
11/25/1998       70.71        66.28            28.82           48.18           53.44         131.66         116.83           99.08
11/27/1998       68.82        65.90            29.41           48.18           53.44         130.98         117.07           98.87
11/30/1998       69.38        65.90            29.12           47.45           54.06         135.99         115.38           99.99
12/01/1998       70.49        65.13            28.82           52.55           53.75         133.26         114.18           98.95
12/02/1998       74.83        63.60            28.53           52.92           53.13         130.30         113.46           97.43
12/03/1998       72.94        62.45            28.82           56.20           49.69         129.84         112.98           96.99
12/04/1998       69.27        63.60            26.76           53.28           47.19         131.66         112.50           97.23
12/07/1998       69.49        63.22            27.65           52.92           47.50         131.21         109.62           96.17
12/08/1998       67.71        61.30            28.24           52.55           47.50         132.12         108.65           95.80
12/09/1998       69.93        61.69            28.24           53.65           47.50         133.49         109.13           96.56
12/10/1998       67.48        61.30            28.82           54.74           45.94         134.40         107.21           96.24
12/11/1998       67.48        59.39            28.24           52.19           45.63         130.75         106.01           94.05
12/14/1998       65.59        60.15            28.24           51.82           46.25         126.88         102.40           91.87
12/15/1998       68.82        55.56            28.24           52.19           47.19         125.97         105.05           91.51
12/16/1998       70.16        55.17            28.53           52.19           46.25         128.02          98.80           90.23
12/17/1998       72.83        53.64            28.82           52.55           46.25         129.39         106.73           92.75
12/18/1998       70.60        53.26            29.12           50.00           43.75         130.75         106.97           92.87
12/21/1998       70.94        56.32            29.12           50.36           44.38         131.66         112.50           95.48
12/22/1998       69.71        59.00            28.82           50.73           43.13         126.88         108.17           93.11
12/23/1998       69.49        60.54            29.12           49.27           42.50         134.85         107.69           95.77
12/24/1998       70.82        61.30            27.94           49.27           42.19         139.64         106.25           97.01
12/28/1998       71.38        58.62            28.24           51.82           43.13         145.10         107.69           98.96
12/29/1998       74.61        61.30            28.24           56.20           42.50         142.60         108.41           99.19
12/30/1998       73.05        63.60            29.12           61.31           42.50         145.56         112.02          102.13
12/31/1998       73.83        68.20            29.12           68.61           43.13         153.30         121.39          108.97
01/04/1999       75.17        65.13            29.12           65.33           44.38         148.97         115.63          105.04
01/05/1999       73.61        63.60            29.41           61.31           44.06         146.92         116.11          103.88
01/06/1999       72.27        63.60            29.12           58.39           42.50         148.06         114.90          103.58
01/07/1999       72.16        63.98            29.71           58.39           41.88         143.96         113.46          101.87
01/08/1999       71.38        61.30            30.59           58.76           42.50         143.51         108.65           99.86
01/11/1999       73.05        62.07            30.59           64.23           42.19         139.86         110.58           99.79
01/12/1999       71.49        60.92            28.82           62.04           40.31         141.00         110.82           99.66
01/13/1999       71.16        58.24            28.82           63.87           41.25         138.27         109.62           98.05
01/14/1999       71.27        59.39            28.53           63.14           38.75         138.27         106.97           97.30
01/15/1999       73.39        59.00            29.41           63.50           36.88         137.59         103.61           95.97
01/19/1999       73.72        59.39            31.18           63.50           35.00         141.91         104.57           97.73
01/20/1999       75.72        59.77            30.88           63.14           35.63         141.46         104.33           97.58
01/21/1999       72.38        59.39            31.18           62.04           31.88         139.18         104.33           96.47
01/22/1999       71.27        59.00            31.76           63.50           32.81         135.76         105.53           95.81
01/25/1999       71.60        59.39            35.29           63.14           32.50         135.54         105.05           95.77
01/26/1999       71.05        50.57            35.00           62.77           30.00         138.27         104.81           94.65
01/27/1999       69.60        50.96            34.71           59.85           28.44         135.76         101.92           92.73
01/28/1999       73.94        46.74            33.82           58.39           28.75         143.51         102.88           94.59
01/29/1999       74.39        40.61            30.59           57.66           27.50         140.32         102.28           91.86
02/01/1999       70.60        42.53            30.29           55.84           27.50         140.55         100.48           91.64
02/02/1999       70.27        42.53            27.94           57.30           28.13         140.32          99.28           91.26
02/03/1999       74.39        39.46            28.82           56.93           27.19         138.50         100.72           90.42
02/04/1999       69.49        44.06            29.41           55.11           25.63         135.76         100.00           90.03
02/05/1999       68.37        40.23            29.41           54.74           25.00         133.49         103.00           89.33
02/08/1999       67.26        41.76            30.00           54.74           25.00         133.03         106.01           90.40
02/09/1999       66.70        41.00            29.71           55.11           25.31         132.80         108.41           90.92
02/10/1999       65.03        40.61            29.41           54.38           25.00         131.44         107.21           89.95
02/11/1999       65.48        40.61            30.00           54.74           24.38         129.61         106.01           89.01
02/12/1999       65.37        38.70            30.00           54.38           22.50         129.84         105.29           88.36
02/16/1999       64.37        40.23            29.41           53.28           23.75         125.28         100.96           85.85
02/17/1999       63.25        38.31            28.82           52.92           24.69         126.20         100.48           85.62
02/18/1999       63.70        38.31            29.41           46.72           25.00         131.21          98.80           86.34
02/19/1999       62.58        38.70            29.12           46.35           25.31         128.02          94.95           84.20
02/22/1999       60.69        38.70            29.71           44.53           25.00         125.28          99.76           84.59
02/23/1999       59.02        38.31            29.12           37.96           25.63         127.11          97.12           83.83
02/24/1999       56.68        37.93            28.53           38.69           25.31         122.32          93.27           81.06
02/25/1999       59.13        37.16            29.12           38.32           24.38         119.82          96.88           81.09
02/26/1999       59.24        37.93            29.12           38.32           23.44         118.45          98.08           81.09
03/01/1999       56.90        37.55            28.24           38.32           22.19         117.77          93.03           79.19
03/02/1999       57.02        37.55            28.82           39.42           21.25         112.98          95.43           78.38
03/03/1999       57.46        37.55            28.53           39.05           20.94         110.71          94.23           77.22
03/04/1999       58.13        37.16            29.41           39.78           20.94         111.16          96.39           78.03
03/05/1999       57.80        36.78            28.24           40.15           20.63         115.03          99.04           79.97
03/08/1999       57.91        35.63            28.09           41.24           20.31         114.81         104.33           81.28
03/09/1999       57.13        33.72            28.24           42.34           20.00         112.07          99.52           78.65
03/10/1999       57.02        32.95            28.24           43.43           20.00         113.21          97.84           78.46
03/11/1999       56.68        34.48            26.47           43.07           19.69         112.98          96.39           78.15
03/12/1999       56.57        34.10            24.71           43.43           19.69         111.16          93.75           76.65
03/15/1999       54.79        34.10            24.12           43.80           20.00         110.93          92.07           76.10
03/16/1999       56.46        36.02            24.12           42.34           19.69         108.20          99.04           77.51
03/17/1999       57.13        34.87            23.82           41.61           20.00         104.56         106.73           78.29
03/18/1999       59.58        35.25            24.12           41.61           19.69         103.64         105.05           77.57
03/19/1999       56.68        35.25            24.41           42.34           20.00         103.19         107.69           78.28
03/22/1999       56.01        37.16            26.47           43.07           19.69         102.73         111.30           79.71
03/23/1999       53.34        37.55            26.76           41.61           18.44          99.77         110.34           78.35
03/24/1999       53.23        42.91            27.06           42.34           18.44          97.27         109.62           78.46
03/25/1999       53.79        44.83            26.47           41.61           19.38          98.41         112.98           80.18
03/26/1999       51.78        42.91            25.29           41.97           20.63          94.76         111.30           78.15
03/29/1999       52.12        43.30            23.82           41.97           22.50          99.77         112.98           80.42
03/30/1999       52.00        40.61            23.53           41.97           22.81         104.33         111.54           80.96
03/31/1999       48.22        40.61            23.53           49.64           22.19         109.34         106.49           81.68
04/01/1999       49.00        42.15            23.82           47.81           21.25         103.87         110.70           81.25
04/05/1999       49.55        41.38            23.53           45.62           20.94         105.69         110.58           81.46
04/06/1999       50.22        40.61            23.82           43.43           21.25         108.20         109.13           81.57
04/07/1999       50.78        43.30            23.24           44.53           21.88         108.66         115.38           84.19
04/08/1999       49.55        44.06            23.53           43.43           21.56         112.30         118.27           86.31
04/09/1999       52.12        44.06            23.53           46.72           22.19         111.85         119.47           86.80
04/12/1999       52.12        42.15            24.12           45.26           22.50         110.93         122.36           86.90
04/13/1999       51.67        43.30            24.71           44.53           21.88         110.48         123.80           87.34
04/14/1999       52.12        42.91            26.76           45.99           21.88         111.62         126.44           88.62
04/15/1999       52.78        43.30            27.94           47.81           21.56         110.93         128.49           89.24
04/16/1999       54.23        49.04            27.94           50.00           21.88         113.67         133.17           92.87
04/19/1999       57.13        52.87            28.24           48.54           21.25         118.91         142.55           98.00
04/20/1999       61.58        51.34            27.06           48.18           20.00         117.08         140.26           96.27
04/21/1999       65.92        50.19            25.88           50.36           20.63         116.86         136.54           95.02
04/22/1999       64.03        49.81            26.18           50.73           20.00         113.44         132.45           92.62
04/23/1999       64.92        49.04            26.18           53.65           20.94         114.35         133.65           93.39
04/26/1999       64.48        49.43            25.88           52.55           22.81         115.49         134.38           94.07
04/27/1999       63.81        46.36            25.59           54.74           22.50         117.54         127.64           92.28
04/28/1999       65.14        47.89            25.59           54.38           23.13         118.45         125.48           92.26
04/29/1999       67.71        50.96            26.47           53.28           21.88         120.96         131.01           95.21
04/30/1999       66.59        49.81            27.06           56.93           22.81         117.54         131.73           94.43
05/03/1999       71.60        49.43            27.65           58.76           22.50         121.87         131.73           95.93
05/04/1999       71.38        49.43            27.35           59.12           21.88         126.42         134.62           98.26
05/05/1999       72.38        48.66            26.47           58.39           21.88         130.75         132.93           98.94
05/06/1999       72.16        49.04            27.35           58.03           21.88         133.94         136.30          101.07
05/07/1999       73.27        48.66            27.06           58.76           20.00         137.36         138.46          102.70
05/10/1999       75.61        49.04            26.76           57.30           20.94         139.41         137.98          103.24
05/11/1999       74.72        50.57            26.76           58.03           20.63         133.94         141.23          102.74
05/12/1999       74.39        49.43            26.76           58.76           20.31         132.57         141.59          102.21
05/13/1999       76.50        50.96            27.94           60.58           20.63         129.16         140.14          101.17
05/14/1999       73.94        49.81            27.94           57.66           20.63         125.06         138.46           98.86
05/17/1999       73.27        50.19            26.47           59.85           20.63         120.05         130.77           95.13
05/18/1999       71.60        50.96            24.71           59.49           20.63         115.26         131.25           93.74
05/19/1999       70.94        52.87            25.29           58.39           20.63         109.34         131.73           92.26
05/20/1999       73.61        53.26            25.59           59.12           20.63         113.21         134.13           94.39
05/21/1999       77.51        53.64            25.88           59.85           20.63         112.98         133.17           94.18
05/24/1999       73.83        54.02            26.18           57.66           20.94         113.90         127.88           92.85
05/25/1999       72.16        54.02            25.29           58.03           20.94         115.49         124.52           92.38
05/26/1999       72.05        55.17            24.71           54.01           20.31         113.44         125.96           91.99
05/27/1999       70.27        57.09            23.53           51.82           20.63         110.02         120.91           89.56
05/28/1999       70.60        60.15            23.82           53.65           20.63         106.15         121.63           89.26
06/01/1999       69.38        59.00            23.53           58.03           21.56         105.24         119.23           88.40
06/02/1999       74.05        59.39            24.41           57.30           20.94         107.06         108.41           85.83
06/03/1999       74.83        59.39            24.71           56.93           20.31         111.85         116.11           89.63
06/04/1999       74.83        59.00            23.53           56.57           20.63         116.63         116.83           91.28
06/07/1999       74.83        55.94            22.35           56.57           20.31         115.72         121.39           91.65
06/08/1999       73.05        55.94            22.06           57.30           20.31         112.07         122.12           90.70
06/09/1999       71.16        55.17            22.06           56.20           19.06         114.12         119.23           90.22
06/10/1999       70.60        54.79            21.76           56.57           18.13         113.21         116.59           89.03
06/11/1999       68.49        55.17            21.18           56.57           18.44         112.98         115.75           88.77
06/14/1999       69.04        55.94            21.47           55.84           20.00         114.12         115.63           89.31
06/15/1999       68.71        55.17            21.18           55.11           17.81         110.93         113.94           87.42
06/16/1999       67.37        55.94            21.76           56.93           16.25         112.07         110.82           87.10
06/17/1999       68.93        54.02            21.47           55.84           16.25         116.63         111.54           88.34
06/18/1999       68.04        54.02            21.47           54.74           15.63         115.72         111.06           87.78
06/21/1999       68.82        52.49            21.18           54.74           15.94         116.17         112.02           87.91
06/22/1999       69.71        52.49            21.18           46.72           17.50         115.72         111.06           86.94
06/23/1999       70.38        53.64            21.18           45.26           19.38         112.98         108.65           85.55
06/24/1999       70.71        52.49            21.76           43.43           20.00         110.25         109.13           84.47
06/25/1999       71.71        52.11            21.76           43.80           20.31         110.93         110.58           85.09
06/28/1999       72.61        56.71            22.65           47.45           22.50         111.62         107.69           85.83
06/29/1999       75.61        56.71            21.47           47.45           24.06         111.39         112.26           87.14
06/30/1999       77.73        56.71            20.59           43.07           21.88         110.71         114.66           87.13
07/01/1999       76.39        57.09            20.29           44.53           23.75         111.16         113.94           87.35
07/02/1999       76.28        56.71            20.59           45.99           23.75         110.25         112.98           86.81
07/06/1999       77.17        55.56            20.29           45.62           23.13         110.02         112.38           86.25
07/07/1999       77.06        52.49            20.00           43.43           24.06         108.43         112.26           84.94
07/08/1999       75.50        52.87            20.88           42.34           22.81         106.61         111.78           84.16
07/09/1999       75.06        50.96            20.59           42.34           23.75         107.06         113.46           84.46
07/12/1999       73.72        52.11            20.59           40.88           23.75         106.38         113.22           84.28
07/13/1999       74.50        51.34            20.88           40.88           23.75         103.87         113.70           83.46
07/14/1999       72.61        50.19            20.88           40.51           22.19         101.59         117.55           83.50
07/15/1999       74.39        50.57            20.59           40.51           20.63          98.63         122.60           83.99
07/16/1999       73.72        50.19            20.29           39.42           22.19          96.36         125.00           83.86
07/19/1999       72.38        50.57            20.29           40.15           21.56          94.76         122.60           82.72
07/20/1999       73.94        48.66            20.29           40.15           20.63          97.49         121.39           82.83
07/21/1999       73.94        53.64            20.29           41.24           22.50          97.04         123.80           84.58
07/22/1999       73.83        47.51            20.59           42.34           22.19         105.69         121.63           85.64
07/23/1999       73.27        48.28            20.29           41.97           21.88         102.05         121.15           84.40
07/26/1999       73.39        44.83            20.29           40.51           21.88         104.78         118.51           83.71
07/27/1999       72.94        41.76            20.88           38.32           21.88         103.64         117.79           82.36
07/28/1999       72.38        41.76            21.18           40.51           20.63         102.51         114.66           81.18
07/29/1999       71.49        41.00            21.18           39.05           21.25         101.14         107.81           78.47
07/30/1999       70.82        42.53            21.18           39.42           21.25         101.82         104.81           78.15
08/02/1999       70.49        41.76            21.03           39.42           20.63         100.23         103.85           77.15
08/03/1999       69.49        42.53            21.18           39.05           20.00          97.49         104.33           76.48
08/04/1999       69.71        40.61            21.18           37.96           20.31          93.62         100.00           73.48
08/05/1999       70.82        41.38            21.47           38.32           20.00          89.75          99.76           72.31
08/06/1999       71.49        42.91            20.59           37.96           20.00          87.24         103.61           72.86
08/09/1999       71.27        41.76            18.24           38.69           20.63          87.24         103.13           72.48
08/10/1999       71.16        41.38            17.06           40.88           22.50          87.47         102.28           72.45
08/11/1999       70.82        42.91            17.65           41.97           23.44          87.47         103.85           73.38
08/12/1999       70.16        42.53            17.65           40.51           22.81          87.24         106.73           73.93
08/13/1999       71.71        42.91            17.65           41.61           22.81          85.65         108.89           74.21
08/16/1999       71.49        43.30            17.06           41.61           22.19          85.42         109.62           74.36
08/17/1999       70.38        42.15            16.47           41.61           21.25          84.05         108.65           73.32
08/18/1999       70.16        41.76            16.47           41.97           21.25          87.02         108.29           74.14
08/19/1999       70.38        40.61            16.18           43.80           20.63          86.10         103.00           72.14
08/20/1999       70.27        40.23            16.18           43.80           20.63          86.79         102.64           72.19
08/23/1999       70.27        39.85            15.88           42.70           20.31          88.84         101.92           72.46
08/24/1999       70.04        39.85            16.18           41.61           20.31          84.28         100.00           70.32
08/25/1999       70.49        39.46            16.47           42.34           20.31          86.56          98.08           70.49
08/26/1999       69.60        39.85            16.47           41.97           20.63          82.46          98.20           69.24
08/27/1999       68.49        38.70            17.06           42.34           20.94          82.92          95.91           68.56
08/30/1999       67.15        36.40            17.06           40.88           20.94          82.00          91.11           66.26
08/31/1999       66.93        34.87            17.65           40.88           20.63          82.46          92.31           66.47
09/01/1999       68.37        33.33            17.79           40.88           20.63          83.60          94.23           67.11
09/02/1999       67.26        35.25            17.65           41.24           20.31          81.78          88.94           65.34
09/03/1999       69.27        37.16            17.06           41.61           20.63          83.14          88.46           66.05
09/07/1999       69.27        36.40            17.06           42.34           20.00          83.83          94.95           68.06
09/08/1999       68.82        31.42            17.06           41.24           20.00          80.64          98.32           66.92
09/09/1999       68.82        31.03            16.76           40.88           20.00          77.45          97.60           65.53
09/10/1999       68.60        32.18            16.47           39.78           19.69          80.41         104.81           68.75
09/13/1999       66.59        31.42            16.47           40.51           19.69          80.64         103.61           68.38
09/14/1999       66.04        30.27            16.47           40.15           18.75          77.45          98.80           65.60
09/15/1999       66.26        28.74            16.18           39.78           18.75          76.31         101.92           65.79
09/16/1999       64.03        29.12            15.88           39.42           18.75          76.31         100.48           65.41
09/17/1999       63.70        29.50            15.88           39.42           16.56          76.77         101.92           65.94
09/20/1999       64.25        27.97            15.59           38.69           16.25          75.63         102.40           65.31
09/21/1999       63.14        26.82            15.29           37.23           15.94          74.72         100.48           64.07
09/22/1999       62.81        26.82            15.29           38.69           15.63          74.49         100.00           63.95
09/23/1999       60.36        27.97            15.59           37.59           15.63          72.89          93.51           61.67
09/24/1999       60.02        26.82            15.88           37.23           15.94          73.35          96.15           62.37
09/27/1999       60.36        26.82            16.18           37.96           16.25          71.75          95.91           61.86
09/28/1999       60.47        27.59            16.18           37.96           15.94          70.62          93.87           61.01
09/29/1999       60.02        27.59            14.71           37.59           15.00          71.75          92.07           60.72
09/30/1999       60.47        27.59            14.12           37.96           13.13          72.67          90.87           60.56
10/01/1999       60.36        31.80            14.71           37.59           13.75          72.44          88.94           60.80
10/04/1999       60.13        30.27            15.00           37.59           14.69          72.21          88.22           60.27
10/05/1999       60.13        30.65            15.00           37.59           13.44          71.98          89.66           60.63
10/06/1999       60.47        28.74            14.71           37.59           13.13          72.67          88.70           60.15
10/07/1999       60.58        29.50            15.00           37.59           12.81          73.58          88.94           60.67
10/08/1999       60.36        27.59            14.71           35.40           12.81          76.54          88.94           61.08
10/11/1999       60.36        28.35            14.41           37.23           12.19          77.22          90.87           62.12
10/12/1999       59.80        27.97            14.12           35.04           12.50          77.22          92.43           62.34
10/13/1999       60.36        29.12            14.12           34.67           12.50          77.22          86.78           60.88
10/14/1999       60.25        28.35            14.12           34.31           11.56          82.92          84.62           61.89
10/15/1999       59.58        26.82            13.53           34.31           11.88          80.87          76.92           58.62
10/18/1999       59.13        27.97            13.53           33.58           11.56          84.97          76.92           60.13
10/19/1999       58.80        26.82            14.12           33.58           11.88          85.19          74.04           59.17
10/20/1999       58.69        26.82            14.12           35.04           11.88          82.00          74.28           58.30
10/21/1999       63.59        24.90            13.82           35.04           10.94          80.18          73.56           57.04
10/22/1999       68.71        26.82            13.82           33.58           10.63          82.23          75.00           58.40
10/25/1999       70.60        25.29            13.53           34.31            9.38          80.41          71.15           56.33
10/26/1999       70.16        26.05            13.53           36.13            8.75          81.55          68.99           56.33
10/27/1999       70.27        24.90            13.53           35.04            7.81          82.46          72.12           57.18
10/28/1999       70.04        21.84            14.41           33.58            8.13          84.28          69.47           56.33
10/29/1999       70.94        22.61            14.41           31.02            7.50          83.60          72.84           57.02
11/01/1999       70.94        22.99            15.29           31.39            7.50          83.83          73.80           57.52
11/02/1999       71.38        23.37            18.53           30.66            6.56          84.97          75.00           58.35
11/03/1999       72.61        22.99            19.41           31.39            7.19          87.24          76.68           59.65
11/04/1999       74.94        23.75            18.82           31.75            6.56          87.47          77.88           60.20
11/05/1999       75.61        23.75            18.53           32.85            6.25          89.98          81.01           62.01
11/08/1999       77.39        23.37            16.18           32.48            7.50          89.52          79.57           61.30
11/09/1999       75.84        24.14            15.88           32.85            8.13          90.21          76.44           60.80
11/10/1999       74.16        23.37            15.59           31.02            8.13          88.61          77.16           60.18
11/11/1999       73.39        24.14            15.00           29.93            9.69          88.38          76.20           59.95
11/12/1999       74.39        24.14            14.12           29.20           10.94          87.70          75.00           59.35
11/15/1999       70.16        24.52            14.12           29.56           14.38          88.15          74.28           59.58
11/16/1999       72.72        24.52            14.12           30.29           13.44          86.33          72.36           58.42
11/17/1999       71.49        26.44            14.12           30.29           10.63          88.38          72.60           59.40
11/18/1999       73.50        26.05            13.53           30.29           13.44          87.70          73.08           59.36
11/19/1999       72.49        24.90            13.53           29.20           12.81          84.74          72.36           57.82
11/22/1999       70.94        24.90            13.24           29.20           13.44          89.07          70.19           58.64
11/23/1999       70.49        22.61            13.24           28.83           13.44          92.03          69.23           58.84
11/24/1999       68.82        23.37            13.24           28.83           12.50          95.22          73.08           61.13
11/26/1999       71.05        23.75            13.53           29.93           12.50          94.53          84.13           64.34
11/29/1999       70.82        22.22            12.06           32.12           13.13          92.71          81.49           62.79
11/30/1999       71.27        22.61            12.35           32.48           12.50          90.89          80.77           62.06
12/01/1999       69.71        22.61            12.65           31.75           11.25          86.33          77.40           59.45
12/02/1999       70.16        22.61            12.65           31.02           10.63          89.07          76.68           60.05
12/03/1999       70.60        22.99            12.65           29.20           10.94          94.76          76.68           61.88
12/06/1999       68.15        22.22            12.65           28.47            9.06          91.80          75.00           60.10
12/07/1999       68.15        23.37            12.06           28.47           10.00          93.85          73.56           60.60
12/08/1999       67.37        23.37            12.06           25.55           10.00          93.85          73.80           60.45
12/09/1999       67.59        23.75            12.06           26.28            9.38          92.94          71.88           59.68
12/10/1999       68.60        22.99            11.76           28.83            9.38          92.94          71.63           59.64
12/13/1999       68.60        24.52            11.76           28.47            9.69          87.70          68.99           57.43
12/14/1999       68.26        23.37            11.76           29.20           10.00          92.94          69.71           59.21
12/15/1999       68.37        22.61            13.82           28.47           10.00          91.34          67.55           57.92
12/16/1999       66.48        22.99            13.82           28.83            9.69          91.12          66.11           57.51
12/17/1999       67.48        22.61            13.53           28.10           10.00          93.62          60.82           56.65
12/20/1999       69.04        22.22            12.94           27.01           10.00          91.57          61.06           55.86
12/21/1999       67.59        22.61            12.94           27.74           10.00          91.80          62.26           56.42
12/22/1999       70.27        23.37            12.35           28.10           10.00          90.21          62.98           56.27
12/23/1999       69.82        23.37            11.76           28.83           10.31          90.89          63.46           56.68
12/27/1999       72.49        21.84            11.76           28.83           10.00          90.89          63.94           56.50
12/28/1999       69.93        22.99            10.88           28.83           10.00          91.34          64.66           57.06
12/29/1999       70.38        24.52            11.47           28.10           10.63          92.71          66.35           58.31
12/30/1999       70.94        23.75            12.35           28.10           10.00          97.04          65.38           59.31
12/31/1999       71.16        24.52            13.53           29.93            9.69          96.13          67.31           59.90
01/03/2000       71.05        22.99            14.12           29.93           10.00          89.52          67.31           57.45
01/04/2000       67.93        23.37            14.41           29.56           10.00          87.47          65.38           56.27
01/05/2000       70.04        22.61            14.41           28.83            9.69          89.07          66.35           56.85
01/06/2000       69.04        21.84            14.12           28.83           10.00          88.61          66.35           56.55
01/07/2000       68.93        18.39            14.12           29.20           10.31          89.75          66.59           56.35
01/10/2000       68.93        21.46            13.24           29.20           10.00          90.43          68.03           57.57
01/11/2000       69.82        21.07            12.94           28.47           10.63          88.84          66.35           56.43
01/12/2000       71.16        20.69            12.94           28.83           10.63          85.65          67.07           55.55
01/13/2000       70.38        20.31            13.24           28.83           11.88          88.84          66.35           56.39
01/14/2000       70.71        22.61            12.94           29.20           12.50          91.12          66.11           57.58
01/18/2000       70.60        22.99            12.94           29.56           12.50          90.21          62.98           56.46
01/19/2000       69.93        22.99            12.94           29.93           12.50          90.66          62.74           56.57
01/20/2000       68.15        22.99            12.65           30.29           11.56          85.88          62.50           54.89
01/21/2000       67.15        19.92            12.94           28.47           11.25          86.33          61.54           53.99
01/24/2000       66.70        21.07            12.35           27.74           11.25          85.88          61.78           54.06
01/25/2000       67.59        20.69            12.94           29.93           12.50          81.09          62.50           52.88
01/26/2000       65.70        20.69            11.76           28.10           11.25          81.32          62.74           52.77
01/27/2000       66.04        19.92            12.06           27.74           11.25          82.69          62.74           53.05
01/28/2000       65.81        19.16            11.76           27.01           10.94          84.05          63.22           53.40
01/31/2000       64.81        19.16            11.76           27.74           10.63          85.42          63.22           53.89
02/01/2000       65.59        18.01            11.18           28.10           11.25          85.88          64.90           54.35
02/02/2000       66.26        18.39            11.47           31.02           10.94          85.19          67.07           55.06
02/03/2000       69.15        18.39            10.59           31.75           11.25          84.74          68.99           55.51
02/04/2000       67.48        18.01            10.59           29.20           10.31          84.97          66.83           54.62
02/07/2000       68.37        17.62            10.59           29.93           10.31          83.14          66.59           53.93
02/08/2000       67.93        18.01            10.29           28.83           11.25          82.46          65.63           53.45
02/09/2000       70.71        16.86            10.59           28.83           10.94          79.27          65.63           52.16
02/10/2000       70.38        16.48            10.00           29.20           10.63          80.87          56.97           50.05
02/11/2000       70.04        17.24            10.29           31.39           10.63          79.50          53.85           49.01
02/14/2000       70.16        18.39            10.00           32.12            9.69          81.55          64.66           53.10
02/15/2000       70.16        18.39             9.41           32.12           10.00          82.46          65.87           53.75
02/16/2000       70.94        18.77             9.41           32.85           10.31          82.46          65.38           53.76
02/17/2000       70.04        18.39             9.41           34.31           10.31          81.78          63.22           52.93
02/18/2000       69.04        17.24             9.41           33.21           10.00          83.14          63.46           53.12
02/22/2000       68.71        16.86             9.41           32.85           10.31          77.90          66.83           52.30
02/23/2000       68.60        17.24             9.12           32.12            9.69          76.31          68.27           52.17
02/24/2000       63.14        17.62             8.24           34.67            9.69          75.40          67.31           51.82
02/25/2000       61.14        16.86             7.94           33.58           10.00          78.82          63.94           51.72
02/28/2000       60.58        16.86             7.94           32.12            9.69          79.73          64.66           52.11
02/29/2000       63.14        17.24             7.65           32.12            9.69          80.87          64.42           52.48
03/01/2000       62.81        18.77             7.94           31.02            9.06          81.09          65.14           52.96
03/02/2000       66.26        19.54             7.35           31.02            8.75          79.95          64.90           52.63
03/03/2000       66.59        19.92             7.35           31.02            8.44          78.13          65.14           52.16
03/06/2000       64.81        21.84             6.76           31.39            9.06          75.17          62.50           50.83
03/07/2000       63.81        20.69             7.06           31.39            9.06          76.54          62.74           51.13
03/08/2000       64.48        22.22             6.76           31.02            9.69          71.98          63.46           50.14
03/09/2000       66.82        24.90             6.47           31.39            9.06          74.03          62.74           51.13
03/10/2000       65.59        24.90             6.47           32.12           10.00          72.21          62.50           50.56
03/13/2000       63.47        23.75             6.76           31.02            9.38          70.16          63.22           49.76
03/14/2000       61.80        22.22             6.47           29.93           10.00          74.26          62.02           50.39
03/15/2000       63.03        22.22             6.18           30.66            9.69          77.45          63.94           52.03
03/16/2000       66.93        22.99             6.47           32.12           10.00          76.77          63.70           52.03
03/17/2000       67.59        24.14             6.47           31.02            9.38          75.63          63.22           51.63
03/20/2000       66.37        24.52             6.47           31.75           10.00          71.75          62.98           50.45
03/21/2000       67.82        26.44             6.47           31.75            9.69          71.75          63.46           50.96
03/22/2000       67.93        32.18             6.76           31.39           10.00          71.53          64.90           52.46
03/23/2000       67.93        29.12             6.47           32.12           10.00          74.94          64.42           52.88
03/24/2000       67.93        26.82             6.47           31.39           10.00          74.94          65.87           52.78
03/27/2000       67.04        26.44             6.18           31.75            9.69          73.12          68.27           52.81
03/28/2000       67.48        24.52             6.18           35.04            9.69          74.03          66.83           52.56
03/29/2000       67.71        26.05             6.47           37.23            9.69          76.99          67.79           54.31
03/30/2000       68.37        28.35             6.18           35.40            9.69          85.19          71.15           58.31
03/31/2000       67.71        26.82             6.18           37.59            9.69          81.55          73.08           57.54
04/03/2000       68.60        24.90             6.47           36.50           10.31          83.83          72.12           57.59
04/04/2000       68.26        24.14             6.47           35.77           10.00          83.60          69.95           56.64
04/05/2000       68.49        22.99             6.47           34.31           10.00          80.18          69.71           55.10
04/06/2000       69.82        24.90             6.47           34.67           10.00          81.55          69.95           56.04
04/07/2000       69.82        23.75             6.47           34.31            9.69          81.09          69.47           55.47
04/10/2000       69.04        24.14             6.32           31.75            9.06          81.09          69.23           55.24
04/11/2000       71.38        22.99             6.18           30.66            9.69          81.09          67.55           54.45
04/12/2000       71.38        22.61             7.06           31.39           10.00          84.05          65.87           54.97
04/13/2000       69.38        22.22             6.47           31.39            9.69          83.83          65.63           54.70
04/14/2000       68.04        20.31             6.76           31.75            9.69          80.41          62.74           52.38
04/17/2000       68.93        19.54             7.35           32.12            9.06          80.64          64.90           52.96
04/18/2000       69.49        19.92             7.94           31.02            9.38          79.50          65.63           52.83
04/19/2000       71.94        19.54             7.94           32.12           10.00          81.32          65.63           53.47
04/20/2000       74.39        19.54             7.94           33.21           11.88          85.42          66.83           55.37
04/24/2000       74.94        20.69             9.41           33.94           13.44          89.75          66.35           57.09
04/25/2000       76.95        24.14             9.41           34.31           13.75          89.52          66.59           57.82
04/26/2000       76.95        25.67             9.41           34.67           15.00          88.61          70.19           58.99
04/27/2000       74.94        26.44            10.00           34.31           15.00          89.75          70.67           59.66
04/28/2000       73.16        26.82            10.00           33.21           14.69          90.43          72.12           60.28
05/01/2000       77.51        27.20            10.00           33.58           14.38          92.94          73.32           61.55
05/02/2000       81.29        26.05            10.29           34.31           15.00          89.29          73.32           60.22
05/03/2000       83.85        25.29            10.00           34.31           15.00          89.52          72.84           59.99
05/04/2000       86.53        25.67            10.29           33.94           14.69          90.89          73.80           60.77
05/05/2000       84.41        26.05            10.59           32.85           14.38          90.89          75.00           61.11
05/08/2000       84.41        25.67            10.59           32.12           14.06          87.24          74.76           59.69
05/09/2000       83.63        25.67            10.00           32.12           14.69          87.02          73.80           59.34
05/10/2000       84.52        24.90             9.41           32.12           15.00          88.15          71.88           58.98
05/11/2000       86.97        26.05             9.12           31.75           13.44          92.71          71.39           60.45
05/12/2000       85.86        26.82             9.12           31.02           12.81          89.07          71.63           59.38
05/15/2000       83.85        27.20             8.82           31.75           13.13          87.93          73.56           59.71
05/16/2000       84.19        27.20             9.41           32.12           12.81          89.98          74.04           60.56
05/17/2000       83.74        25.67             9.12           31.39           13.13          86.79          71.88           58.51
05/18/2000       83.41        24.90             8.24           31.02           12.50          85.88          69.47           57.25
05/19/2000       82.85        24.52             7.94           30.66           11.88          84.28          69.23           56.50
05/22/2000       82.52        22.99             7.94           28.10           11.88          86.33          50.96           51.28
05/23/2000       80.51        22.22             7.94           28.10           12.50          88.84          47.12           50.86
05/24/2000       82.96        20.31             7.94           28.10           12.50          85.19          42.55           47.92
05/25/2000       82.52        21.46             7.35           28.47           12.19          84.51          42.55           47.91
05/26/2000       84.19        22.99             7.06           29.20           12.50          82.69          43.51           47.97
05/30/2000       84.52        22.61             7.06           29.20           11.88          83.60          42.79           47.94
05/31/2000       84.63        20.31             6.76           29.20           11.25          86.79          39.18           47.42
06/01/2000       78.17        21.07             6.76           29.20           12.19          86.56          41.83           48.33
06/02/2000       75.50        24.90             6.76           28.83           11.88          87.93          42.07           49.58
06/05/2000       76.50        24.14             6.47           28.47           11.25          86.33          43.75           49.32
06/06/2000       74.61        23.37             6.47           28.83           11.56          84.97          42.79           48.48
06/07/2000       74.16        22.99             6.47           28.47           11.56          82.92          44.23           48.12
06/08/2000       71.16        22.99             6.18           27.01           11.56          82.92          43.27           47.71
06/09/2000       71.05        21.46             6.18           27.74           11.56          80.87          44.71           47.21
06/12/2000       71.16        21.07             5.88           27.74           11.88          78.59          42.79           45.82
06/13/2000       69.04        20.69             6.18           28.47           10.94          77.90          40.63           44.90
06/14/2000       69.93        19.54             5.88           27.37           11.56          78.59          42.55           45.39
06/15/2000       70.38        18.01             6.47           27.37           11.56          81.78          42.31           46.09
06/16/2000       70.49        18.01             6.18           28.47           11.56          78.13          38.70           43.90
06/19/2000       63.92        13.03             6.47           28.47           11.25          79.04          37.02           42.70
06/20/2000       63.81        14.18             6.47           29.20           11.25          79.95          33.65           42.29
06/21/2000       61.80        13.41             6.18           28.83           12.19          76.31          34.62           41.23
06/22/2000       61.14        13.03             6.18           28.83           10.63          75.63          33.89           40.63
06/23/2000       60.58        12.26             6.47           29.20           11.25          76.31          34.38           40.92
06/26/2000       61.02        13.03             5.29           28.10           11.25          79.04          38.46           43.04
06/27/2000       59.58        12.26             5.29           27.74           10.63          81.78          39.18           43.94
06/28/2000       60.69        12.64             5.59           27.01           10.31          82.23          41.35           44.75
06/29/2000       61.25        12.64             5.29           25.18           10.00          87.70          43.27           46.95
06/30/2000       57.02        10.34             5.59           27.74           10.31          79.27          42.79           43.79
07/03/2000       58.13        12.26             5.29           27.01           10.31          88.38          43.75           47.39
07/05/2000       58.35        12.64             5.29           27.01           10.63          84.97          43.75           46.36
07/06/2000       56.24        12.26             5.29           27.37           10.94          85.65          44.47           46.77
07/07/2000       56.57        12.26             5.00           27.74           10.94          88.15          45.67           47.96
07/10/2000       56.57        12.26             5.00           25.91           12.50          89.75          46.15           48.58
07/11/2000       57.57        13.41             5.00           25.91           15.31          88.61          44.95           48.23
07/12/2000       57.24        13.79             5.00           24.82           15.94          87.70          44.23           47.75
07/13/2000       56.79        14.94             4.71           25.18           15.63          88.61          43.27           47.99
07/14/2000       57.13        15.33             5.29           27.01           15.00          90.89          45.43           49.59
07/17/2000       57.57        15.33             4.71           27.37           15.63          89.29          44.47           48.82
07/18/2000       56.12        15.33             4.41           28.10           14.69          88.15          43.75           48.22
07/19/2000       55.90        14.94             2.06           28.10           15.00          87.93          43.99           48.06
07/20/2000       58.57        14.94             2.94           28.10           18.13          89.75          42.79           48.51
07/21/2000       60.69        13.41             3.53           28.10           18.13          89.52          43.75           48.44
07/24/2000       59.91        13.41             3.53           27.01           18.75          89.52          43.51           48.32
07/25/2000       59.35        13.03             3.24           27.01           17.81          91.34          44.23           48.99
07/26/2000       58.91        12.64             3.24           27.01           17.50          94.53          43.27           49.67
07/27/2000       58.57         9.96             2.94           26.64           17.19          94.53          43.75           49.21
07/28/2000       57.80        10.73             2.94           27.37           17.19          94.31          43.75           49.35
07/31/2000       57.46         9.96             2.94           26.28           16.25          97.27          46.15           50.74
08/01/2000       56.57        10.73             2.65           25.18           15.94          98.41          46.39           51.23
08/02/2000       57.24        10.73             2.79           25.55           15.63          97.72          46.63           51.09
08/03/2000       56.79         9.58             2.35           24.82           15.63          96.13          46.63           50.26
08/04/2000       56.24        10.34             2.35           24.82           17.50          97.72          47.12           51.18
08/07/2000       57.35        10.34             2.94           24.45           18.75          99.32          47.12           51.77
08/08/2000       56.90        10.34             2.94           24.82           17.81          99.77          46.39           51.69
08/09/2000       56.46        10.34             2.65           24.82           18.13          98.41          48.08           51.74
08/10/2000       56.57        10.34             2.65           24.09           17.50          95.44          47.12           50.39
08/11/2000       56.68        10.34             2.65           24.09           17.50          97.95          49.28           51.85
08/14/2000       57.24        10.73             2.65           24.82           17.19          97.95          50.72           52.39
08/15/2000       55.79        10.34             2.65           25.18           17.19          97.04          51.92           52.40
08/16/2000       55.46         9.20             2.35           26.64           17.50          96.81          54.09           52.85
08/17/2000       56.24         9.58             1.91           26.64           18.75          94.76          54.09           52.30
08/18/2000       56.01         9.20             2.06           28.10           19.06          94.08          53.61           51.99
08/21/2000       55.23        10.34             2.21           28.47           19.69          94.08          51.68           51.72
08/22/2000       56.57        11.88             2.35           27.74           20.63          95.90          51.92           52.71
08/23/2000       55.90        11.11             2.35           27.37           21.88          92.26          51.92           51.39
08/24/2000       56.24        11.11             2.06           27.37           22.81          92.71          52.16           51.65
08/25/2000       55.79        11.49             2.06           27.37           20.63          90.89          52.16           51.01
08/28/2000       54.79        11.11             2.06           26.28           20.94          87.47          51.44           49.52
08/29/2000       53.45        10.34             1.76           27.01           22.19          89.29          51.92           50.22
08/30/2000       53.56        10.73             2.35           26.28           21.56          87.02          52.16           49.55
08/31/2000       53.23        10.73             2.35           25.91           22.19          86.56          54.09           49.98
09/01/2000       53.12        10.73             3.82           25.91           21.25          88.38          53.37           50.38
09/05/2000       52.90        10.73             4.41           25.91           22.50          85.42          52.88           49.35
09/06/2000       55.68        11.88             4.71           25.55           22.50          96.58          54.09           53.60
09/07/2000       55.68        11.88             5.88           25.91           20.94          98.63          54.81           54.48
09/08/2000       55.46        11.49             5.59           25.55           20.63          94.31          54.33           52.78
09/11/2000       53.56        11.49             4.41           25.55           20.94          92.71          53.85           52.08
09/12/2000       52.78        11.11             4.41           25.55           19.38          93.62          53.85           52.22
09/13/2000       52.00        10.34             4.41           25.18           19.06          89.52          54.57           50.88
09/14/2000       52.45        11.49             4.71           25.18           18.75          87.24          54.81           50.42
09/15/2000       51.45         9.20             4.12           25.91           18.13          84.97          53.85           48.92
09/18/2000       51.00         8.81             3.82           25.18           17.50          81.55          51.92           47.05
09/19/2000       51.56         9.20             3.53           25.91           16.56          80.64          51.44           46.68
09/20/2000       50.22         9.58             3.82           25.55           17.50          78.82          52.64           46.54
09/21/2000       49.67         8.43             4.41           25.55           18.13          77.45          51.68           45.64
09/22/2000       49.00         8.43             4.41           24.82           19.69          80.18          51.20           46.43
09/25/2000       48.78         7.66             4.41           24.82           21.88          81.78          50.48           46.71
09/26/2000       48.33         8.05             4.71           25.18           20.31          80.18          46.39           45.01
09/27/2000       48.44         7.66             4.12           25.18           20.00          79.73          46.15           44.67
09/28/2000       49.00         8.05             4.12           24.09           20.63          82.92          44.95           45.39
09/29/2000       50.22         7.66             5.00           25.18           20.00          79.50          47.12           44.91
10/02/2000       49.67         8.05             5.29           24.09           20.00          78.36          43.99           43.62
10/03/2000       50.56         7.66             5.88           24.45           20.00          77.68          43.03           43.09
10/04/2000       51.34         8.05             5.59           24.09           17.50          78.36          44.71           43.71
10/05/2000       51.56         8.43             5.59           24.45           16.88          80.41          43.99           44.24
10/06/2000       48.33         8.05             5.00           23.72           15.00          80.64          42.79           43.70
10/09/2000       48.22         8.05             5.59           23.72           15.00          79.04          40.87           42.63
10/10/2000       48.00         8.43             5.00           23.72           15.63          77.22          34.13           40.13
10/11/2000       46.44         8.05             5.29           22.99           15.63          71.98          33.41           38.07
10/12/2000       45.66         9.20             6.18           17.52           15.63          70.39          33.17           37.32
10/13/2000       45.32         8.81             6.18           17.52           15.31          71.07          32.93           37.38
10/16/2000       45.21         8.05             7.65           16.06           15.00          71.98          31.73           37.10
10/17/2000       43.76         8.43             7.35           15.33           15.00          69.93          29.33           35.72
10/18/2000       42.87         8.05             6.76           14.96           15.00          70.39          29.33           35.74
10/19/2000       42.65         8.43             6.47           15.33           15.00          73.35          29.57           36.88
10/20/2000       40.98         8.05             7.06           16.06           14.06          73.35          28.85           36.62
10/23/2000       40.31         8.43             6.76           16.06           15.63          71.30          27.16           35.60
10/24/2000       40.53         8.43             6.47           15.33           13.13          71.30          27.64           35.54
10/25/2000       40.76         8.43             6.18           14.60           13.13          70.84          27.16           35.18
10/26/2000       40.53         8.05             5.00           15.69           13.13          73.80          27.40           36.18
10/27/2000       40.98         7.28             4.71           14.60           13.13          73.58          28.37           36.14
10/30/2000       41.76         7.28             4.71           13.87           13.44          77.22          28.37           37.30
10/31/2000       41.98         7.66             5.00           14.23           13.75          79.50          27.64           37.98
11/01/2000       41.87         8.05             4.41           14.60           15.00          78.59          27.64           37.83
11/02/2000       42.32         7.66             3.82           15.33           14.69          78.82          28.13           37.98
11/03/2000       42.32         8.05             3.24           15.33           14.38          79.04          27.88           38.02
11/06/2000       44.21         8.43             3.24           15.69           14.69          79.27          27.88           38.22
11/07/2000       45.21         8.81             3.53           16.06           14.69          77.90          28.37           38.03
11/08/2000       47.44         8.43             2.94           15.33           15.00          77.22          27.88           37.52
11/09/2000       46.10         8.81             2.94           15.33           10.31          75.40          27.64           36.67
11/10/2000       45.55         9.20             3.24           14.60           11.56          74.72          28.13           36.68
11/13/2000       46.88         9.20             3.09           14.60           11.56          76.31          27.16           36.92
11/14/2000       47.10         9.58             2.65           13.14           11.25          77.90          29.09           37.94
11/15/2000       46.66         9.58             2.65           12.77           11.25          77.45          28.37           37.55
11/16/2000       45.88         8.81             2.35           12.41           11.25          78.82          28.37           37.81
11/17/2000       47.77         8.81             2.21           11.31           10.00          79.95          27.40           37.74
11/20/2000       48.00         8.43             1.76           12.77           10.00          81.55          25.72           37.78
11/21/2000       48.89         8.43             2.06           12.04            9.69          81.32          24.76           37.36
11/22/2000       48.33         8.43             1.76           12.77            9.69          80.41          23.80           36.82
11/24/2000       49.67         8.81             1.76           12.77            9.69          81.09          24.28           37.27
11/27/2000       50.00         8.43             1.47           12.41           10.00          84.51          26.44           38.93
11/28/2000       49.55         8.43             1.62           12.41            9.38          83.60          25.48           38.32
11/29/2000       49.55         8.43             1.76           12.04            9.69          86.79          25.00           39.23
11/30/2000       48.55         8.05             1.62           12.41            9.69          86.33          24.52           38.88
12/01/2000       49.55         8.43             1.76           12.77            9.69          89.98          24.28           40.12
12/04/2000       49.67         8.43             1.62           12.55           10.00          87.93          23.08           39.08
12/05/2000       50.33         8.05             1.62           13.08           10.00          91.80          23.77           40.53
12/06/2000       46.33         8.81             1.32           12.79           11.25          91.12          25.46           40.99
12/07/2000       42.65         9.20             1.32           13.43           15.63          91.80          24.92           41.42
12/08/2000       43.32         9.20             1.47           13.14           14.69          93.62          25.15           42.03
12/11/2000       48.11         9.96             1.32           13.37           15.00          94.99          24.38           42.43
12/12/2000       51.22        11.11             1.32           13.14           12.81          92.26          25.04           41.82
12/13/2000       52.00         9.96             1.47           13.61           13.13          89.29          25.38           40.77
12/14/2000       49.89         9.96             1.18           13.20           13.13          89.75          25.62           40.95
12/15/2000       49.11         9.58             1.18           13.43           13.44          90.89          25.04           41.11
12/18/2000       50.11        10.34             1.32           13.14           13.13          90.89          24.00           40.92
12/19/2000       51.22         9.20             1.32           12.73           13.13          89.98          24.31           40.45
12/20/2000       50.56         9.20             1.32           12.55           12.50          87.47          24.19           39.54
12/21/2000       50.11         9.20             1.18           12.55           12.50          88.38          23.08           39.51
12/22/2000       53.79         9.20             1.32           12.55           12.50          92.26          23.69           40.97
12/26/2000       53.56         9.58             1.18           12.32           13.13          91.80          25.12           41.33
12/27/2000       55.46         9.96             1.32           12.85           13.13         100.91          27.50           45.16
12/28/2000       56.35        10.34             1.32           13.49           12.50         105.69          28.81           47.22
12/29/2000       57.80        10.73             1.32           12.96           12.50          99.77          28.81           45.30
01/02/2001       55.12         9.58             1.32           13.66           12.50          99.32          30.54           45.48
01/03/2001       56.68         9.96             1.62           14.01           11.88         103.87          34.62           48.27
01/04/2001       56.90         9.58             1.76           14.54           11.56         107.74          34.23           49.39
01/05/2001       54.57         9.96             1.76           14.60           12.50         107.74          33.42           49.28
01/08/2001       56.90         9.96             1.62           14.54           12.50         112.07          32.62           50.46
01/09/2001       56.24        10.73             1.62           14.48           11.25         111.16          31.73           49.98
01/10/2001       56.79        11.11             1.91           14.60           11.25         109.34          31.77           49.49
01/11/2001       57.13        11.11             1.76           14.42           11.88         109.34          32.12           49.60
01/12/2001       56.90        10.73             2.06           14.48           12.50         112.53          32.23           50.66
01/16/2001       57.57        10.34             2.21           14.60           13.13         115.03          32.73           51.61
01/17/2001       59.02         9.96             2.35           14.60           14.38         112.98          34.85           51.56
01/18/2001       59.35        10.34             2.35           14.60           14.69         112.98          37.50           52.43
01/19/2001       59.13        10.73             2.65           14.60           14.69         109.34          37.12           51.21
01/22/2001       57.35        10.34             2.35           15.18           14.69         110.93          34.85           51.02
01/23/2001       61.47        10.34             2.21           17.46           13.44         113.21          35.38           52.03
01/24/2001       59.80        10.34             2.35           18.34           14.69         110.02          35.19           51.07
01/25/2001       60.91        10.73             2.35           18.74           14.69         112.53          35.19           52.00
01/26/2001       60.36        10.34             2.21           18.69           14.06         110.02          34.65           50.89
01/29/2001       60.83        10.67             2.12           18.86           14.10         112.44          35.58           52.04
01/30/2001       60.85        11.34             2.12           18.69           14.35         111.78          33.62           51.38
01/31/2001       63.04        11.40             2.12           17.58           14.30         114.81          34.77           52.64
02/01/2001       62.68        10.91             2.31           18.22           13.15         117.36          35.19           53.50
02/02/2001       64.14        11.52             2.35           18.10           14.50         116.41          34.19           53.09
02/05/2001       64.77        11.89             2.31           16.35           13.10         116.23          33.88           52.79
02/06/2001       65.37        11.65             2.31           16.23           13.45         116.52          34.54           53.04
02/07/2001       66.33        11.52             2.26           16.64           14.23         114.70          33.73           52.25
02/08/2001       64.34        11.52             2.12           16.64           13.80         112.07          33.27           51.22
02/09/2001       64.64        13.36             2.82           17.11           13.25         107.19          33.65           50.13
02/12/2001       65.21        14.10             2.26           16.82           13.75         108.06          34.00           50.65
02/13/2001       66.82        13.49             2.07           16.88           13.75         108.76          33.65           50.65
02/14/2001       65.43        13.49             1.88           17.17           14.35         109.34          32.62           50.58
02/15/2001       64.93        13.49             2.52           17.34           14.95         111.85          33.15           51.64
02/16/2001       64.32        13.43             2.26           17.17           15.50         112.15          32.19           51.45
02/20/2001       78.08        13.79             2.02           17.28           19.10         114.84          33.73           53.06
02/21/2001       77.92        13.55             1.98           17.11           15.75         116.56          33.81           53.40
02/22/2001       79.20        13.12             2.21           16.64           15.00         114.70          33.85           52.65
02/23/2001       80.45        13.18             2.21           16.06           15.25         112.62          33.23           51.76
02/26/2001       80.53        13.49             2.02           15.47           17.95         113.20          34.42           52.46
02/27/2001       80.09        13.49             2.02           15.59           17.10         111.27          33.35           51.47
02/28/2001       79.48        13.79             2.21           14.13           17.75         109.16          32.38           50.48
03/01/2001       79.95        14.10             2.31           14.07           18.65         108.39          32.08           50.25
03/02/2001       79.63        14.10             2.24           13.78           21.00         110.18          31.54           50.78
03/05/2001       79.55        14.71             2.35           13.84           25.00         112.87          33.19           52.51
03/06/2001       79.54        14.53             2.35           13.14           20.25         110.07          35.15           51.81
03/07/2001       79.38        15.33             2.12           14.01           20.60         111.38          34.85           52.39
03/08/2001       79.29        15.94             2.31           14.54           21.00         112.77          34.85           53.04
03/09/2001       79.31        16.67             2.33           13.43           22.00         112.73          35.81           53.43
03/12/2001       79.38        16.25             2.26           14.01           21.75         112.36          35.77           53.24
03/13/2001       79.55        15.94             2.21           14.01           20.50         109.45          36.15           52.26
03/14/2001       77.95        15.63             2.31           13.84           21.65         105.77          35.38           50.81
03/15/2001       78.16        15.63             2.21           13.87           21.00         107.85          35.85           51.60

SOURCE: FactSet

[UBS WARBURG LOGO]              Section 2: Industry and Company Overview      29

SPRINGS INDUSTRIES -- ONE YEAR HISTORICAL PRICE PERFORMANCE



RELATIVE SHARE PRICE PERFORMANCE

  DATE           SPRINGS        BURLINGTON CROWN CRAFTS     DAN RIVER GALEY & LORD      MOHAWK IND. WESTPOINT       PEER GROUP
 3/16/00         100.00           100.00         100         100.00          100          100.00         100          100.00
 3/17/00         101.00           105.00      100.00          96.59        93.75           98.52       99.25           99.22
 3/20/00          99.17           106.67      100.00          98.86       100.00           93.47       98.87           96.95
 3/21/00         101.33           115.00      100.00          98.86        96.88           93.47       99.62           97.93
 3/22/00         101.50           140.00      104.55          97.73       100.00           93.18      101.89          100.83
 3/23/00         101.50           126.67      100.00         100.00       100.00           97.63      101.13          101.62
 3/24/00         101.50           116.67      100.00          97.73       100.00           97.63      103.40          101.44
 3/27/00         100.17           115.00       95.45          98.86        96.88           95.25      107.17          101.50
 3/28/00         100.83           106.67       95.45         109.09        96.88           96.44      104.91          101.01
 3/29/00         101.16           113.33      100.00         115.91        96.88          100.30      106.42          104.37
 3/30/00         102.16           123.33       95.45         110.23        96.88          110.98      111.70          112.07
 3/31/00         101.16           116.67       95.45         117.05        96.88          106.23      114.72          110.58
  4/3/00         102.50           108.33      100.00         113.64       103.13          109.20      113.21          110.67
  4/4/00         102.00           105.00      100.00         111.36       100.00          108.90      109.81          108.86
  4/5/00         102.33           100.00      100.00         106.82       100.00          104.45      109.43          105.90
  4/6/00         104.33           108.33      100.00         107.95       100.00          106.23      109.81          107.70
  4/7/00         104.33           103.33      100.00         106.82        96.88          105.64      109.06          106.60
 4/10/00         103.16           105.00       97.73          98.86        90.63          105.64      108.68          106.16
 4/11/00         106.66           100.00       95.45          95.45        96.88          105.64      106.04          104.65
 4/12/00         106.66            98.33      109.09          97.73       100.00          109.50      103.40          105.64
 4/13/00         103.66            96.67      100.00          97.73        96.88          109.20      103.02          105.13
 4/14/00         101.66            88.33      104.55          98.86        96.88          104.75       98.49          100.67
 4/17/00         103.00            85.00      113.64         100.00        90.63          105.04      101.89          101.78
 4/18/00         103.83            86.67      122.73          96.59        93.75          103.56      103.02          101.53
 4/19/00         107.49            85.00      122.73         100.00       100.00          105.93      103.02          102.76
 4/20/00         111.15            85.00      122.73         103.41       118.75          111.28      104.91          106.40
 4/24/00         111.98            90.00      145.45         105.68       134.38          116.91      104.15          109.71
 4/25/00         114.98           105.00      145.45         106.82       137.50          116.62      104.53          111.12
 4/26/00         114.98           111.67      145.45         107.95       150.00          115.43      110.19          113.37
 4/27/00         111.98           115.00      154.55         106.82       150.00          116.91      110.94          114.65
 4/28/00         109.32           116.67      154.55         103.41       146.88          117.80      113.21          115.85
  5/1/00         115.81           118.33      154.55         104.55       143.75          121.07      115.09          118.29
  5/2/00         121.46           113.33      159.09         106.82       150.00          116.32      115.09          115.74
  5/3/00         125.29           110.00      154.55         106.82       150.00          116.62      114.34          115.29
  5/4/00         129.28           111.67      159.09         105.68       146.88          118.40      115.85          116.78
  5/5/00         126.12           113.33      163.64         102.27       143.75          118.40      117.74          117.44
  5/8/00         126.12           111.67      163.64         100.00       140.63          113.65      117.36          114.71
  5/9/00         124.96           111.67      154.55         100.00       146.88          113.35      115.85          114.04
 5/10/00         126.29           108.33      145.45         100.00       150.00          114.84      112.83          113.36
 5/11/00         129.95           113.33      140.91          98.86       134.38          120.77      112.08          116.17
 5/12/00         128.29           116.67      140.91          96.59       128.13          116.02      112.45          114.12
 5/15/00         125.29           118.33      136.36          98.86       131.25          114.54      115.47          114.75
 5/16/00         125.79           118.33      145.45         100.00       128.13          117.21      116.23          116.40
 5/17/00         125.12           111.67      140.91          97.73       131.25          113.06      112.83          112.46
 5/18/00         124.63           108.33      127.27          96.59       125.00          111.87      109.06          110.03
 5/19/00         123.79           106.67      122.73          95.45       118.75          109.79      108.68          108.59
 5/22/00         123.29           100.00      122.73          87.50       118.75          112.46       80.00           98.56
 5/23/00         120.30            96.67      122.73          87.50       125.00          115.73       73.96           97.74
 5/24/00         123.96            88.33      122.73          87.50       125.00          110.98       66.79           92.10
 5/25/00         123.29            93.33      113.64          88.64       121.88          110.09       66.79           92.08
 5/26/00         125.79           100.00      109.09          90.91       125.00          107.72       68.30           92.18
 5/30/00         126.29            98.33      109.09          90.91       118.75          108.90       67.17           92.14
 5/31/00         126.46            88.33      104.55          90.91       112.50          113.06       61.51           91.14
  6/1/00         116.81            91.67      104.55          90.91       121.88          112.76       65.66           92.89
  6/2/00         112.81           108.33      104.55          89.77       118.75          114.54       66.04           95.28
  6/5/00         114.31           105.00      100.00          88.64       112.50          112.46       68.68           94.78
  6/6/00         111.48           101.67      100.00          89.77       115.63          110.68       67.17           93.16
  6/7/00         110.82           100.00      100.00          88.64       115.63          108.01       69.43           92.48
  6/8/00         106.32           100.00       95.45          84.09       115.63          108.01       67.92           91.69
  6/9/00         106.16            93.33       95.45          86.36       115.63          105.34       70.19           90.73
 6/12/00         106.32            91.67       90.91          86.36       118.75          102.37       67.17           88.06
 6/13/00         103.16            90.00       95.45          88.64       109.38          101.48       63.77           86.28
 6/14/00         104.49            85.00       90.91          85.23       115.63          102.37       66.79           87.24
 6/15/00         105.16            78.33      100.00          85.23       115.63          106.53       66.42           88.58
 6/16/00         105.32            78.33       95.45          88.64       115.63          101.78       60.75           84.37
 6/19/00          95.51            56.67      100.00          88.64       112.50          102.97       58.11           82.06
 6/20/00          95.34            61.67      100.00          90.91       112.50          104.15       52.83           81.28
 6/21/00          92.35            58.33       95.45          89.77       121.88           99.41       54.34           79.24
 6/22/00          91.35            56.67       95.45          89.77       106.25           98.52       53.21           78.08
 6/23/00          90.52            53.33      100.00          90.91       112.50           99.41       53.96           78.64
 6/26/00          91.18            56.67       81.82          87.50       112.50          102.97       60.38           82.72
 6/27/00          89.02            53.33       81.82          86.36       106.25          106.53       61.51           84.45
 6/28/00          90.68            55.00       86.36          84.09       103.13          107.12       64.91           86.00
 6/29/00          91.51            55.00       81.82          78.41       100.00          114.24       67.92           90.22
 6/30/00          85.19            45.00       86.36          86.36       103.13          103.26       67.17           84.16
  7/3/00          86.86            53.33       81.82          84.09       103.13          115.13       68.68           91.08
  7/5/00          87.19            55.00       81.82          84.09       106.25          110.68       68.68           89.10
  7/6/00          84.03            53.33       81.82          85.23       109.38          111.57       69.81           89.88
  7/7/00          84.53            53.33       77.27          86.36       109.38          114.84       71.70           92.18
 7/10/00          84.53            53.33       77.27          80.68       125.00          116.91       72.45           93.36
 7/11/00          86.02            58.33       77.27          80.68       153.13          115.43       70.57           92.69
 7/12/00          85.52            60.00       77.27          77.27       159.38          114.24       69.43           91.76
 7/13/00          84.86            65.00       72.73          78.41       156.25          115.43       67.92           92.23
 7/14/00          85.36            66.67       81.82          84.09       150.00          118.40       71.32           95.30
 7/17/00          86.02            66.67       72.73          85.23       156.25          116.32       69.81           93.82
 7/18/00          83.86            66.67       68.18          87.50       146.88          114.84       68.68           92.68
 7/19/00          83.53            65.00       31.82          87.50       150.00          114.54       69.06           92.36
 7/20/00          87.52            65.00       45.45          87.50       181.25          116.91       67.17           93.24
 7/21/00          90.68            58.33       54.55          87.50       181.25          116.62       68.68           93.09
 7/24/00          89.52            58.33       54.55          84.09       187.50          116.62       68.30           92.86
 7/25/00          88.69            56.67       50.00          84.09       178.13          118.99       69.43           94.15
 7/26/00          88.02            55.00       50.00          84.09       175.00          123.15       67.92           95.45
 7/27/00          87.52            43.33       45.45          82.95       171.88          123.15       68.68           94.57
 7/28/00          86.36            46.67       45.45          85.23       171.88          122.85       68.68           94.84
 7/31/00          85.86            43.33       45.45          81.82       162.50          126.71       72.45           97.52
  8/1/00          84.53            46.67       40.91          78.41       159.38          128.19       72.83           98.45
  8/2/00          85.52            46.67       43.18          79.55       156.25          127.30       73.21           98.19
  8/3/00          84.86            41.67       36.36          77.27       156.25          125.22       73.21           96.59
  8/4/00          84.03            45.00       36.36          77.27       175.00          127.30       73.96           98.37
  8/7/00          85.69            45.00       45.45          76.14       187.50          129.38       73.96           99.50
  8/8/00          85.02            45.00       45.45          77.27       178.13          129.97       72.83           99.34
  8/9/00          84.36            45.00       40.91          77.27       181.25          128.19       75.47           99.43
 8/10/00          84.53            45.00       40.91          75.00       175.00          124.33       73.96           96.84
 8/11/00          84.69            45.00       40.91          75.00       175.00          127.60       77.36           99.65
 8/14/00          85.52            46.67       40.91          77.27       171.88          127.60       79.62          100.69
 8/15/00          83.36            45.00       40.91          78.41       171.88          126.41       81.51          100.70
 8/16/00          82.86            40.00       36.36          82.95       175.00          126.11       84.91          101.57
 8/17/00          84.03            41.67       29.55          82.95       187.50          123.44       84.91          100.51
 8/18/00          83.69            40.00       31.82          87.50       190.63          122.55       84.15           99.92
 8/21/00          82.53            45.00       34.09          88.64       196.88          122.55       81.13           99.41
 8/22/00          84.53            51.67       36.36          86.36       206.25          124.93       81.51          101.29
 8/23/00          83.53            48.33       36.36          85.23       218.75          120.18       81.51           98.76
 8/24/00          84.03            48.33       31.82          85.23       228.13          120.77       81.89           99.26
 8/25/00          83.36            50.00       31.82          85.23       206.25          118.40       81.89           98.03
 8/28/00          81.86            48.33       31.82          81.82       209.38          113.95       80.75           95.18
 8/29/00          79.87            45.00       27.27          84.09       221.88          116.32       81.51           96.52
 8/30/00          80.03            46.67       36.36          81.82       215.63          113.35       81.89           95.24
 8/31/00          79.53            46.67       36.36          80.68       221.88          112.76       84.91           96.05
  9/1/00          79.37            46.67       59.09          80.68       212.50          115.13       83.77           96.82
  9/5/00          79.03            46.67       68.18          80.68       225.00          111.28       83.02           94.85
  9/6/00          83.19            51.67       72.73          79.55       225.00          125.82       84.91          103.01
  9/7/00          83.19            51.67       90.91          80.68       209.38          128.49       86.04          104.71
  9/8/00          82.86            50.00       86.36          79.55       206.25          122.85       85.28          101.43
 9/11/00          80.03            50.00       68.18          79.55       209.38          120.77       84.53          100.09
 9/12/00          78.87            48.33       68.18          79.55       193.75          121.96       84.53          100.35
 9/13/00          77.70            45.00       68.18          78.41       190.63          116.62       85.66           97.78
 9/14/00          78.37            50.00       72.73          78.41       187.50          113.65       86.04           96.91
 9/15/00          76.87            40.00       63.64          80.68       181.25          110.68       84.53           94.03
 9/18/00          76.21            38.33       59.09          78.41       175.00          106.23       81.51           90.42
 9/19/00          77.04            40.00       54.55          80.68       165.63          105.04       80.75           89.71
 9/20/00          75.04            41.67       59.09          79.55       175.00          102.67       82.64           89.45
 9/21/00          74.21            36.67       68.18          79.55       181.25          100.89       81.13           87.71
 9/22/00          73.21            36.67       68.18          77.27       196.88          104.45       80.38           89.22
 9/25/00          72.88            33.33       68.18          77.27       218.75          106.53       79.25           89.76
 9/26/00          72.21            35.00       72.73          78.41       203.13          104.45       72.83           86.49
 9/27/00          72.38            33.33       63.64          78.41       200.00          103.86       72.45           85.84
 9/28/00          73.21            35.00       63.64          75.00       206.25          108.01       70.57           87.23
 9/29/00          75.04            33.33       77.27          78.41       200.00          103.56       73.96           86.31
 10/2/00          74.21            35.00       81.82          75.00       200.00          102.08       69.06           83.83
 10/3/00          75.54            33.33       90.91          76.14       200.00          101.19       67.55           82.80
 10/4/00          76.71            35.00       86.36          75.00       175.00          102.08       70.19           84.00
 10/5/00          77.04            36.67       86.36          76.14       168.75          104.75       69.06           85.02
 10/6/00          72.21            35.00       77.27          73.86       150.00          105.04       67.17           83.98
 10/9/00          72.05            35.00       86.36          73.86       150.00          102.97       64.15           81.93
10/10/00          71.71            36.67       77.27          73.86       156.25          100.59       53.58           77.13
10/11/00          69.38            35.00       81.82          71.59       156.25           93.77       52.45           73.16
10/12/00          68.22            40.00       95.45          54.55       156.25           91.69       52.08           71.72
10/13/00          67.72            38.33       95.45          54.55       153.13           92.58       51.70           71.83
10/16/00          67.55            35.00      118.18          50.00       150.00           93.77       49.81           71.30
10/17/00          65.39            36.67      113.64          47.73       150.00           91.10       46.04           68.66
10/18/00          64.06            35.00      104.55          46.59       150.00           91.69       46.04           68.70
10/19/00          63.73            36.67      100.00          47.73       150.00           95.55       46.42           70.89
10/20/00          61.23            35.00      109.09          50.00       140.63           95.55       45.28           70.39
10/23/00          60.23            36.67      104.55          50.00       156.25           92.88       42.64           68.42
10/24/00          60.57            36.67      100.00          47.73       131.25           92.88       43.40           68.30
10/25/00          60.90            36.67       95.45          45.45       131.25           92.28       42.64           67.61
10/26/00          60.57            35.00       77.27          48.86       131.25           96.14       43.02           69.54
10/27/00          61.23            31.67       72.73          45.45       131.25           95.85       44.53           69.46
10/30/00          62.40            31.67       72.73          43.18       134.38          100.59       44.53           71.69
10/31/00          62.73            33.33       77.27          44.32       137.50          103.56       43.40           72.99
 11/1/00          62.56            35.00       68.18          45.45       150.00          102.37       43.40           72.69
 11/2/00          63.23            33.33       59.09          47.73       146.88          102.67       44.15           72.99
 11/3/00          63.23            35.00       50.00          47.73       143.75          102.97       43.77           73.07
 11/6/00          66.06            36.67       50.00          48.86       146.88          103.26       43.77           73.45
 11/7/00          67.55            38.33       54.55          50.00       146.88          101.48       44.53           73.08
 11/8/00          70.88            36.67       45.45          47.73       150.00          100.59       43.77           72.10
 11/9/00          68.89            38.33       45.45          47.73       103.13           98.22       43.40           70.47
11/10/00          68.05            40.00       50.00          45.45       115.63           97.33       44.15           70.50
11/13/00          70.05            40.00       47.73          45.45       115.63           99.41       42.64           70.95
11/14/00          70.38            41.67       40.91          40.91       112.50          101.48       45.66           72.92
11/15/00          69.72            41.67       40.91          39.77       112.50          100.89       44.53           72.16
11/16/00          68.55            38.33       36.36          38.64       112.50          102.67       44.53           72.66
11/17/00          71.38            38.33       34.09          35.23       100.00          104.15       43.02           72.53
11/20/00          71.71            36.67       27.27          39.77       100.00          106.23       40.38           72.62
11/21/00          73.04            36.67       31.82          37.50        96.88          105.93       38.87           71.81
11/22/00          72.21            36.67       27.27          39.77        96.88          104.75       37.36           70.77
11/24/00          74.21            38.33       27.27          39.77        96.88          105.64       38.11           71.63
11/27/00          74.71            36.67       22.73          38.64       100.00          110.09       41.51           74.82
11/28/00          74.04            36.67       25.00          38.64        93.75          108.90       40.00           73.65
11/29/00          74.04            36.67       27.27          37.50        96.88          113.06       39.25           75.39
11/30/00          72.55            35.00       25.00          38.64        96.88          112.46       38.49           74.72
 12/1/00          74.04            36.67       27.27          39.77        96.88          117.21       38.11           77.11
 12/4/00          74.21            36.67       25.00          39.09       100.00          114.54       36.23           75.12
 12/5/00          75.21            35.00       25.00          40.73       100.00          119.58       37.31           77.89
 12/6/00          69.22            38.33       20.45          39.82       112.50          118.69       39.97           78.78
 12/7/00          63.73            40.00       20.45          41.82       156.25          119.58       39.12           79.61
 12/8/00          64.73            40.00       22.73          40.91       146.88          121.96       39.49           80.77
12/11/00          71.88            43.33       20.45          41.64       150.00          123.74       38.28           81.55
12/12/00          76.54            48.33       20.45          40.91       128.13          120.18       39.31           80.37
12/13/00          77.70            43.33       22.73          42.36       131.25          116.32       39.85           78.36
12/14/00          74.54            43.33       18.18          41.09       131.25          116.91       40.21           78.69
12/15/00          73.38            41.67       18.18          41.82       134.38          118.40       39.31           79.01
12/18/00          74.88            45.00       20.45          40.91       131.25          118.40       37.68           78.65
12/19/00          76.54            40.00       20.45          39.64       131.25          117.21       38.16           77.74
12/20/00          75.54            40.00       20.45          39.09       125.00          113.95       37.98           75.99
12/21/00          74.88            40.00       18.18          39.09       125.00          115.13       36.23           75.93
12/22/00          80.37            40.00       20.45          39.09       125.00          120.18       37.19           78.74
12/26/00          80.03            41.67       18.18          38.36       131.25          119.58       39.43           79.43
12/27/00          82.86            43.33       20.45          40.00       131.25          131.45       43.17           86.79
12/28/00          84.19            45.00       20.45          42.00       125.00          137.69       45.22           90.74
12/29/00          86.36            46.67       20.45          40.36       125.00          129.97       45.22           87.06
  1/2/01          82.36            41.67       20.45          42.55       125.00          129.38       47.94           87.41
  1/3/01          84.69            43.33       25.00          43.64       118.75          135.31       54.34           92.77
  1/4/01          85.02            41.67       27.27          45.27       115.63          140.36       53.74           94.91
  1/5/01          81.53            43.33       27.27          45.45       125.00          140.36       52.47           94.71
  1/8/01          85.02            43.33       25.00          45.27       125.00          145.99       51.20           96.98
  1/9/01          84.03            46.67       25.00          45.09       112.50          144.81       49.81           96.05
 1/10/01          84.86            48.33       29.55          45.45       112.50          142.43       49.87           95.11
 1/11/01          85.36            48.33       27.27          44.91       118.75          142.43       50.42           95.33
 1/12/01          85.02            46.67       31.82          45.09       125.00          146.59       50.60           97.37
 1/16/01          86.02            45.00       34.09          45.45       131.25          149.85       51.38           99.19
 1/17/01          88.19            43.33       36.36          45.45       143.75          147.18       54.70           99.08
 1/18/01          88.69            45.00       36.36          45.45       146.88          147.18       58.87          100.77
 1/19/01          88.35            46.67       40.91          45.45       146.88          142.43       58.26           98.41
 1/22/01          85.69            45.00       36.36          47.27       146.88          144.51       54.70           98.05
 1/23/01          91.85            45.00       34.09          54.36       134.38          147.48       55.55          100.00
 1/24/01          89.35            45.00       36.36          57.09       146.88          143.32       55.25           98.14
 1/25/01          91.02            46.67       36.36          58.36       146.88          146.59       55.25           99.94
 1/26/01          90.18            45.00       34.09          58.18       140.63          143.32       54.40           97.81
 1/29/01          90.89            46.40       32.73          58.73       141.00          146.47       55.85          100.01
 1/30/01          90.92            49.33       32.73          58.18       143.50          145.61       52.77           98.74
 1/31/01          94.19            49.60       32.73          54.73       143.00          149.55       54.58          101.17
  2/1/01          93.66            47.47       35.64          56.73       131.50          152.88       55.25          102.82
  2/2/01          95.84            50.13       36.36          56.36       145.00          151.64       53.68          102.02
  2/5/01          96.77            51.73       35.64          50.91       131.00          151.41       53.19          101.46
  2/6/01          97.68            50.67       35.64          50.55       134.50          151.79       54.22          101.94
  2/7/01          99.11            50.13       34.91          51.82       142.25          149.41       52.95          100.42
  2/8/01          96.13            50.13       32.73          51.82       138.00          145.99       52.23           98.44
  2/9/01          96.59            58.13       43.64          53.27       132.50          139.63       52.83           96.34
 2/12/01          97.44            61.33       34.91          52.36       137.50          140.77       53.37           97.34
 2/13/01          99.83            58.67       32.00          52.55       137.50          141.67       52.83           97.34
 2/14/01          97.76            58.67       29.09          53.45       143.50          142.43       51.20           97.21
 2/15/01          97.01            58.67       38.91          54.00       149.50          145.71       52.05           99.25
 2/16/01          96.11            58.40       34.91          53.45       155.00          146.09       50.54           98.88
 2/20/01         116.66            60.00       31.27          53.82       191.00          149.60       52.95          101.98
 2/21/01         116.42            58.93       30.55          53.27       157.50          151.83       53.07          102.63
 2/22/01         118.34            57.07       34.18          51.82       150.00          149.41       53.13          101.18
 2/23/01         120.20            57.33       34.18          50.00       152.50          146.71       52.17           99.48
 2/26/01         120.33            58.67       31.27          48.18       179.50          147.47       54.04          100.83
 2/27/01         119.67            58.67       31.27          48.55       171.00          144.95       52.35           98.92
 2/28/01         118.76            60.00       34.18          44.00       177.50          142.20       50.84           97.02
  3/1/01         119.45            61.33       35.64          43.82       186.50          141.20       50.35           96.57
  3/2/01         118.98            61.33       34.55          42.91       210.00          143.53       49.51           97.60
  3/5/01         118.87            64.00       36.36          43.09       250.00          147.04       52.11          100.92
  3/6/01         118.84            63.20       36.36          40.91       202.50          143.38       55.18           99.58
  3/7/01         118.60            66.67       32.73          43.64       206.00          145.09       54.70          100.69
  3/8/01         118.47            69.33       35.64          45.27       210.00          146.90       54.70          101.94
  3/9/01         118.50            72.53       36.00          41.82       220.00          146.85       56.21          102.69
 3/12/01         118.60            70.67       34.91          43.64       217.50          146.37       56.15          102.33
 3/13/01         118.87            69.33       34.18          43.64       205.00          142.58       56.75          100.44
 3/14/01         116.47            68.00       35.64          43.09       216.50          137.78       55.55           97.66
 3/15/01         116.79            68.00       34.18          43.18       210.00          140.49       56.27           99.16

         SOURCE: FactSet


[UBS WARBURG LOGO]              Section 2: Industry and Company Overview      30

Shares Traded at Specific Prices -- Latest Twelve Months(1)

TOTAL VOLUME: 23,900,000 (APPROXIMATELY 1.3x THE TOTAL SHARES OUTSTANDING)



PRICE RANGE(2)($)             % OF TOTAL VOLUME TRADED
-----------------             ------------------------
20.00-22.99                             1.6
23.00-25.99                             8.7
26.00-28.99                            23.9
29.00-31.99                            14.2
32.00-34.99                            15.6
35.00-37.99                             7.7
38.00-40.99                             7.9
41.00-43.99                             7.8
44.00-46.99                             5.0
47.00-49.99                             7.5


NOTES:

(1)    Source: Factset

(2)    Based on closing prices for the latest twelve months ending February 16,
       2000

 - Approximately 87% of Springs shares traded over the last twelve months were at prices less than $44.00 per share



[UBS WARBURG LOGO]              Section 2: Industry and Company Overview      31

RESEARCH COMMENTARY

FIRM                        RECOMMENDATION          PRICE TARGET                COMMENT
----                        --------------          ------------                -------
CSFB                        Not Rated                    na                     "We reduced our 2001 earnings per share estimate to
(2/20/01)                                                                       $3.80 from $4.15. We project sales and earnings to
                                                                                fall in the first half, owing to continued weakness
                                                                                at re-tail and further initiatives to reduce
                                                                                inventory. We expect at least a small sales recovery
                                                                                in the second half against easy comparisons. We
                                                                                estimate that full-year sales will be essentially
                                                                                flat at $2.27 billion. We project that the gross
                                                                                margin will remain unchanged at 18.7%. Reduced
                                                                                profitability from planned production curtailments
                                                                                and higher sales of closeout and off-price products
                                                                                in the first half should be offset by improved
                                                                                profitability in the second half. We expect SG&A to
                                                                                increase modestly to 12.5% from 12.4%."


Merrill Lynch               Accumulate                   na                     "We think it likely that margin pressure will
(2/2/01)                                                                        continue to be driven by claims, low cost sourced
                                                                                goods, weakness particularly at starting price
                                                                                points, and commodity and energy inflation. Cost
                                                                                savings initiatives as well as recent downsized
                                                                                capacity should enable Springs to run plants at
                                                                                fuller levels thus improving overhead absorption
                                                                                rates. Lower outsourced production (and thus
                                                                                inventory) should also reduce working capital
                                                                                requirements. Springs' goal is to reduce inventory
                                                                                by $30 million in 2001. The Company has downsized
                                                                                its capital expenditure plans significantly (to $110
                                                                                million) delaying non-essential projects. In our
                                                                                view, the conservative approach toward capital
                                                                                projects will further strengthen the balance sheet,
                                                                                which should position Springs to weather the storms
                                                                                presented by the current difficult economic
                                                                                environment."


Wachovia Securities         Buy                          37                     "Over the last seven years, dollar volume in the bed
(11/27/00)                                                                      and bath industries has increased at annual rates of
                                                                                6.2% and 5.5% respectively. Demographics remain
                                                                                favorable for continued growth over the next five
                                                                                years, in our opinion. These trends are expected to
                                                                                persist till 2006. Although Springs has been
                                                                                profitable throughout its history, the level of
                                                                                profit margins has been uninspiring. A new
                                                                                management team and well-defined strategy appear to
                                                                                have energized the company and we believe the longer
                                                                                term result will be a higher operating margin."





[UBS WARBURG LOGO]          Section 2: Industry and Company Overview          32

ECONOMIC VS VOTING OWNERSHIP

CLASS A OWNERSHIP

                                              Class        Total
                              Amount           (%)          (%)
                              ------           ---          ---
13F Institutions             8,013,346         73.7         44.5
Close Family                   173,097          1.6          1.0
Other Insiders                 150,437          1.4          0.8
Other/Retail                 2,531,108         23.3         14.0
                            ----------        -----         ----
TOTAL CLASS A SHARES        10,867,988        100.0         60.3
                            ==========        =====         ====

ECONOMIC OWNERSHIP

[PIE CHART]

13F Institutions      44.5%
Other/Retail          14.1%
Other Insider          0.8%
Close Family          40.6%


CLASS B OWNERSHIP

                                                  Class        Total
                                   Amount          (%)          (%)
                                   ------          ---          ---
Close Family                     7,149,291         99.9         39.7
Other/Retail                         5,472          0.1           nm
                                ----------        -----        -----
TOTAL CLASS B SHARES             7,154,763        100.0         39.7
                                ----------        =====        -----
TOTAL SHARES OUTSTANDING        18,022,751                     100.0
                                ==========                     =====


VOTING OWNERSHIP

[PIE CHART]

13F Institutions        20.3%
Other/Retail             6.5%
Other Insider            0.4%
Close Family            72.8%


[UBS WARBURG LOGO]          Section 2: Industry and Company Overview          33

FINANCIAL OVERVIEW
SECTION 3
























[UBS WARBURG LOGO]

HISTORICAL PERFORMANCE AGAINST BUDGET

- ANNUAL -- ONE YEAR FORWARD LOOKING

($MM)                                       1997            1998            1999              2000
-----                                       ----            ----            ----              ----
Revenues
Actual                                   2,226.1         2,180.5         2,234.1           2,275.1
Budget                                   2,308.9         2,314.6         2,171.0           2,327.2
                                       ---------       ---------       ---------         ---------
Variance                                   (82.8)         (134.1)           63.1             (57.7)
Variance % (vs Budget)                      (3.6)           (5.8)            2.8              (2.5)
EBIT

Actual                                     129.1           117.4           134.0             147.6
Budget                                     161.8           165.0           157.4             180.2
                                       ---------       ---------       ---------         ---------
Variance                                   (32.7)          (47.4)          (23.4)            (32.6)
Variance % (vs Budget)                     (20.2)          (40.5)          (14.9)            (22.1)
Net Income Before Unusual Items
Actual                                      73.5            59.3            67.9              72.3
Budget                                      81.8            80.6            76.5(1)           91.5
                                       ---------       ---------       ---------         ---------
Variance                                    (8.3)          (21.3)           (8.6)            (19.2)
Variance % (vs Budget)                     (10.1)          (35.9)          (11.2)            (26.6)
                                       ---------       ---------       ---------         ---------


NOTE:

(1) Budget amount adjusted to exclude pre-tax "contingency expense" of $24 million.

- Springs has consistently missed its budget forecasts over the past few years

- On average, for the years presented, Springs has missed its annual EBIT budget by approximately 24%

- Applying this average percentage variance to Springs' budgeted 2001 EBIT would imply a range of outcomes between $115 million and $152 million (budgeted amount)

[UBS WARBURG LOGO]                     Section 3: Financial Overview          36

HISTORICAL RESULTS VS MCKINSEY PROJECTIONS

- MANAGEMENT HAS DIFFICULTY FORECASTING AND IMPLEMENTING LONG RANGE STRATEGIC PLANS

- Manufacturing and purchasing initiatives offset by inflation and other negative influences

- Top-line growth difficult in retailing environment -- competitive pressures, import threats, low pricing flexibility and specification creep

EBIT

[BAR GRAPH]

                                                               ($MM)
                               1998                  1999                  2000                 2001
                               ----                  ----                  ----                 ----
Initial Diagnostic              120                   183                   245                  305
1999 View                       106                   134                   180                  224
Actual/Base                     106                   134                   148                  152
Downside                                                                                         139




[UBS WARBURG LOGO]                    Section 3: Financial Overview           35

OVERVIEW OF MANAGEMENT'S PROJECTIONS


MANAGEMENT "BASE" CASE

- Net sales grow at a compound average growth rate of 5.0% through the projection period (2000 - 2005)

         - substantially above the Company's historical experience of 2.0% over the last ten years and 0.5% over the last five years

- Management "Base" Case projections assume market share gains in the following core product segments:


                      % US MARKET                 2000 - 2005       1995 - 2000
                      -----------                    GAIN              GAIN
                2000               2005               (%)               (%)
                ----               ----               ---               ---
Core Bed        15.9               16.1              + 0.2             + 2.0
Total Bath      17.2               21.6              + 4.4             + 0.4
Windows         12.8               13.7              + 0.9             - 0.3
                ----               ----                ---               ---


- EBITDA margins are projected to improve over historical results, increasing from 11.2% in 2000 to 13.3% by 2005P

- Capital expenditures for 2001E and beyond are expected to remain in the range of $110 million - $125 million and reflect the Company's planned IT investments as well as normal maintenance and operating expenditures

MANAGEMENT "DOWNSIDE" CASE

- Revenues grow at an average annual rate of 2.1% through the projection period, consistent with historical experience

- EBITDA margins are consistent with historical results, increasing from 11.2% in 2000 to 11.7% in 2005P

- Capital expenditures, depreciation and amortization are the same as in the "Base" Case

-        No working capital improvements


[UBS WARBURG LOGO]                    Section 3: Financial Overview           36

BUSINESS MIX


MANAGEMENT "BASE" CASE

                                      2000A REVENUES(1)            2005P REVENUES                        CAGR
                                      -----------------            --------------                        ----
OPERATING BUSINESS SEGMENTS         ($MM)         % TOTAL      ($MM)          % TOTAL     1995 - 2000 (%)     2000 - 2005 (%)
---------------------------         -----         -------      -----          -------     ---------------     ---------------
Core Bedding                        742.2           32.6        903.7           31.1           na                  4.0
Other Bedding                       231.9           10.2        367.3           12.7           na                  9.6
                                  -------          -----      -------          -----          ---                  ---
TOTAL BEDDING                       974.1           42.8      1,271.0           43.8          3.1                  5.5
                                  -------          -----      -------          -----          ---                  ---


Bath                                482.5           21.2        670.3           23.1          0.7                  6.8
                                  -------          -----      -------          -----          ---                  ---
TOTAL BEDDING AND BATH            1,456.6           64.0      1,941.3           66.9          2.3                  5.9
                                  -------          -----      -------          -----          ---                  ---


Windows                             371.9           16.3        458.3           15.8           na                  4.3
Baby                                 71.4            3.1         87.6            3.0           na                  4.2
Other                               375.1           16.5        415.2           14.3           na                  2.1
                                  =======          =====      =======          =====          ===                  ===
TOTAL                             2,275.1          100.0      2,902.4          100.0          0.5                  5.0
                                  =======          =====      =======          =====          ===                  ===


MANAGEMENT "DOWNSIDE" CASE

                                      2000A REVENUES(1)            2005P REVENUES                        CAGR
                                      -----------------            --------------                        ----
OPERATING BUSINESS SEGMENTS         ($MM)         % TOTAL      ($MM)          % TOTAL     1995 - 2000 (%)     2000 - 2005 (%)
---------------------------         -----         -------      -----          -------     ---------------     ---------------
Core Bedding                        742.2           32.6        789.5           31.4             na                 1.2
Other Bedding                       231.9           10.2        287.6           11.4             na                 4.4
                                  -------          -----      -------          -----            ---                 ---
TOTAL BEDDING                       974.1           42.8      1,077.1           42.9            3.1                 2.0
                                  -------          -----      -------          -----            ---                 ---
Bath                                482.5           21.2        589.4           23.5            0.7                 4.1
                                  -------          -----      -------          -----            ---                 ---
TOTAL BEDDING AND BATH            1,456.6           64.0      1,666.5           66.3            2.3                 2.7
                                  -------          -----      -------          -----            ---                 ---
Windows                             371.9           16.3        420.8           16.7             na                 2.5
Baby                                 71.4            3.1         80.3            3.2             na                 2.4
Other                               375.1           16.5        345.0           13.7             na                (1.7)
                                  =======          =====      =======          =====            ===                 ===
TOTAL                             2,275.1          100.0      2,512.6          100.0            0.5                 2.0
                                  =======          =====      =======          =====            ===                 ===


NOTE:

(1) FY 2000 net sales based on internal unaudited financial reports (before audit-related GAAP adjustments) versus $2,275.1 million net sales reported in the draft FY 2000 Annual Report. Reconciliation pending.


[UBS WARBURG LOGO]                    Section 3: Financial Overview           37

EBIT BRIDGE -- 2000A VS 2001E "BASE" CASE

[BAR GRAPH]


2000 EBIT                         147.6

AIP Restatement                  - 12.0

Growth                           +  9.5

Claims Reduction                 + 13.7

Mfg. Initiatives                 + 50.0

Purchasing Initiatives           + 18.2

Inflation & Other                - 69.9

Contingency Expense              -  5.5

2001P Base Case                  -151.6


[UBS WARBURG LOGO]                    Section 3: Financial Overview           38

Management "Base" Case

($MM)                                     FOR THE FISCAL YEARS ENDED                     FOR THE PROJECTED FISCAL YEARS ENDING
-----                                     --------------------------                     -------------------------------------
                                     1999           2000           2001           2002           2003           2004           2005
                                     ----           ----           ----           ----           ----           ----           ----
Operating Data:
Net Sales                          2,220.4        2,275.1        2,322.7        2,477.2        2,637.7        2,766.2        2,902.4
% Growth                               1.8            2.4            2.1            6.6            6.5            4.9            4.9
EBITDA -- Adjusted (1)               235.6          257.0          262.8          299.4          349.5          365.8          380.1
% Margin                              10.6           11.3           11.3           12.1           13.2           13.2           13.1
EBIT -- Adjusted (1)                 134.0          147.6          151.6          180.4          224.0          234.1          241.6
% Margin                               6.0            6.5            6.5            7.3            8.5            8.5            8.3
Net Income -- Adjusted (1)            67.9           72.3           78.3           96.4          125.9          135.6          143.8
% Margin                               3.1            3.2            3.4            3.9            4.8            4.9            5.0
Diluted EPS -- Adjusted (1)           3.73           3.98           4.31           5.31           6.93           7.47           7.92
% Growth                              19.2            6.7            8.2           23.1           30.6            7.8            6.0
Diluted Shares Outstanding           18.17          18.16          18.16          18.16          18.16          18.16          18.16

Balance Sheet Data:
Cash & Equivalents                     4.2            2.9             --             --             --            7.5           92.0
Net PP&E                             625.6          617.9          626.1          640.1          640.2          645.3          629.1
Total Assets                       1,575.0        1,584.1        1,587.6        1,624.1        1,647.1        1,682.7        1,772.3
Total Debt                           340.2          333.2          299.4          262.8          184.4          108.6           77.0
Shareholders' Equity                 774.9          819.8          875.0          948.3        1,051.1        1,163.6        1,284.3

Cash Flow Data:
Depreciation & Amortization          101.3          109.4          111.2          119.0          125.5          131.7          138.5
Capital Expenditures                 166.8           93.3          110.0          123.0          114.0          125.0          110.0
                                     -----           ----          -----          -----          -----          -----          -----


NOTE:

(1)      Excludes non-recurring items for fiscal years 1999 and 2000


[UBS WARBURG LOGO]                    Section 3: Financial Overview           39

MANAGEMENT "DOWNSIDE" CASE

($MM)                          FOR THE FISCAL YEARS ENDED                       FOR THE PROJECTED FISCAL YEARS ENDING
-----                          --------------------------            -------------------------------------------------------------
                                    1999          2000                2001           2002          2003          2004          2005
                                    ----          ----                ----           ----          ----          ----          ----
Operating Data:
Net Sales                         2,220.4       2,275.1             2,264.8        2,320.7       2,387.9       2,446.6       2,512.6
% Growth                              1.8           2.4                (0.5)           2.5           2.9           2.5           2.7
EBITDA -- Adjusted (1)              235.6         257.0               249.7          264.4         281.2         287.8         295.1
% Margin                             10.6          11.3                11.0           11.4          11.8          11.8          11.7
EBIT -- Adjusted (1)                134.0         147.6               138.5          145.4         155.7         156.1         156.6
% Margin                              6.0           6.5                 6.1            6.3           6.5           6.4           6.2
Net Income -- Adjusted (1)           67.9          72.3                70.2           75.1          83.6          86.2          89.2
% Margin                              3.1           3.2                 3.1            3.2           3.5           3.5           3.6
Diluted EPS -- Adjusted (1)          3.73          3.98                3.87           4.14          4.61          4.75          4.91
% Growth                             19.2           6.7                (2.9)           7.0          11.3           3.0           3.4
Diluted Shares Outstanding          18.17         18.16               18.16          18.16         18.16         18.16         18.16

Balance Sheet Data:
Cash & Equivalents                    4.2           2.9                  --             --            --            --          13.0
Net PP&E                            625.6         617.9               626.1          640.1         640.2         645.3         629.1
Total Assets                      1,575.0       1,584.1             1,570.6        1,577.3       1,576.5       1,584.1       1,582.0
Total Debt                          340.2         333.2               292.4          251.1         194.1         142.5          77.0
Shareholders' Equity                774.9         819.8               866.9          918.9         979.5       1,042.6       1,108.7

Cash Flow Data:
Depreciation & Amortization         101.3         109.4               111.2          119.0         125.5         131.7         138.5
Capital Expenditures                166.8          93.3               110.0          123.0         114.0         125.0         110.0
                                    -----          ----               -----          -----         -----         -----         -----


NOTE:

(1)      Excludes non-recurring items for fiscal years 1999 and 2000


[UBS WARBURG LOGO]                    Section 3: Financial Overview           40

MANAGEMENT "BASE" CASE VS "DOWNSIDE" CASE

($MM)                                  2000A(1)         2001E         2002P         2003P         2004P         2005P
-----                                  --------         -----         -----         -----         -----         -----
"Base" Case
Revenue                                 2,275.1       2,322.7       2,477.2       2,637.7       2,766.2       2,902.4
EBITDA                                    257.0         262.8         299.4         349.5         365.8         380.1
EBIT                                      147.6         151.6         180.4         224.0         234.1         241.6
Net Income                                 72.3          76.0          94.0         123.4         133.0         141.1
Diluted EPS                                3.98          4.13          5.11          6.60          7.11          7.43


"Downside" Case
Revenue                                 2,275.1       2,264.8       2,320.7       2,387.9       2,446.6       2,512.6
EBITDA                                    257.0         249.7         264.4         281.2         287.8         295.1
EBIT                                      147.6         138.5         145.4         155.7         156.1         156.6
Net Income                                 72.3          67.9          72.7          81.1          83.5          86.5
Diluted EPS                                3.98          3.69          3.95          4.34          4.47          4.55


Difference ("Base" vs "Downside")
Revenue                                      --          57.9         156.5         249.8         319.6         389.8
EBITDA                                       --          13.1          35.0          68.3          78.0          85.0
EBIT                                         --          13.1          35.0          68.3          78.0          85.0
Net Income                                   --           8.1          21.3          42.3          49.5          54.6
Diluted EPS                                  --          0.44          1.16          2.26          2.64          2.88
                                        -------      --------      -------        -------       -------       -------

NOTE:

(1)      Excludes non-recurring items for fiscal year 2000


[UBS WARBURG LOGO]                    Section 3: Financial Overview           41

CONTRIBUTION ANALYSIS -- SALES

"BASE" CASE CONTRIBUTION ANALYSIS -- SALES GROWTH (%)

                                                                                               PROJECTED
                                                                       --------------------------------------------------------
                                                         2000A         2001          2002         2003         2004        2005
                                                         -----         ----          ----         ----         ----        ----
Core Bedding (BIAB, Top of Bed & Retail Sheets)          (2.3)         (0.8)          4.3          5.4          5.0         6.4
Other Bedding (Institutional Sheets, AFI,
  Freestanding Window, Custom Design)                    24.3          12.3          12.2         10.7          7.4         5.7
                                                         ----          ----          ----         ----          ---         ---
TOTAL BEDDING                                             3.0           2.3           6.3          6.8          5.7         6.2
                                                         ----          ----          ----         ----          ---         ---

Bath (Retail Towels, Springs Rugs, Institutional
  Towels, Regal Rugs, Shower Curtain, Bath Acc.)          0.8           6.3           9.2          8.4          5.5         4.7
                                                         ----          ----          ----         ----          ---         ---
TOTAL BEDDING & BATH                                      2.3           3.6           7.3          7.4          5.6         5.7
                                                         ----          ----          ----         ----          ---         ---

Windows                                                   4.0           4.3           4.0          5.0          4.0         4.0
Baby                                                     (5.4)          2.8           5.0          5.0          4.0         4.0
Other (Retail & Specialty, Springs Direct,
  Springs Canada, Int'l & Other)                         (0.3)         (6.3)          7.1          4.5          2.8         2.7
                                                         ====          ====          ====         ====          ===         ===
TOTAL REVENUE                                             1.8           2.1           6.6          6.5          4.9         4.9
                                                         ====          ====          ====         ====          ===         ===


"DOWNSIDE" CASE CONTRIBUTION ANALYSIS -- SALES GROWTH (%)

                                                                                               PROJECTED
                                                                       -------------------------------------------------------
                                                         2000A         2001          2002         2003        2004        2005
                                                         -----         ----          ----         ----        ----        ----
Core Bedding (BIAB, Top of Bed & Retail Sheets)          (2.3)         (1.6)          1.0          2.1         2.0         2.8
Other Bedding (Institutional Sheets, AFI,
  Freestanding Window, Custom Design)                    24.3           4.3           5.4          5.0         3.7         3.6
                                                         ----          -----         ----          ---         ---         ---
TOTAL BEDDING                                             3.0          (0.2)          2.1          2.8         2.5         3.0
                                                         ----          -----         ----          ---         ---         ---

Bath (Retail Towels, Springs Rugs, Institutional
  Towels, Regal Rugs, Shower Curtain, Bath Acc.)          0.8           4.2           5.1          3.9         3.6         3.6
                                                         ----          -----         ----          ---         ---         ---
TOTAL BEDDING & BATH                                      2.3           1.3           3.1          3.2         2.9         3.2
                                                         ----          -----         ----          ---         ---         ---

Windows                                                   4.0           4.3           2.7          2.5         1.5         1.5
Baby                                                     (5.4)          2.9           2.4          2.5         1.9         2.0
Other (Retail & Specialty, Springs Direct,
  Springs Canada, Int'l & Other)                         (0.3)         (12.5)        (0.7)         2.1         1.8         1.8
                                                         ====          =====         ====          ===         ===         ===
TOTAL REVENUE                                             1.8          (0.5)          2.5          2.9         2.5         2.7
                                                         ====          =====         ====          ===         ===         ===


[UBS WARBURG LOGO]                    Section 3: Financial Overview           42

Contribution Analysis -- EBITDA Margin

"BASE" CASE CONTRIBUTION ANALYSIS -- EBITDA MARGIN (%)

                                                                                  ACTUAL                  PROJECTED
                                                                               ------------     ------------------------------------
                                                                               1999    2000     2001    2002    2003    2004    2005
                                                                               ----    ----     ----    ----    ----    ----    ----
Core Bedding (BIAB, Top of Bed & Retail Sheets)                                15.4    15.3     14.1    14.2    15.8    15.8    15.6
Other Bedding (Institutional Sheets, AFI, Freestanding Window, Custom Design)  12.8    11.8     10.0    11.6    13.7    13.8    13.8
                                                                               ----    ----     ----    ----    ----    ----    ----
TOTAL BEDDING                                                                  14.9    14.5     13.0    13.5    15.2    15.2    15.1
                                                                               ----    ----     ----    ----    ----    ----    ----


Bath (Retail Towels, Springs Rugs, Institutional Towels, Regal Rugs, Shower
  Curtain, Bath Acc.)                                                           8.0     8.4     11.2    12.4    13.3    13.2    12.9
Windows                                                                        11.3    10.5     12.0    13.4    14.6    14.6    14.6
Baby                                                                            3.3    (0.6)     7.3     7.2     7.1     7.0     6.8
Other (Retail & Specialty, Springs Direct, Springs Canada, Int'l & Other)       3.5     9.1      8.3     8.7     8.7     8.5     8.3
                                                                               ====    ====     ====    ====    ====    ====    ====
TOTAL EBITDA MARGIN (BEFORE CONTINGENCY EXPENSE)                               10.5    11.2     11.5    12.3    13.5    13.4    13.3
                                                                               ====    ====     ====    ====    ====    ====    ====



"DOWNSIDE" CASE CONTRIBUTION ANALYSIS -- EBITDA MARGIN (%)

                                                                                  ACTUAL                    PROJECTED
                                                                               ------------     ------------------------------------
                                                                               1999    2000     2001    2002    2003    2004    2005
                                                                               ----    ----     ----    ----    ----    ----    ----
Core Bedding (BIAB, Top of Bed & Retail Sheets)                                15.4    15.3     13.9    14.1    15.1    15.1    15.0
Other Bedding (Institutional Sheets, AFI, Freestanding Window, Custom Design)  12.8    11.8     10.0    10.4    11.4    12.1    12.6
                                                                               ----    ----     ----    ----    ----    ----    ----
TOTAL BEDDING                                                                  14.9    14.5     12.9    13.2    14.1    14.3    14.4
                                                                               ----    ----     ----    ----    ----    ----    ----


Bath (Retail Towels, Springs Rugs, Institutional Towels, Regal Rugs, Shower
  Curtain, Bath Acc.)                                                           8.0     8.4     10.8    11.5    12.2    11.8    11.7
Windows                                                                        11.3    10.5     11.6    11.3    10.7    10.8    10.7
Baby                                                                            3.3    (0.6)     6.8     5.8     5.3     5.2     4.9
Other (Retail & Specialty, Springs Direct, Springs Canada, Int'l & Other)       3.5     9.1      6.0     7.2     6.6     6.6     6.4
                                                                               ====    ====     ====    ====    ====    ====    ====
TOTAL EBITDA MARGIN (BEFORE CONTINGENCY EXPENSE)                               10.5    11.2     11.0    11.4    11.8    11.8    11.7
                                                                               ====    ====     ====    ====    ====    ====    ====


[UBS WARBURG LOGO]                            Section 3: Financial Overview   43

EBITDA Bridge Analysis-2000A vs. 2005P




                                                  "BASE" CASE
                                                     ($MM)
                                                  -----------
2000 Adj                                              257
Revenue Growth                                       + 70
Variable Contribution Margin Improvement             + 40
Fixed Overhead Absorption                            + 18
Brand Related Expense                                +  5
Selling and Merchandising                            +  9
Segment G&A Absorption                               +  6
Corporate O/H Expense Absorption                     - 28
Contingency/Expense                                  -  6
Other                                                + 10
2005P                                                -380


                                                 "DOWNSIDE" CASE
                                                      ($MM)
                                                 ---------------
2000 Adj                                               257
Revenue Growth                                        + 27
Variable Contribution Margin Improvement              -  5
Fixed Overhead Absorption                             + 21
Brand Related Expense                                 +  5
Selling and Merchandising                             + 11
Segment G&A Absorption                                +  6
Corporate O/H Expense Absorption                      - 28
Contingency/Expense                                      0
Other                                                 +  2
2005P                                                 -295


[UBS WARBURG LOGO]                            Section 3: Financial Overview   44

PRELIMINARY VALUATION ANALYSES

SECTION 4

[UBS WARBURG LOGO]

VALUATION FRAMEWORK

- Springs' valuation involves an appropriate balancing of various valuation methodologies, market benchmarks, perspectives and structures

VALUATION METHODOLOGIES
Comparable Public Company Analysis      -    To determine the current public
                                             market value and trading multiples
                                             of companies similar to Springs, in
                                             order to impute a "public market"
                                             valuation range

Premiums Paid Analysis                  -    To determine the historical stock
                                             price premiums paid for public
                                             companies over the last few years,
                                             in order to compare such premiums
                                             to the premium being paid in the
                                             Merger

Comparable Transaction Analysis         -    To determine the historical private
                                             market value and transaction
                                             multiples of companies similar to
                                             Springs, in order to impute a
                                             "private market" valuation range
                                             for Springs

Discounted Cash Flow Analysis           -    To determine the present value of
                                             the projected after-tax, free cash
                                             flows of Springs utilizing a range
                                             of discount rates and terminal
                                             value methodologies

Leveraged Recapitalization Analysis     -    To determine the range of feasible
                                             purchase prices given a financial
                                             buyer's return criteria and typical
                                             capital structure

Present Value of Hypothetical           -    To determine the present value of
Future Stock Prices Analysis                 hypothetical future stock prices
                                             implied by a range of P/E multiples
                                             and utilizing a range of discount
                                             rates


[UBS WARBURG LOGO]                Section 4: Preliminary Valuation Analyses   45

VALUATION ANALYSIS AT VARIOUS SHARE PRICES



SPRINGS TRANSACTION VALUE AT PROPOSED OFFER PRICE(1)
($MM, EXCEPT PER SHARE)
Proposed Transaction Price Per Share                                      44.00
Total Diluted Shares Outstanding                                          19.96
                                                                       --------
                                                                          878.2
                                                                       --------


Less: Option Proceeds                                                     (72.7)
                                                                       ========
TRANSACTION EQUITY MARKET VALUE                                           805.5
                                                                       ========


Plus: Springs Debt (incl. make whole pmts.)                               340.2
Plus: Unfunded Pension Liability                                           22.8
Plus: Unfunded Deferred Comp. Liability                                    40.5
Less: Cash and Equivalents                                                 (2.9)
                                                                       ========
TRANSACTION ENTERPRISE VALUE                                            1,206.2
                                                                       ========

IMPLIED VALUATION MULTIPLES AT VARIOUS
SHARE PRICES(2)
PER SHARE VALUE ($)                                   40.00  42.00  44.00  46.00  48.00  50.00  52.00
                                                      -----  -----  -----  -----  -----  -----  -----
TEV/LTM Revenue (x)                                    0.50   0.51   0.53   0.55   0.57   0.58   0.60
TEV/LTM EBITDA (x)                                     4.4    4.5    4.7    4.9    5.0    5.2    5.3
TEV/LTM Free Cash Flow(3)(x)                           6.9    7.1    7.4    7.6    7.9    8.1    8.4
TEV/LTM EBIT (x)                                       7.6    7.9    8.2    8.4    8.7    9.0    9.3
EMV/LTM Net Income (x)                                10.1   10.6   11.1   11.7   12.2   12.8   13.4
                                                      -----  -----  -----  -----  -----  -----  -----

NOTES:

(1)    Based on fiscal year-end 2000 balance sheet

(2)    Implied multiple based on adjusted fiscal year 2000 results

(3)    Free cash flow is defined as EBITDA less capital expenditures


[UBS WARBURG LOGO]                Section 4: Preliminary Valuation Analyses   46

Comparable Company Analysis

                                                                                    MARGIN TO REVENUE
                                                                                          2000
                                         CURRENT(1)  EQUITY      NET     ENTERPRISE ----------------
                                           PRICE     VALUE      DEBT       VALUE     EBITDA
COMPANY                          TICKER     ($)      ($MM)      ($MM)      ($MM)       (%)       EBIT
                                 ------    -----     -----      ----       -----     ------      ----
Burlington Industries, Inc(5)     BUR       2.55      137.0      592.4      729.4      6.0       0.9
Crown Crafts, Inc                 CRW       0.47        4.0       90.6       94.6       nm        nm
Dan River                         DRF       2.37       51.6      365.6      417.2     13.9       7.8
Galey & Lord                      GNL       4.20       50.4      525.0      575.4     10.9       6.5
Mohawk Industries                 MHK      29.59    1,564.0      300.2    1,864.2     12.3       9.7
Westpoint                         WXS       9.32      462.6    1,477.7    1,940.3     17.1      12.6
                                                                                      12.0

Mean                                                  426.5      551.8      978.3     12.0       7.5
Median                                                 51.6      365.6      575.4     12.3       7.8
Harmonic Mean                                          17.3      253.9      317.3     17.1      12.6
High                                                1,564.0    1,477.7    1,940.3      6.0       0.9
Low                                                     4.0       90.6       94.6     10.6       3.2


Springs Ind.(2/16/01)             SMI      36.10      651.7      400.7    1,052.4
Springs Ind. @ 44/sh              SMI      44.00      796.7      400.7    1,197.4

                                    ENTERPRISE VALUE TO:
                                             2000(2)                     P/E                  2000
                                ------------------------------     ---------------      ----------------
                                SALES   EBITDA    EBIT   FCF(3)    2000(2)  2001(4)     EBITDA      EBIT
COMPANY                          (X)     (X)       (X)     (X)      (X)       (X)        (%)       (%)
                                -----   ------    ----   ------    -------  -------     ------      ----
Burlington Industries, Inc(5)    0.45    7.5       nm      nm        nm       21.8       6.0        0.9
Crown Crafts, Inc                0.33     nm       nm      nm        nm         nm        nm         nm
Dan River                        0.63    4.5      8.0     7.1       4.8       13.9      13.9        7.8
Galey & Lord                     0.59    5.4      9.0     5.6        nm        5.1      10.9        6.5
Mohawk Industries                0.57    4.7      5.9     5.7       9.6        9.7      12.3        9.7
Westpoint                        1.07    6.3      8.5     8.3       7.0        6.3      17.1       12.6


Mean                             0.64    5.2      7.8     6.7       7.1        8.8      13.5        9.2
Median                           0.59    5.0      8.2     6.4       7.0        8.0      13.1        8.8
Harmonic Mean                    0.56    5.1      7.6     6.5       6.6        7.6      13.2        8.6
High                             1.07    6.3      9.0     8.3       9.6       13.9      17.1       12.6
Low                              0.33    4.5      5.9     5.6       4.8        5.1      10.9        6.5


Springs Ind.(2/16/01)            0.46    4.1      7.1     6.4       9.1        9.2      11.3        6.5
Springs Ind. @ 44/sh             0.53    4.7      8.1     7.3      11.1       11.2      11.3        6.5


         NOTES:

(1)    Closing stock prices as of March 16, 2001

(2)    Latest twelve months ending December 31, 2000

(3)    Free cash flow (FCF) is defined as EBITDA less capital expenditures

(4)    Source: I/B/E/S

(5)    Burlington Industries is not included in the summary calculation


[UBS WARBURG LOGO]               Section 4: Preliminary Valuation Analyses   47

PREMIUMS PAID ANALYSES-TWO YEAR HISTORICAL

- THE FOLLOWING ANALYSIS SHOWS THE PREMIUMS PAID IN CONTROL PRECEDENT TRANSACTIONS(1)

                                                                                                  PREMIUM TO STOCK PRICE (%)
                                                                                          ------------------------------------------
                                                                                          ONE DAY         ONE WEEK         ONE MONTH
                                                                    NUMBER OF DEALS        PRIOR            PRIOR            PRIOR
                                                                    ---------------        -----            -----            -----
Deals Completed in 2001 YTD
Cash Deals                                                                  33             36.7              41.2             53.8
Other Deals                                                                 52             29.4              41.4             38.0
All Deals                                                                   85             29.7              41.2             47.0
Deals Completed in 2000
Cash Deals                                                                 287             23.6              32.7             38.1
Other Deals                                                                381             27.8              34.5             42.4
All Deals                                                                  668             27.0              34.0             41.4
Deals Completed in 1999
Cash Deals                                                                 303             22.7              28.9             34.7
Other Deals                                                                344             24.4              30.1             38.6
All Deals                                                                  647             24.2              29.8             37.2
Combined Averages
Cash Deals                                                                 623             27.7              34.3             42.2
Other Deals                                                                777             27.2              35.3             39.7
All Deals                                                                1,400             27.0              35.0             41.9

        Implied Premium of Proposed Offer    @ $44.00/share(2)(%)                          21.9              21.3             36.2
                                             @ $46.00/share(2)(%)                          27.4              26.8             42.4
                                             @ $48.00/share(2)(%)                          33.0              33.0             48.6
                                             @ $50.00/share(2)(%)                          38.5              38.5             54.8
                                             @ $52.00/share(2)(%)                          44.0              44.0             60.9

         NOTES:

(1) Based on US Transactions from 1/1/99 to 3/14/01; $200m - $2,000m deal size range

(2) Premiums calculated based on Springs' closing stock prices one day, one week, and one month prior to announcement ($36.10, $36.28, and $32.31, respectively)


[UBS WARBURG LOGO]                Section 4: Preliminary Valuation Analyses   48

PREMIUMS PAID ANALYSES -- 10 YEAR HISTORICAL

- UBS WARBURG ANALYZED PREMIUMS PAID IN CONTROL AND MINORITY CLOSE-OUT PRECEDENT TRANSACTIONS OVER A TEN YEAR PERIOD


                          AVERAGE FINAL STOCK PRICE PREMIUMS
                               IN CONTROL TRANSACTIONS
                               BY CONSIDERATION (1),(2)
                         -------------------------------------
                         1 DAY          1 WEEK         1 MONTH
                         -----          ------         -------
Cash (383 Deds)          33.7%          37.4%           40.9%
Stock (79 Deds)          25.8%          29.2%           30.6%
Both (64 Deds)           29.1%          35.4%           41.3%
All (526 Deds)           31.9%          35.9%           39.4%
Springs @ $44/share      21.9%          21.3%           36.2%




                          AVERAGE FINAL STOCK PRICE PREMIUMS
                          IN MINORITY CLOSE-OUT TRANSACTIONS
                                  BY CONSIDERATION (1)
                         -------------------------------------
                         1 DAY          1 WEEK         1 MONTH
                         -----          ------         -------
Cash (101 Deds)          27.8%          29.1%           30.2%
Stock (31 Deds)          17.7%          19.4%           22.7%
Both (6 Deds)            29.6%          29.4%           26.9%
All (138 Deds)           25.6%          26.9%           28.4%
Springs @ $44/share      21.9%          21.3%           36.2%


NOTES:

(1) Data collected from precedent transactions announced from January 1990 through February 2001

(2) Control transactions are transactions in which the acquiror owned greater than 50% after the transaction post-closing


[UBS WARBURG LOGO]                Section 4: Preliminary Valuation Analyses   49

COMPARABLE TRANSACTION ANALYSIS






                                  ONE      ONE      ONE                  EQUITY             3 YEAR
                                  DAY      WEEK    MONTH   ENTERPRISE    MARKET      LTM    REVENUE  EBITDA    FCF    EBIT
                         DATE   PREMIUM  PREMIUM  PREMIUM    VALUE       VALUE     REVENUE  GROWTH   MARGIN  MARGIN  MARGIN
ACQUIROR/TARGET         ANNC.      (%)     (%)      (%)      ($MM)       ($MM)      ($MM)     (%)     (%)      (%)     (%)
---------------         ----    -------  -------  -------    -----       -----     -------  ------   ------  ------  ------
Berkshire Hathaway/      9/6/00   18.8     23.8    26.7     3,277.1     2,393.9    4,095.7    7.2     13.1     9.6      7.5
Shaw Industries

Investor Group/         10/6/99   77.9     75.4    58.2       106.4        66.1      117.6   27.6     15.1    12.5     11.5
Conso International

GCW Southeast Partners/ 8/30/99   65.5     84.6    50.0       155.5        32.5      267.6   (6.1)     9.9     7.4      2.6
Johnston Industries

Dan River/              6/29/98   19.5     22.2    38.9       267.3       172.9      242.9  (20.1)     6.0   (7.5)      3.2
Bibb Company

Pillowtex Corp/         9/11/97    1.5      8.6    30.5       912.5       406.9    1,100.1    1.3      7.1     1.8      3.8
Fieldcrest Cannon,
Inc

Springs Industries/      2/6/95     na       na      na       143.5       118.0      272.1    3.8      5.4     2.1      1.3
Dundee Mills, Inc

Mean                              36.6     42.9    40.8       810.4       531.7    1,016.0    2.3      9.4     4.3      5.0
Median                            19.5     23.8    38.9       211.4       145.5      269.8    2.6      8.5     4.7      3.5
Harmonic Mean                      6.2     21.9    37.5       214.7        95.2      283.2     nm      8.1      nm      3.1
Low                                1.5      8.6    26.7       106.4        32.5      117.6  (20.1)     5.4   (7.5)      1.3
High                              77.9     84.6    58.2     3,277.1     2,393.9    4,095.7   27.6     15.1    12.5     11.5

Heartland/Springs       2/20/01   21.9     21.3    28.5     1,206.2       805.5    2,275.1    2.5     11.3     7.2      6.5
Industries
@ $44 per share

Investor Group/         4/24/00   27.5     30.4    28.5     2,113.8       649.2    1,883.3    6.7     18.7    10.8     14.2
WestPoint Stevens


                                       TOTAL ENTERPRISE VALUE       EQUITY
                                             MULTIPLES              MARKET
                           NET   -------------------------------    VALUE/
                         INCOME    LTM      LTM     LTM      LTM     NET
                         MARGIN  REVENUE  EBITDA    FCF     EBIT    INCOME
ACQUIROR/TARGET            (%)     (X)      (X)     (X)      (X)     (X)
---------------          ------  -------  ------    ---     ----    ------
Berkshire Hathaway/        4.4     0.80     6.1      8.3    10.7     13.3
Shaw Industries

Investor Group/            4.9     0.90     6.0      7.2     7.9     11.5
Conso International

GCW Southeast Partners/  (1.1)     0.58     5.9      7.9    22.6       nm
Johnston Industries

Dan River/               (0.4)     1.10    18.4       nm    33.9       nm
Bibb Company

Pillowtex Corp/            1.5     0.83    11.7     47.3    21.8     23.9
Fieldcrest Cannon,
Inc

Springs Industries/      (0.5)     0.53     9.8     25.4    40.7       nm
Dundee Mills, Inc

Mean                       1.5     0.79     9.6     19.2    22.9     16.2
Median                     0.6     0.81     8.0      8.3    22.2     13.3
Harmonic Mean               nm     0.74     8.1     11.2    16.5     14.7
Low                      (1.1)     0.53     5.9      7.2     7.9     11.5
High                       4.9     1.10    18.4     47.3    40.7     23.9

Heartland/Springs          3.2     0.53     4.7      7.4     8.2     11.1
Industries
@ $44 per share

Investor Group/            5.5     1.12     6.0     10.4     7.9      6.2
WestPoint Stevens




         NOTE:

(1)    WestPoint transaction was terminated on 5/19/00


[UBS WARBURG LOGO]               Section 4: Preliminary Valuation Analyses   50

DISCOUNTED CASH FLOW ANALYSIS

-        KEY ASSUMPTIONS


- Discounted cash flow analyses incorporate the Company's projected operating performance for the period 2001 -- 2005. Projections are based on the Company's "Base" Case and "Downside" Case

-        Projections do not include acquisitions or plant closings

-        Tax rate assumed at 38%

-        Discount rates (weighted average cost of capital) assumed at 8.75% to
         12.75%

- Exit EBITDA multiples are consistent with the comparable public company analysis and the results are summarized below:



IMPLIED VALUATION AT VARIOUS EXIT MULTIPLES
($ PER SHARE)                                          RELEVANT RANGE          IMPLIED SHARE VALUE             DERIVED RANGE
"BASE" CASE
EBITDA                                                   4.0x - 6.0x                49.80-89.58
EBIT                                                     6.0x - 8.0x                52.54-69.46
FCF                                                      6.0x - 8.0x                53.03-85.05
Perpetuity Growth                                        0.0% - 2.0%                41.40-95.11                 $45.00-$85.00
"DOWNSIDE" CASE
EBITDA                                                   4.0x - 6.0x                36.48-67.47
EBIT                                                     6.0x - 8.0x                32.16-43.17
FCF                                                      6.0x - 8.0x                34.23-56.50
Perpetuity Growth                                        0.0% - 2.0%                30.00-71.85               $33.00 - $63.00


[UBS WARBURG LOGO]               Section 4: Preliminary Valuation Analyses   51

Typical Financial Sponsor Investment Criteria


- A leveraged recapitalization is a transaction structure designed to avoid a step-up in the accounting basis of an acquired company (as reflected in the Company's books), thereby avoiding the incurrence of incremental goodwill amortization and asset depreciation

- In a leveraged recapitalization transaction, a substantial shareholder group partners with a financial sponsor to repurchase the remaining public shares of the Company

- Following the recapitalization, the Company is taken private by the newly formed shareholder group, i.e., shareholders "rolling over" their equity and the financial sponsor investing new equity

- Financial buyers and their debt sources typically require the following parameters (depending upon market conditions and target industry):

Internal Rate of Return:                     Greater than 25%
Total Debt/EBITDA:                           No more than 3.0x - 4.5x in Year 1
EBITDA/Interest Expense:                     No less than 2.0x in year 1
Cumulative Senior Debt Paydown:              No less than 50% by Year 5


[UBS WARBURG LOGO]                Section 4: Preliminary Valuation Analyses   52

Springs Leveraged Recapitalization Issues


- Large capital expenditures can limit the use of leverage to recapitalize the Company

-        Reduced leverage would pressure returns to financial sponsor

- Projected or required returns limit flexibility in shareholder buyout price

- Acceptable rates of return may rely upon a recovery or expansion in industry valuation multiples and achievement of projected financial results

- Industry growth rates, profitability and other issues may pressure exit valuation

- Reduced equity capital and increased leverage may hinder the ability to effect future acquisitions or grow organically


[UBS WARBURG LOGO]                Section 4: Preliminary Valuation Analyses   53

LEVERAGED RECAPITALIZATION ANALYSIS


KEY ASSUMPTIONS

Leveraged recapitalization analyses were generated by using the "Base" Case projections and "Downside" Case projections. In addition to the assumptions inherent in the projections, the following additional assumptions were made:


- A purchase price per share range from $42.00 to $50.00, implying an equity value range from $766.1 to $925.4 and a total enterprise value range from $1,166.8 to $1,326.1

- In order to satisfy coverage requirements and financing market constraints, the following debt structure and interest rates were assumed in the $44.00 per share analysis:


ESTIMATED SOURCE

                                            Amount
($mm)                                        ($)
--------------------------------------------------
Sr. Bank Term Revolver                       167.5
Receivables Purchasing Facility                0.0
Sr. Bank Term Loan                           200.0
Sr. Bank Term Loan                           300.0
Assumed Debt                                  28.1
--------------------------------------------------
Total Debt                                   695.6
--------------------------------------------------
Heartland Equity                             225.0
Shareholder Rollover                         276.3
--------------------------------------------------
Total Equity                                 501.3
==================================================
TOTAL SOURCES                              1,196.9
==================================================


ESTIMATED USES

                                                                  Amount
($mm)                                                              ($)
-------------------------------------------------------------------------
Purchase of Springs Equity (including rollover equity)              805.5
Repay Indebtedness                                                  308.9
Assumed Debt                                                         28.1
Excess Cash (working capital)                                        14.3
Fees & Expenses                                                      40.0
=========================================================================
TOTAL USES                                                        1,196.9
=========================================================================


-    Recapitalization accounting was assumed (no push-down of goodwill)

-    Assumed closing date of June 30, 2001


-    Management options for 10% of the Company


- Financing from the term revolver was used instead of the receivables purchasing facility

- Investors are assumed to exit in 4.5 years (2005) at an EBITDA multiple of 5.0x




[UBS WARBURG LOGO]                  Section 4: Preliminary Valuation Analyses 54

LEVERAGED RECAPITALIZATION ANALYSIS SUMMARY

IRRs AT VARIOUS PURCHASE PRICES
Assuming Approximately 42.0% Equity Investment (including rollover equity) and an EBITDA Exit Multiple of 5.0x

                  INTERNAL RATE OF RETURN
PURCHASE PRICE    -----------------------
  PER SHARE          BASE      DOWNSIDE
--------------    ---------  ------------
   $44.00           27.6%       15.7%
   $46.00           26.2%       14.2%
   $48.00           24.8%       12.7%
   $50.00           23.5%       11.2%


LEVERAGE AND COVERAGE STATISTICS -- "BASE" CASE


                                     PURCHASE PRICE PER SHARE
                            ------------------------------------------
                            $44.00      $46.00      $48.00      $50.00
----------------------------------------------------------------------
2000 Pro Forma:
Total Debt/EBITDA             2.7x        2.8x        2.9x        3.0x
EBITDA/Interest Expense       4.3x        4.1x        4.0x        3.9x
% Debt Paydown by 2005       55.6%       53.1%       50.8%       48.5%







[UBS WARBURG LOGO]         Section 4: Preliminary Valuation Analyses          55

PRESENT VALUE OF HYPOTHETICAL FUTURE STOCK PRICES(1)



"BASE" CASE

[BAR CHART]

Base Case
                    2001P       2002P        2003P       2004P       2005P
8.0x                33.11       37.26        43.91       43.02       41.49
9.0x                37.17       41.71        49.07       47.97       46.15
10.0x               41.23       46.16        54.23       52.91       50.81


"DOWNSIDE" CASE

[BAR CHART]

Downside
                    2001P       2002P        2003P       2004P       2005P
8.0x                29.79       29.42        30.08       28.61       27.32
9.0x                33.44       32.89        33.52       31.76       30.21
10.0x               37.09       36.36        36.95        34.9        33.1


NOTE:
(1) Hypothetical future stock prices and dividend stream discounted at 12.5% (levered cost of equity)


[UBS WARBURG LOGO]            Section 4: Preliminary Valuation Analyses       56

PRESENT VALUE ANALYSIS OF HYPOTHETICAL FUTURE STOCK PRICE



"BASE" CASE

                                                                                                  2000-2005
($ PER SHARE)                                    2001P     2002P     2003P     2004P     2005P      CAGR
-----------------------------------------------------------------------------------------------------------
Projected Springs EPS                             4.31      5.31      6.93      7.47      7.92      14.8%

HYPOTHETICAL FUTURE STOCK PRICE
P/E Multiple:
8.0x                                             34.48     42.48     55.44     59.76     63.36
9.0x                                             38.79     47.79     62.37     67.23     71.28
10.0x                                            43.10     53.10     69.30     74.70     79.20

FUTURE DIVIDENDS PER SHARE(1)                     1.27      1.27      1.27      1.27      1.27

PRESENT VALUE OF HYPOTHETICAL STOCK PRICE(2)

P/E Multiple:
8.0x                                             33.11     37.26     43.91     43.02     41.49
9.0x                                             37.17     41.71     49.07     47.97     46.15
10.0x                                            41.23     46.16     54.23     52.91     50.81

NOTES:
(1)  Assumes constant per share dividend policy
(2) Hypothetical future stock prices and dividend stream discounted at 12.5% (levered cost of equity)

[UBS WARBURG LOGO]             Section 4: Preliminary Valuation Analyses      57

PRESENT VALUE ANALYSIS OF HYPOTHETICAL FUTURE STOCK PRICE


"DOWNSIDE" CASE

                                                                                                  2000-2005
($ PER SHARE)                                    2001P     2002P     2003P     2004P     2005P       CAGR
-----------------------------------------------------------------------------------------------------------
Projected Springs EPS                             3.87      4.14      4.61      4.75      4.91       4.3%

HYPOTHETICAL FUTURE STOCK PRICE

P/E Multiple:
8.0x                                             30.96     33.12     36.88     38.00     39.28
9.0x                                             34.83     37.26     41.49     42.75     44.19
10.0x                                            38.70     41.40     46.10     47.50     49.10

Dividends Per SHARE(1)                            1.27      1.27      1.27      1.27      1.27

PRESENT VALUE OF HYPOTHETICAL STOCK PRICE(2)

P/E Multiple:
8.0x                                             29.79     29.42     30.08     28.61     27.32
9.0x                                             33.44     32.89     33.52     31.76     30.21
10.0x                                            37.09     36.36     36.95     34.90     33.10

NOTES:
(1)  Assumes constant per share dividend policy
(2) Hypothetical future stock prices and dividend stream discounted at 12.5% (levered cost of equity)


[UBS WARBURG LOGO]               Section 4: Preliminary Valuation Analyses    58

COMPARABLE COMPANY DESCRIPTIONS

APPENDIX A




[UBS WARBURG LOGO]

COMPARABLE COMPANY DESCRIPTIONS


COMPARABLE COMPANY DESCRIPTIONS
--------------------------------------------------------------------------------
Burlington Industries,     Burlington Industries is a diversified manufacturer
Inc.                       of soft goods for apparel and interior furnishings.
                           It is a developer, marketer and manufacturer of
                           fabrics and other textile products used in a variety
                           of apparel and interior furnishings end uses.
                           Burlington is organized in three industry segments:
                           Performance Wear, Casual Wear and Interior
                           Furnishings.

Crown Crafts, Inc.         Crown Crafts, Inc. operates directly and indirectly
                           through its subsidiaries, in two principal business
                           segments within the textile industry: Adult Home
                           Furnishing and Juvenile Products, and Infant
                           Products. Adult Home Furnishing and Juvenile Products
                           consists of Bedroom Products (adult comforters and
                           accessories), Throws and Decorative Home Accessories
                           (primarily jacquard-woven throws in cotton, acrylic,
                           rayon or chenille), and similar products targeted to
                           the juvenile segment. The Infant Products segment
                           consists of four main business segments: infant
                           bedding, bibs, infant soft goods and accessories.

                           Sales are generally made directly to retailers, department and specialty stores, mass merchants, large chain stores and gift stores. These products are marketed under a variety of company-owned trademarks, as unbranded merchandise and with customers' private labels in three product groups:
                           bedroom products, throws and decorative home accessories, and infant and juvenile products.

Dan River, Inc.            Dan River, Inc. is a designer, manufacturer and
                           marketer of products for the home fashions and
                           apparel fabrics markets. Dan River designs,
                           manufactures and markets a line of value-added home
                           fashion products consisting of bedroom furnishings
                           such as comforters, sheets, pillowcases, shams, bed
                           skirts, decorative pillows and draperies. The company
                           also designs, manufactures and markets a range of
                           high quality woven cotton and cotton-blend apparel
                           fabrics. Dan River also manufactures and sells
                           specialty engineered yarns and woven fabrics for use
                           in making high-pressure hoses and other industrial
                           products.


[UBS WARBURG LOGO]              Appendix A: Comparable Company Descriptions   60

COMPARABLE COMPANY DESCRIPTIONS
--------------------------------------------------------------------------------
Galey & Lord, Inc.         Galey & Lord, Inc. was incorporated in Delaware in
                           1987 for the purpose of acquiring substantially all
                           of the assets of the Blends Apparel and Prints
                           divisions of Burlington Industries, Inc. in February
                           1988. The company is a global manufacturer of
                           textiles for sportswear, including cotton casuals,
                           denim and corduroy, and is an international
                           manufacturer of work wear fabrics. The company also
                           is a manufacturer of dyed and printed fabrics for use
                           in home fashions.

WestPoint Stevens Inc.     WestPoint Stevens Inc. is the successor corporation
                           to West Point-Pepperell, Inc. through a series of
                           mergers occurring in December 1993. The company is
                           engaged in the manufacture, marketing and
                           distribution of bed and bath home fashions products.

                           The company manufactures and markets home fashions consumer products for distribution to chain and department stores, mass merchants and specialty stores. Home fashions products are manufactured and distributed under its owned trademarks and pursuant to various licensing agreements. WestPoint Stevens manufactures and markets a broad range of bed and bath products, including: decorative sheets, designer sheets, sheets, accessories and towels for the hospitality industry; blankets; private label sheets, accessories and towels.


[UBS WARBURG LOGO]              Appendix A: Comparable Company Descriptions   61

COMPARABLE TRANSACTION DESCRIPTIONS

APPENDIX B





[UBS WARBURG LOGO]

COMPARABLE TRANSACTION DESCRIPTION


TARGET COMPANY DESCRIPTIONS
--------------------------------------------------------------------------------
Shaw Industries, Inc.      Shaw Industries, Inc. is a global carpet
                           manufacturer. Shaw designs and manufactures
                           approximately 1,600 styles of tufted and woven carpet
                           for residential and commercial use under the
                           PHILADELPHIA, TRUSTMARK, CABIN CRAFTS, SHAW
                           COMMERCIAL CARPETS, STRATTON, NETWORX, SHAWMARK,
                           EVANS BLACK, SALEM, SUTTON, KOSSET, CROSSLEY,
                           ABINGDON, REDBOOK, MINSTER, INVICTA and TERZA trade
                           names and under certain private labels. The company's
                           manufacturing operations are fully integrated from
                           the processing of yarns through the finishing of
                           carpet. The company's carpet is sold in a range of
                           prices, patterns, colors and textures with the
                           majority of its sales in the medium to high retail
                           price range. Shaw sells its products to retailers,
                           distributors and commercial users throughout the
                           United States, Canada, Mexico, Australia and the
                           United Kingdom and, to a lesser degree, exports to
                           additional overseas markets.

Conso International        Conso International Corporation is the world's
Corporation                largest manufacturer of decorative trimmings for the
                           home furnishings industry and, through its
                           subsidiary, Simplicity Pattern Co., Inc.
                           ("Simplicity"), is a producer of patterns and other
                           instructional material for home sewing of apparel,
                           home decorating, and crafts. The company, including
                           its British Trimmings ("BT") subsidiary, produces and
                           sells a range of knitted and woven fringes,
                           decorative cords, tasseled accessories, jacquard and
                           other woven braids, and apparel trims, as well as
                           sewing tapes and supplies. Conso also distributes
                           window accoutrements and other home furnishings
                           accessories. Through its salesforce, the Company's
                           products are marketed to manufacturers, distributors
                           and retailers. Manufacturing facilities are located
                           in the United States, the United Kingdom, Mexico, and
                           India.

Johnston Industries        The company is a designer, manufacturer and marketer
                           of finished and unfinished (greige) cotton, synthetic
                           and blended fabrics used in a broad range of
                           industrial and consumer applications. The company's
                           products are sold to a number of "niche" markets,
                           including segments of the home furnishings,
                           hospitality, industrial, automotive and specialty
                           markets. In addition, the company reprocesses and
                           markets waste textile fiber and off-quality fabrics
                           for sale to a range of specialty markets. The company
                           also manufactures fabrics used in engineered
                           composite materials serving mainly the recreation and
                           construction markets. The company conducts its
                           operations through four business units: (i) the
                           Greige Fabrics Division, (ii) the Finished Fabrics
                           Division, (iii) the Fiber Products Division, and (iv)
                           JICR.


[UBS WARBURG LOGO]         Appendix B: Comparable Transaction Descriptions    63

TARGET COMPANY DESCRIPTIONS
--------------------------------------------------------------------------------
Bibb Company               The Bibb Company, is a domestic manufacturer and
                           marketer of textile products, principally sheets,
                           pillowcases and other bedding accessories for use in
                           the home, hotels, hospitals, and others serving the
                           hospitality market. The company also manufactures
                           specially treated and engineered textile products
                           used primarily in producing high-pressure automobile
                           hoses and conveyor belts.

Fieldcrest Cannon, Inc.    Fieldcrest operates a single segment business in the
                           textile industry and is principally involved in the
                           manufacture and sale of home furnishing products.
                           Fieldcrest designs, manufactures and markets a broad
                           range of household textile products consisting of
                           towels, sheets, comforters, bath rugs and furniture
                           coverings. These products are marketed primarily by
                           the company's own sales and marketing staff and
                           distributed nationally to customers for ultimate
                           retail sale. Customers consist mainly of department
                           stores, chain stores, mass merchants, specialty home
                           furnishing stores, catalog warehouse clubs and other
                           retail outlets, and institutional, government and
                           contract accounts.

Dundee Mills,              Dundee Mills, Incorporated, is a manufacturer of
Incorporated               towels, infant and toddler bedding, knitted infant
                           apparel, and baby and healthcare products. The
                           business of Dundee is divided into three primary
                           divisions: terry towel products, baby and healthcare
                           products, and broadcloth fabric.



[UBS WARBURG LOGO]         Appendix B: Comparable Transaction Descriptions    64

HEARTLAND TRANSACTION SUMMARIES

APPENDIX C



[UBS WARBURG LOGO]

HEARTLAND TRANSACTION SUMMARIES


- LEVERAGED RECAPITALIZATION OF MASCOTECH, INC.

Company Description:       MascoTech, Inc. manufactures and supplies metal
                           formed components used in a variety of applications.
                           The company's products are used in drivetrain
                           applications, as well as specialty fasteners, towing
                           systems, specialty container products, and other
                           industrial products. MascoTech was a publicly listed
                           company on the New York Stock Exchange.

Date Announced:            August 2, 2000

Date Completed:            November 29, 2000

Terms: Cash payment of $16.90/share based on 44.8m shares + additional amount based on proceeds on the disposition of Saturn Electronics & Engineering Inc.
                           and net debt of $1.38 billion

Value of Transaction:      $2.1 billion

Other Details:             MascoTech, Simpson Industries, and GMTI combined to
                           operate as one company called Metaldyne Corporation
                           in January 2001

VALUATION ANALYSIS

                           ENTERPRISE VALUE (LTM)
                     ---------------------------------
                     REVENUE        EBITDA        EBIT
------------------------------------------------------
                      1.19x          6.6x         9.1x


[UBS WARBURG LOGO]              Appendix C: Heartland Transaction Summaries   66

- ACQUISITION OF SIMPSON INDUSTRIES, INC.

Company Description:       Simpson Industries, Inc. supplies powertrain and
                           chassis products to original equipment manufacturers
                           in the worldwide automotive and medium and heavy duty
                           diesel engine markets. Simpson's products are focused
                           in three groups: noise, vibration & harshness;
                           wheel-end and suspension; and modular engine
                           assemblies. Simpson's manufacturing facilities are
                           located in the United States, Canada, Mexico, Brazil,
                           England, India, France, Spain and South Korea.
                           Simpson Industries, Inc. was a publicly listed
                           company on the NASDAQ.

Date Announced:            September 29, 2000

Date Completed:            December 18, 2000

Terms: $13.00/share in cash based on 18.8mm shares + net debt of $121 million

Value of Transaction:      $354.1 million

Other Details:             MascoTech, Simpson Industries, and GMTI combined to
                           operate as one company called Metaldyne Corporation
                           in January 2001

VALUATION ANALYSIS

                           ENTERPRISE VALUE (LTM)
                     ---------------------------------
                     REVENUE        EBITDA        EBIT
------------------------------------------------------
                      0.65x          5.3x         9.1x
                      -----          ----         ----

[UBS WARBURG LOGO]              Appendix C: Heartland Transaction Summaries   67

- ACQUISITION OF GLOBAL METAL TECHNOLOGIES, INC. (GMTI)

Company Description:       GMTI is a major supplier of aluminum die cast
                           components to the automotive industry with sales in
                           excess of $230 million. The Company is a major
                           supplier of transmission, engine and chassis
                           components with four die casting operations, two tool
                           shops and one machining operation. GMTI Inc. one of
                           the largest automotive suppliers utilizing die cast
                           components in North America. GMTI was acquired from
                           the Pritzker Family & TMB Industries.

Date Announced:            Undisclosed

Date Completed:            January 1, 2001

Terms:                     Undisclosed

Value of Transaction:      Undisclosed

Other Details:             MascoTech, Simpson Industries, and GMTI combined to
                           operate as one company called Metaldyne Corporation
                           in January 2001


[UBS WARBURG LOGO]              Appendix C: Heartland Transaction Summaries   68

ACQUISITION OF COLLINS & AIKMAN CORPORATION

Company Description:       Collins & Aikman Corporation supplies automotive
                           interior systems, including textile and plastic
                           products, acoustics, and convertible top systems. The
                           Company operates facilities world-wide, including
                           automotive design, development, and testing centers,
                           as well as manufacturing centers for automotive trim
                           products. Collins & Aikman Corporation is a publicly
                           traded company on the New York Stock Exchange.

Date Announced:            January, 12, 2001

Date Completed:            Pending result of shareholder vote on March 6, 2001

Terms: Heartland purchased 25 million newly issued shares for $5/share, and 27 million shares from Blackstone
                           Capital Partners L.P. and Wasserstein Perella
                           Partners L.P.

Value of Transaction:      $260 million in cash

Other Details:             Heartland will own approximately 60% of the
                           outstanding shares of Collins & Aikman

VALUATION ANALYSIS

                           ENTERPRISE VALUE (LTM)
                     ---------------------------------
                     REVENUE        EBITDA        EBIT
------------------------------------------------------
                      0.59x          5.3x         8.1x



[UBS WARBURG LOGO]              Appendix C: Heartland Transaction Summaries   69